Filed pursuant to Rule 424(b)(5)

Registration No. 333-276592

Prospectus Supplement No. 2

AGEAGLE AERIAL SYSTEMS INC.

Dated April 18, 2024

To the Prospectus dated February 13, 2024

This Prospectus Supplement No. 2 updates, amends and supplements the Prospectus dated February 13, 2024, as supplemented by Prospectus Supplement No. 1, dated March 19, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration No. 333-276592).

This Prospectus Supplement No. 2 is being filed to update, amend, and supplement the information included in the Prospectus with the information contained in the following, which are set forth below:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024; and

●	Current Report on Form 8-K filed with the SEC on April 18, 2024

This Prospectus Supplement No. 2 is not complete without the Prospectus. This Prospectus Supplement No. 2 should be read in conjunction with the Prospectus which is to be delivered with this Prospectus Supplement No. 2, and is qualified by references thereto, except to the extent that the information in this Prospectus Supplement No. 2 updates or supersedes the information contained in the Prospectus. Please keep this Prospectus Supplement No. 2 with your Prospectus for future reference.

Our Common Stock is traded on The NYSE American under the symbol “UAVS.” On April 17, 2024, the last reported sale price of our Common Stock was $0.64 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” INCLUDED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023 AS WELL AS SUBSEQUENTLY FILED FORM 10-QS BEFORE YOU DECIDE TO INVEST.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT NO. 2 IS NOT COMPLETE AND MAY CHANGE. THIS PROSPECTUS SUPPLEMENT NO. 2 IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this Prospectus Supplement No. 2 is April 18, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2023

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _______ to ________

Commission file number: 001-36492

AGEAGLE AERIAL SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Nevada	88-0422242
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8201 E. 34th Street North, Suite 1307, Wichita, Kansas	67226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 325-6363

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	UAVS	NYSE American LLC

Securities registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “emerging growth company” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Exchange Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that require a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold as of the last business day of the registrant’s most recently completed second fiscal quarter was $25,134,429.

As of March 31, 2024, there were 10,891,427 shares of Common Stock, par value $0.001 per share, issued and outstanding consistent with the 1-for-20 reverse stock split executed on February 8, 2024. At a pre-split view, there were 217,828,540 shares of Common Stock, par value $0.001 per share, issued and outstanding.

AGEAGLE AERIAL SYSTEMS INC.

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PART I

This Annual Report on Form 10-K (“Annual Report”) contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management and involve risks and uncertainties. Forward-looking statements include statements regarding our plans, strategies, objectives, expectations and intentions, which are subject to change at any time at our discretion. Forward-looking statements include our assessment, from time to time of our competitive position, the industry environment, potential growth opportunities, the effects of regulation and events outside of our control, such as natural disasters, wars or health epidemics. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors which could cause the actual results to differ materially from the forward-looking statement. These uncertainties and other factors include, among other things:

●	unexpected technical and marketing difficulties inherent in major research and product development efforts;

●	our ability to remain a market innovator, to create new market opportunities, and/or to expand into new markets;

●	the potential need for changes in our long-term strategy in response to future developments;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations and fund our growth initiatives;

●	unexpected changes in significant operating expenses, including components and raw materials;

●	any disruptions or threatened disruptions to or relations with our resellers, suppliers, customers and employees, including shortages in components for our products;

●	changes in the supply, demand and/or prices for our products;

●	increased competition, including from companies which may have substantially greater resources than we have, and, in the unmanned aircraft systems segments from lower-cost commercial drone manufacturers who may seek to enhance their systems’ capabilities over time;

●	the complexities and uncertainty of obtaining and conducting international business, including export compliance and other reporting and compliance requirements;

●	the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

●	uncertainty in the customer adoption rate of commercial use unmanned aerial systems;

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●	changes in the regulatory environment and the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements;

●	our ability to continue to successfully integrate acquired companies into our operations, including the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs;

●	our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and resulting government-mandated shutdowns, quarantine policies, travel restrictions and social distancing, export compliance requirements, curtailment of trade and other business restrictions affecting our ability to manufacture and sell our products;

●	failure to develop new products or integrate new technology into current products;

●	unfavorable results in legal proceedings to which we may be subject;

●	failure to establish and maintain effective internal control over financial reporting; and

●	general economic and business conditions in the United States and elsewhere in the world, including the impact of inflation.

Set forth below in Item 1A, “Risk Factors,” are additional significant uncertainties and other factors affecting forward-looking statements. The reader should understand that the uncertainties and other factors identified in this Annual Report are not a comprehensive list of all the uncertainties and other factors that may affect forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements or the list of uncertainties and other factors that could affect those statements.

ITEM 1. BUSINESS

Overview

AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company”), through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, including earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company successfully integrated all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

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Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS (“sUAS”) design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

As the Company pursues its strategy to pursue new initiatives that improve its operations and cost structure, the Company is also expanding and improving its information technologies, resulting in a larger technological presence, utilization of “cloud” computing services, and corresponding exposure to cybersecurity risk. Certain technologies, such as use of autonomous vehicles, remote-controlled equipment, virtual reality, automation and artificial intelligence, present new and significant cybersecurity safety risks that must be analyzed and addressed before implementation. If we fail to assess and identify cybersecurity risks associated with new initiatives, we may become increasingly vulnerable to such risks. As such, the Company is developing and securing technology that aims to secure against hacking and malicious attacks. As the software that drives our drones and cameras become more autonomous and interconnected, they become potential targets for cyber threats. Ensuring the security of data transmission and control systems has been and continue to be critical in preventing unauthorized access and misuse.

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate our business and drone manufacturing in Raleigh, North Carolina and Lausanne, Switzerland which supports our international business activities.

Strategic Acquisitions in 2021(the “2021 Acquisitions”)

MicaSense™, Inc.

In January 2021, AgEagle acquired MicaSense™, Inc. (“MicaSense”), a company that has been at the forefront of advanced drone sensor development since its founding in 2014. In early 2022, AgEagle completed development and brought to market the Altum-PT™ and RedEdge-P™ -- next generation thermal and multispectral sensors which offer critical advancements on MicaSense’s legacy sensor products to customers primarily in agriculture, plant research, land management and forestry management. Today, AgEagle’s multispectral sensors are distributed in over 75 countries worldwide and help customers use drone-based imagery to make better and more informed business decisions.

Measure Global, Inc.

In April 2021, AgEagle acquired Measure Global, Inc. (“Measure”), a company founded in 2020. Serving a world class customer base, Measure enables its customers to realize the transformative benefits of drone technology through its Ground Control solution. Offered as Software-as-a-Service (“SaaS”), Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data, and integrate with existing business systems and processes. Ground Control serves a world class customer base, including many Fortune 500 companies. By adding Measure’s advanced software to the AgEagle platform, combined with its sensors and other data capture and analytics innovations, our customers can capitalize on the significant economic, safety and efficiency benefits made possible by drones used at scale.

senseFly™, S.A.

In October 2021, the Company acquired senseFly, S.A. and senseFly Inc. (collectively “senseFly”), a global leader in fixed-wing drones that simplify the collection and analysis of geospatial data, allowing professionals to make better and faster decisions. Founded in 2009, senseFly develops and produces a proprietary line of eBee™-branded, high performance, fixed-wing drones which have flown more than one million flights around the world. Safe, ultra-light and easy to use, these autonomous drones are utilized by thousands of customers around the world in agriculture, government/defense, engineering, and construction, among other industry verticals, to collect actionable aerial data intelligence.

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2022 Integration Activities

In 2022, the Company built an enterprise architecture designed to seamlessly integrate the acquisitions completed in 2021, thereby unifying four disparate brands under one global brand: AgEagle. As part of this process, AgEagle executed an action plan to create long-term sustainable value through the efficiencies derived from economies of scale, sharing and optimizing resources – in particular, human capital and knowledge – and combining assets. Critical to the success of the integration and integral to the Company’s ability to stay disciplined, structurally organized and rooted in its core values was:

●	implementation of a new enterprise resource planning (“ERP”) system and ongoing optimization will be in process through 2024;

●	collapse of all acquired websites and the creation and launch of one website, found at www.ageagle.com, showcasing the Company’s full suite of products and capabilities and was completed in 2023;

●	creation of an Intranet employee portal to support and promote enterprise-wide communication and connectivity and was completed in 2023;

●	consolidation of the Company’s business and manufacturing operations in the United States from multiple offices spread across the country in Kansas, North Carolina, Texas, Washington and Washington, D.C. to three centralized locations in Wichita, Kansas, Raleigh, North Carolina and Lausanne, Switzerland – an initiative which commenced in late 2022 and was completed in 2023;

●	commitment to on-going customer-centric product development roadmaps designed to best leverage the right combination of process, tools, training and project management to effectively meet product enhancement and new product launch deadlines and achieve post-launch sales and marketing key performance indicators; and

●	shifts in the responsibilities of senior and mid-level management to optimize strengths and squarely align functional and cross-functional goals and objectives, which we monitor continually as an ongoing initiative.

Our Branded Line of Unmanned Aerial Vehicles

eBee™ Line of Professional Drones

Sold worldwide through AgEagle’s direct sales team and global network of trusted resellers, the Company’s eBee line of commercial and government/military UAS have logged more than 500,000 flight hours on more than one million successful missions over the past decade. Moreover, according to AgEagle’s analysis of official FAA Part 107 commercial drone registration data supplied to the Company pursuant to a Freedom of Information Act Request submission, from 2016 through 2021, the eBee was the commercial sUAS of choice for U.S. commercial drone operators, outnumbering all other fixed wing drones registered, including Vertical Take-Off and Landing (“VTOL”) aircraft, accounting for 41% of all commercial fixed-wing drone registrations in the United States.

●	eBee Ag – a reliable, affordable drone solution to help farmers, agronomists and service providers map and monitor crops quickly and easily. The eBee Ag and its drone sensor deliver timely plant health insights with accuracy and efficiency that complements precision agriculture workflows. With its dual-purpose Duet M camera, eBee Ag captures accurate RGB and multispectral data from the sky to help users make better decisions on the ground. eBee Ag also features available Real-Time Kinematic (“RTK”) functionality for greater mapping precision. With its available RTK, the agriculture drone can achieve absolute accuracy down to 2.5 cm (1.0 inch) with its RGB camera. Highly-accurate vegetative index maps allow users to understand every acre while managing problematic areas field-wide – before they impact profits. Equipped with its standard battery, eBee Ag is capable of up to 45-minutes of flight. An available endurance battery increases flight times up to 55 minutes — allowing the drone to cover more than 160 hectares (395 acres) in a single flight and save precious time and money when compared with conventional crop scouting. It was announced on February 14, 2024 that the eBee Ag was placed on end-of-life and unavailable for sale. Enhancements were made to the eBee X to use as a replacement for this product.

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●	eBee Geo – an affordable fixed-wing mapping drone designed to meet the highest demands of surveyors, civil engineers and GIS professionals worldwide. Built upon more than 10 years of drone mapping experience, eBee Geo is rugged, intuitive to operate and makes surveying and mapping small to large areas faster and more efficient than using terrestrial surveying equipment alone. The data collected can quickly be processed into highly-accurate georeferenced orthomosaics, digital elevation models, digital surface models and high-density point clouds to bring additional value beyond common vectors. Designed to complement the user’s surveying toolkit, eBee Geo comes with everything needed to get started, including professional drone camera technology and eMotion, AgEagle’s flight planning software originally designed and developed by senseFly. With eBee Geo, a user can map up to 160 ha (395 ac) at 120 m (400 ft) with a maximum flight time of 45 minutes. eBee Geo is also available with RTK positioning. Combined with the Company’s purpose-built Sensor Optimized for Drone Applications (“S.O.D.A”), users are assured of sharp, accurate mapping outputs – even in the harshest conditions. It was announced on February 14, 2024 that the eBee Geo was placed on end-of-life and unavailable for sale. Enhancements were made to the eBee X to use as a replacement for this product.

●	eBee TAC™– Designed specifically for government and military mapping and mission planning applications, the eBee TAC operates in disconnected environments, providing a higher accuracy mobile solution to map and locally share aerial imagery data on rapidly changing field conditions to analyze and provide near real-time situational awareness to ground forces. Weighing only 3.5 pounds and featuring a digital camouflage skin for increased stealth and up to 90 minutes flight time and silent mission mode, the eBee TAC can be rapidly deployed, from assembly to hand-launch, in three minutes by a single user to generate 3D modeling, terrain and thermal maps. Each system features National Defense Authorization Act (“NDAA”) compliant drone, sensors and active components, secure extension, Endurance activation, two Endurance batteries, one Pitot Pro-kit, two micro-SD cards with adapters, AES256-bit encryption, pixel camouflage and an IP67 hard transport case with STANAG military standard certification that is lightweight, rugged and dust and water resistant. Camera options include RGB, multispectral and thermal payloads; and the system can also be upgraded to include additional features and payloads.

●	In March 2022, AgEagle’s eBee TAC™ Unmanned Aerial System was the first approved drone to be added to the U.S. Department of Defense’s (“DoD”) Defense Innovation Unit’s (“DIU”) Blue UAS Cleared List as part of Blue sUAS 2.0. The eBee TAC successfully completed a series of demonstrations in association with Blue sUAS 2.0 to provide the DIU with information and verification of the drone systems’ mission planning and launch capabilities, range and endurance, NDAA compliance, operational safety of flight procedures and cyber security, in addition to scripted and ad hoc flight profiles. Based on its evaluation, the DIU designated the eBee TAC as an approved light-weight, medium-range UAS available for immediate procurement by the DoD without a waiver to operate; and is also available for procurement by other Federal Government agencies. AgEagle’s success with Blue sUAS 2.0 follows eBee’s use as an integral asset for both conventional and unconventional Department of Defense units for over five years.

●	eBee X – the eBee X has been recognized as the fixed-wing drone that revolutionized the unmanned aerial vehicle sector with its ease-of-use and multiple, state-of-the-art sensors designed to suit a wide range of mapping jobs. At just 1.6 kg (3.5 lbs.), eBee X is a lightweight, ultra-portable solution that is easy for a single person to operate. With a unique Endurance Extension option enabling a flight time of up to 90 minutes and single-flight coverage of up to 500 ha at 122m (1,236 acres at 400 ft.), the eBee X is a premium drone that offers users the high-precision of on-demand RTK/PPK for achieving absolute accuracy of down to 1.5 cm (0.6 in) – without ground control points. This capability makes the eBee X ideal for BVLOS operations, such as long corridor mapping missions for utility companies, expansive crop scouting in agriculture and by enterprise customers who desire a robust and professional drone fleet.

The eBee X has proven that it meets the highest possible quality and ground risk safety standards, and due to its lightweight design, the effects of ground impact are reduced. Consequently, the eBee X has been granted BVLOS operations permission in Brazil and has been approved to run OOP and BVLOS operations in Canada.

On June 21, 2022, the Company announced that the eBee X was the first drone in its class to receive design verification essential for BVLOS and OOP from the European Union Aviation Safety Agency, enabling drone operations to seek Specific Operations Risk Assessment (“SORA”) authorization to fly BVLOS and OOP with eBee X in 27 European Union member states, as well as Iceland, Lichtenstein, Norway and Switzerland.

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In October 2022, the eBee X series of fixed wing unmanned aircraft systems, including the eBee X, eBee Geo and eBee TAC, were the first and only drones on the market to comply with Category 3 of the Operations of Small Unmanned Aircraft Systems Over People rules published in the Federal Registry by the FAA in March 2021. Securing a Part 107 certificate of waiver from the FAA is a long, arduous and costly process for sUAS users. Now that the eBee has proven compliant with Category 3 of the rules, eBee drone operators no longer need an FAA waiver for OOP or Operations Over Moving Vehicles. This major milestone was achieved by AgEagle following months of work, historic reliability review and extensive testing conducted by Virginia Tech Mid-Atlantic Aviation Partnership (“MAAP”). Becoming the first and only UAS approved for OOP and over moving vehicles in the U.S. is expected to have material impact on AgEagle’s growth and standing as a recognized leader in the industry in the years to come.

●	eBee VISION – in December 2022, AgEagle announced its latest innovation in commercial and tactical drone technology with the unveiling of its new eBee VISION Intelligence, Surveillance and Reconnaissance (“ISR”) UAS. Scheduled for global commercial release during the first quarter of 2024, the eBee VISION delivers high resolution, medium-range video imagery made possible by its 32x zoom and powerful thermal observation capabilities. Its sensor payloads are capable of detecting, tracking and geo-locating objects in both day and night conditions. Offering up to 90 minutes of flight time and the same ease-of-use that has earned AgEagle’s eBee line of drones industry distinction, the eBee VISION can be deployed and operated by a single person. Designed, developed and manufactured by AgEagle’s research and development team in Switzerland, the eBee VISION is NDAA compliant, weighs less than 3.5 pounds/1.6 kilograms and can be carried in a backpack.

In December 2022, eBee VISION prototypes were successfully tested by European Armed Forces. According to an official from a UAV experimentation unit of a European military force present at the testing, “eBee VISION’s specifications fill the gap between low endurance quadcopters and large military fixed-wing drones. The small size, lightweight, ease-of-use, autonomy, range and sensor capabilities make it a promising drone for tactical ISR missions.”

As a result of the tests, European military units have ordered multiple eBee VISION prototypes, with delivery having occurred in late 2023. Commercial production of eBee VISION is planned for worldwide availability in early-2024 worldwide. Additional demonstrations with other military forces in the United States and NATO countries are being scheduled for the first quarter of 2024.

Market Opportunity for UAVs

Drones have transformed from being freelance videographer toys to mission critical inspection tools for enterprise businesses like construction, energy and agriculture, and for military/defense applications worldwide. Moreover, the number of use cases for drones has also grown as drone hardware has become more advanced, safer and more reliable. Advanced aerial mapping, crop monitoring, publicly safety uses, disaster response and consumer drone deliveries have all become available as the commercial drone industry has matured.

According to DRONEII’s Drone Market Report, published in September 2022, the overall global drone market was worth an estimated $30.6 billion in 2022 and is expected to experience a compound annual growth rate (“CAGR”) of 8.3% through the year 2030, reaching $55.8 billion. Even more bullish on its industry outlook, Precedence Research reported in July 2022 that it believes the commercial drone market segment alone is poised to grow from $24.4 billion in 2022 to $504 billion by 2030, representing a 46.04% CAGR over the forecast period 2022 to 2030.

In September 2022, the Drone Infrastructure Inspection Grant Act was passed by the U.S. House of Representatives. This bi-partisan bill establishes programs within the Department of Transportation (“DOT”) to support the use of drones and other sUAS when inspecting, repairing or constructing road infrastructure, electric grid infrastructure, water infrastructure or other critical infrastructure. Specifically, DOT must award grants in the aggregate of $100 million to state, tribal and local governments, metropolitan planning organizations, or groups of those entities to purchase or otherwise use drones to increase efficiency, reduce costs, improve worker and community safety, reduce carbon emissions, or meet other priorities related to critical infrastructure projects. Grant recipients must use domestically manufactured drones that are made by companies not subject to influence or control from certain foreign entities, including China and Russia. This legislation is supported by the U.S. Chamber of Commerce, National League of Cities, National Council of State Legislatures, American Association of State Highway and Transportation Officials, Commercial Drone Alliance and Association of Unmanned Vehicle Systems International among others. This bill is currently pending approval by the U.S. Senate.

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On the military/defense front, drone technologies are providing numerous tactical advantages to warfighters worldwide, including conducting surveillance and mapping missions; relaying crucial real-time information on enemy movements, locations and positions of strategic targets; and transporting valuable supplies and equipment to remote or far-forward areas, among other tactical capabilities. In its 2023 report titled “Global Military Drones Market,” The Business Research Company (“TBRC”) noted that the global military drones market size will grow from $14.54 billion 2022 to $15.88 billion in 2023 at a CAGR of 9.2%. Moreover, by 2027, the market size is forecast to climb to $20.64 by 2027, a 6.8% CAGR. TBRC’s report notes that increasing government funding for military drones to enhance efficiency in military operations is boosting the demand for production of military drones. The report further cites a May 2021 article published by the National Defense Industrial Association, a U.S.-based trade association for the United States’ government and defense industry, which revealed that in fiscal year 2021, the DoD allotted $7.5 billion for a range of robotic platforms and associated technologies. For the purchase of unmanned systems, the Navy and Air Force each received about $1.1 billion; the Army received $885 million; the Marine Corps received $70 million; and the U.S. Special Operations Command (“SOCOM”) received $90 million.

Sensor Solutions

Setting entirely new standards of excellence for high resolution aerial imaging solutions, our proprietary thermal and multispectral sensors are broadly recognized as the cameras of choice worldwide for advanced applications in agriculture, plant research, land management and forestry management.

●	Altum-PT – an optimized three-in-one solution for advanced remote sensing and agricultural research. It seamlessly integrates an ultra-high resolution panchromatic imager, a built-in 320X256 radiometric thermal imager and five discrete spectral bands to produce synchronized outputs such as RGB color, crop vigor, heat maps and high resolution panchromatic in just one flight. Offering twice the spatial resolution of the prior Altum™ sensor, Altum-PT, introduced in early 2022 the sensor that empowers users with deeper analytical capabilities and broader, more diverse applications; enable them to discern issues at the plant level, even in the early growth stages; and conduct early stage stand counting, as well as season-long soil monitoring, among other critical uses. Altum-PT also features a global shutter for distortion-free results, open APIs and a new storage device allowing for two captures per second.

●	RedEdge-P – Offering three times the capture speed and twice the spatial resolution of the RedEdge-MX, the all new RedEdge-P, launched in early 2022, the sensor that builds on the legacy of the rugged, high-quality, multispectral sensor that the industry has come to trust and adds the power of a higher resolution, panchromatic band to double the output data resolution. A single camera solution which is compatible with a wide array of drone aircraft ranging from large fixed wing to small multirotor, RedEdge-P captures calibrated high-resolution multispectral and RGB imagery with an optimized field of view and capture rate for efficient flights. This solution seamlessly integrates a high resolution, all-color imager with synchronized multispectral imagers to enable pixel-aligned outputs at previously unattainable resolutions, while maintaining the efficiency and reliability of its RedEdge™ legacy. Processing of data outputs is enabled through industry standard software platforms, including AgEagle’s Ground Control flight management software. With RedEdge-P, agricultural professionals benefit from a sensor that can enable effective plant counting and spectral analysis of small plants. Likewise, federal, state and local government and commercial forestry enterprises will also benefit from precise, efficient data collection and tree-level analysis as opposed to being limited to analyzing large swaths of land to make critical forestry management decisions.

AgEagle also offers a wide range of drone cameras to suit every mapping job, from land surveying and topographic mapping to urban planning, crop mapping, thermal mapping and more.

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●	Aeria X – a compact drone photogrammetry sensor that offers the ideal blend of size, weight and DSLR-like image quality. It produces stunning image detail and clarity in virtually all light conditions, allowing users to map for more hours per day.

●	Duet M – a high resolution RGB and multispectral mapping camera rig used to create geo-accurate multispectral maps and high resolution digital surface models quickly and easily. This sensor is ideal for water management, such as mapping field drains and areas of compaction; spotting malfunctioning irrigation lines; and evaluating the consistency of plant vigor across a field.

●	Duet T – a rugged dual RGB/thermal mapping camera rig used to create geo-accurate thermal maps and digital surface models quickly and easily. The Duet T includes a high resolution thermal infrared (640 x 512 px) camera and a S.O.D.A. RGB camera.

●	S.O.D.A. – the first photogrammetry camera built for professional use which quickly became an industry standard for drone operators worldwide upon being introduced in 2016. It captures sharp aerial images, across light conditions, with which to produce detailed, vivid orthomosaics and ultra-accurate 3D digital surface models.

●	S.O.D.A. 3D – a professional drone photogrammetry camera that changes orientation during flight to capture three images (two oblique and one nadir) instead of just one, providing for a much wider field of view. It is optimized for quick, robust image processing with Pix4DMapper. Designed specifically for use with the eBee X aircraft, the S.O.D.A. 3D can achieve coverage of vast areas of flat, homogenous terrain (up to 500 ac / 1,235 ac per 122m / 400ft flight). The unique ability of the S.O.D.A. 3D to capture images in two orientations and the resulting wider field of view translates to stunning digital 3D reconstructions in vertically-focused environments. such as urban areas or open-pit mines - anywhere with walls or steep sides. This system of data recording means that less image overlap is needed, resulting in more efficient flights and greater flight coverage, not to mention quicker image processing for results.

Market Opportunity for Sensor Solutions

Sensors for drones are increasingly being used for surveying, mapping and inspections – particularly in the mining, construction, energy, environmental management, agriculture, infrastructure and waste management industries. Moreover, with every new innovation in sensor technologies, the functionality and the underpinning value proposition of commercial UAS continues to improve and allows for an even wider range of possible applications.

Due in large measure to increasing demand of drone sensors for mapping services, LiDAR and GPS, the outlook for the drone sensor market is forecasted to grow to $66.6 billion by 2030, according to a January 2022 research report released by Market Research Future. Verified Market Research (“VMR”) also published its industry research report in January 2022, stating that the global drone sensor market will climb to $60.67 billion by 2028 from $10.88 billion in 2020, representing a CAGR of 23.97% from 2021 to 2028. Key market drivers in VMR’s report cite adoption of drones across different industry verticals, including agriculture, landscaping and military and defense, as well as a rise in the need for collecting high quality and real-time data insight.

Our Branded Software Solutions

Ground Control

A cloud-based, plug-and-play operating system, Ground Control provides individual pilots and large enterprises with everything they need to completely automate and scale their drone operations workflows. Offered as Software-as-a-Service, Ground Control continues to earn the trust and fidelity of its blue chip, industry-diverse customers by providing a single platform to automate flight management systems safely and securely; easily manage drone programs of any scope and scale; and process, analyze and share drone-captured image data and visualization necessary for assessing risks, improving workflow processes and achieving time and cost efficiencies across enterprises of virtually any size. With the aim of empowering AgEagle’s customers to readily extend their reach and human capability through adoption of scalable autonomous drone programs, Ground Control users can:

●	plan missions via Keyhole Markup Language (“KML”) files or build a grid or waypoint flight; check airspace for Low Altitude Authorization and Notification Capability (“LAANC”) authorization and confirm local weather conditions are favorable.

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●	fly with GPS-aided manual control or automated grid and waypoint patterns, and push web-based flight plans to mobile devices for ground-based in-field control – all with a simple, easy-to-use flight interface.

●	capture raw data and live streaming field images with multispectral cameras, like AgEagle’s RedEdge-P and Altum-PT, and automatically convert into organized map indices and composites; or fly an RTK-enabled drone for improved post-flight processing.

●	process captured imagery into high-quality data products and photogrammetry, and create orthomosaics, digital surface models and contour maps; or upload ground control points (“GCPs”) with user’s maps for increased accuracy.

●	analyze drone data or view orthomosaics and other 2D data files on an interactive, account-wide map.

●	collaborate and support operations with detailed information about missions, including flight logs with screen shots, playbacks and incident flagging; and efficiently manage equipment and workflows with automatic usage tracking capabilities.

●	benefit from Ground Control’s obsession to deliver industry-leading, customer-centric support and service.

Ground Control has been integrated with several other industry leading UAS technologies, including AgEagle’s own line of proprietary sensors and airframes. In addition, Ground Control’s industry partnerships include integrations with:

●	DJI drone platforms, which work seamlessly with Ground Control’s flight app and permits users to sync flights flown with the DJI Go app and use DJI Geo Unlock;

●	Parrot’s ANAFI, ANAFI USA and ANAFI Thermal drone platforms, which pair ANAFI’s rapid deployment and ease of operation with Ground Control’s standard flight tools, as well as enable users to tailor and expand their use through selection of additional program management and data processing capabilities;

●	Pix4D software, which makes it easy to create high quality orthomosaics, digital surface models and control maps in the Ground Control platform; and

●	Wing’s OpenSky airspace access app, which empowers drone flyers to abide by airspace rules and regulations and request authorization to fly in controlled airspace in near real-time wherever OpenSky is available.

eMotion

AgEagle also offers eMotion, a drone flight and data management solution created specifically for aerial mapping use. With eMotion, flights are built using intuitive mission blocks and flight modes. Users simply need to choose a block (aerial mapping, corridor, etc.), highlight the region they want to map, define key settings, and eMotion auto-generates the drone’s flight plan. Multi-flight missions are supported, and the software’s full 3D environment adds a new dimension to drone flight management, helping users to plan, simulate and control the drone’s trajectory for safer flights, more consistent performance and improved data quality. Moreover, eMotion’s built-in Flight Data Manager automatically handles the georeferencing and preparation of images required for post-processing in software such as Pix4Dmapper. Connecting wirelessly to a user’s drone, to industry cloud solutions, to survey-grade base stations and to airspace and live weather data, eMotion is advanced, scalable drone software that anyone can use.

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HempOverview

As one of the agriculture industry’s leading pioneers of advanced aerial-image-based data collection and analytics solutions, AgEagle leveraged our expertise to champion the use of proven, advanced web- and map-based technologies as the means to streamline and ultimately standardize hemp cultivation in the United States. Growers need to be registered/permitted; crops need to be monitored and inspected; and enforcement operations must be established to ensure compliance with state and federal mandates. Through HempOverview, we believe that AgEagle represents the first agriculture technology company to bring to market an advanced agtech solution that is designed to meet the unique complexities and vigorous oversight, compliance and enforcement demands of the emerging American hemp industry and the unique needs and demands of its key stakeholders.

HempOverview comprises four modules:

1)	Registration: secure, scalable software to handle all farmer and processer application and licensing matters.

2)	Best Management Practices: iterative, intelligent data collection and analysis utilizing satellite imagery and advanced, proprietary algorithms to help farmers reduce input costs, avoid missteps, detect pest impacts and monitor water usage.

3)	Oversight and Enforcement: integration of data management and satellite imagery to provide continuous monitoring of all hemp fields in the state, predict and respond to issues and assist in proper crop testing.

4)	Reporting: generation of actionable reports for USDA requirements, legislative oversight and support of research institutions.

In November 2019, the Florida Department of Agriculture and Consumer Services (FDACS) licensed the HempOverview solution to manage its online application submission and registration process for hemp growers and their farms and hemp fields in the State of Florida for the years 2020, 2021 and 2022. In June 2021, the State of Florida expanded its licensing of the HempOverview platform to provide for access to all four of the modules. FDACS also tasked AgEagle with developing a custom registration software platform to enhance communications, licensing and general compliance relating to the oversight and protection of more than 500 endangered and commercially exploited wild plants native to Florida. For instance, in an effort to curb exploitation of saw palmetto, a plant whose extract is used in herbal supplements often marketed for its urinary tract and prostate health benefits, FDACS requires harvesters and sellers of saw palmetto berries to obtain a Native Plant Harvesting Permit. According to a related FDACS notice, “Widespread gathering of these berries is depleting a wildlife food source and threatening the stability of some ecosystems.”

In January 2021, the Iowa Department of Agriculture and Land Stewardship also licensed the HempOverview platform to manage the state’s online registration, payment processing, comprehensive data collection and compliance oversight for the 2021, 2022 and 2023 planting seasons.

Market Opportunity for Drone Software Solutions

Rapid adoption of UAS for commercial and government/military purposes continues to fuel the growth of the global drone software market, with particularly robust demand expected for applications in areas that include mapping and surveillance, agriculture 4.0 and precision farming, academic research, infrastructure inspection and maintenance, search and rescue and shipping and delivery. In a July 2022 report published by Allied Market Research, the firm’s market analysts reported that the global drone software market was valued at $5.96 billion in 2021, and is now projected to reach $21.93 billion by 2031, growing at a CAGR of 14.5% from 2022 to 2031.

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Market Opportunity for U.S. Industrial Hemp and Hemp-Derived CBD

According to the November 2022 report of the industry research firm Markets and Markets, the global industrial hemp market is estimated to be valued at $6.8 billion in 2033 and is projected to reach $18.1 billion by 2027, recording a 21.6% CAGR. Following the legalization of industrial hemp production in the United States, the country’s industrial hemp industry has grown rapidly, as it is one of the largest consumers of hemp-derived products, including oilseeds and cannabidiol (“CBD”). CBD is a non-intoxicant cannabinoid that has become more popular as a food supplement and as an ingredient in pharmaceutical and cosmetic products. Hemp bioplastics made from hemp seeds and CBD oil is also driving growth of the industry. Growing consumer demand for sustainable goods, as well as corporate and government initiatives and support, are expected to fuel the growth of hemp-based biofuel and bioplastics.

AgEagle’s Manufacturing Operations

For years, federal agencies have been using drones for a wide range of use cases, from mapping to surveillance, search and rescue, and scientific research. However, in recent years federal agencies’ use of and ability to procure UAS has evolved, largely stemming from security concerns about drones from Chinese manufacturers. In 2020, for example, the U.S. Department of Interior grounded its entire fleet of drones over concerns “that Chinese parts in them might be used for spying, making exceptions only for emergency missions like fighting wildfires and search-and-rescue operations,” as The New York Times reported on January 29, 2020.

Former President Donald Trump issued an executive order before leaving office stating that the U.S. government would seek to prevent “the use of taxpayer dollars to procure UAS that present unacceptable risks and are manufactured by, or contain software or critical electronic components from, foreign adversaries, and to encourage the use of domestically produced UAS.” As a result, the General Services Administration works to ensure that only drones approved by the Department of Defense’s Defense Innovation Unit are permitted under Multiple Award Schedule contracts.

AgEagle believes that these measures to ban China-manufactured drones and components has fueled and will continue to fuel, demand for “Made in America” drones and components, creating a significant opportunity for U.S.-based drone manufacturers, like AgEagle. Consequently, it is AgEagle’s intention to establish best industry practices and define quality standards for manufacturing, assembly, design/engineering and testing of drones, drone subcomponents and related drone equipment in the Company’s U.S. facilities. The Company also has established manufacturing operations in its Lausanne, Switzerland facility, where it assembles its line of eBee-branded fixed wing drones for AgEagle’s international customer base.

AgEagle’s commitment to its discerning customers has driven its efforts to establish recognized centers of excellence in drone airframes, sensors and software, which, in turn, has resulted in the Company’s drone production operations receiving official ISO:9001 certification for its Quality Management System (“QMS”) in 2022. Meeting a wide variety of strict standards, AgEagle has demonstrated that it delivers consistently high-quality products and services in every aspect of its fixed-wing drone operations, including design, manufacturing, marketing, sales and after-sales. An international certification, ISO:9001 recognizes organizational excellence and good quality practices based on a strong customer focus, robust process approach and proof of continual improvement. The certification was achieved following an extensive audit across AgEagle’s drone operations, led by the Company’s dedicated in-house quality management team. The QMS was developed over a two-year period, outlining a framework of policies, processes and procedures to help achieve the Company’s high-performance objectives.

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Key Growth Strategies

We intend to materially grow our business by leveraging our proprietary, best-in-class, full-stack drone solutions, industry influence and deep pool of talent with specialized expertise in robotics, automation, custom manufacturing and data science to achieve greater penetration of the global UAS industry – with near-term emphasis on capturing larger market share of the agriculture, energy/utilities, infrastructure and government/military verticals. We expect to accomplish this goal by first bringing three core values to life in our day-to-day operations and aligning them with our efforts to earn the trust and continued business of our customers and industry partners:

●	Curiosity – this pushes us to find value where others aren’t looking. It inspires us to see around corners for our customers, understanding the problems they currently face or will be facing in the future, and delivering them solutions best suited for their unique needs.

●	Passion – this fuels our obsession with excellence, our desire to try the difficult things and tackle big problems, and our commitment to meet our customers’ needs – and then surpass them.

●	Integrity – this is not optional or situational at AgEagle – it is the foundation for everything we do, even when no one is watching.

●	Key components of our growth strategy include the following:

●	Establish three centers of excellence with respective expertise in UAS software, sensors and airframes. These centers of excellence cross pollinate ideas, industry insights and skillsets to yield intelligent autonomous solutions that fully leverage AgEagle’s experienced team’s specialized knowledge and know-how in robotics, automation, custom manufacturing and data science.

●	Deliver new and innovative solutions. AgEagle’s research and development efforts are critical building blocks of the Company, and we intend to continue investing in our own innovations, pioneering new and enhanced products and solutions that enable us to satisfy our customers – both in response to and in anticipation of their needs. AgEagle believes that by investing in research and development, the Company can be a leader in delivering innovative autonomous robotics systems and solutions that address market needs beyond our current target markets, enabling us to create new opportunities for growth.

●	Foster our entrepreneurial culture and continue to attract, develop and retain highly skilled personnel. AgEagle’s company culture encourages innovation and entrepreneurialism, which helps to attract and retain highly skilled professionals. We intend to preserve this culture to nurture the design and development of the innovative, highly technical system solutions that give us our competitive advantage.

●	Effectively manage our growth portfolio for long-term value creation. Our production and development programs present numerous investment opportunities that we believe will deliver long-term growth by providing our customers with valuable new capabilities. We evaluate each opportunity independently, as well as within the context of other investment opportunities, to determine its relative cost, timing and potential for generation of returns, and thereby its priority. This process helps us to make informed decisions regarding potential growth capital requirements and supports our allocation of resources based on relative risks and returns to maximize long-term value creation, which is the key objective of our growth strategy. We also review our portfolio on a regular basis to determine if and when to narrow our focus on the highest potential growth opportunities.

●	Growth through acquisition. Through successful execution of our growth-through-acquisition strategies, we intend to acquire technologically advanced UAS companies and intellectual property that complement and strengthen our value proposition to the market. We believe that by investing in complementary acquisitions, we can accelerate our revenue growth and deliver a broader array of innovative autonomous flight systems and solutions that address specialized market needs within our current target markets and in emerging markets that can benefit from innovations in artificial intelligence-enabled robotics and data capture and analytics.

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Competitive Strengths

AgEagle believes the following attributes and capabilities provide us with long-term competitive advantages:

●	Proprietary technologies, in-house capabilities and industry experience – We believe our decade of experience in commercial UAS design and engineering; in-house manufacturing, assembly and testing capabilities; and advanced technology development skillset serve to differentiate AgEagle in the marketplace. In fact, approximately 70% of our Company’s global workforce is comprised of engineers and data scientists with deep experience and expertise in robotics, automation, custom manufacturing, and data analytics. In addition, AgEagle is committed to meeting and exceeding quality and safety standards for manufacturing, assembly, design and engineering and testing of drones, drone subcomponents and related drone equipment in our U.S. and Swiss-based manufacturing operations. As a result, we have earned ISO:9001 international certification for our Quality Management System.

●

AgEagle is more than just customer- and product-centric, we are obsessed with innovation and knowing the needs of our customers before they do – We are focused on capitalizing on our specialized expertise in innovating and commercializing advanced drone, sensor and software technologies to provide our existing and future customers with autonomous robotic solutions that meet the highest possible safety and operational standards and fit their specific business needs. We have established three Centers of Excellence that our leadership has challenged to cross-pollinate ideas, industry insights and interdisciplinary skillsets to generate intelligent autonomous solutions that efficiently leverage our expertise in robotics, automation and manufacturing to solve problems for our customers, irrespective of the industry sector in which they may operate.

In December 2022, we unveiled our new eBee™ VISION, a small, fixed-wing UAS designed to provide real-time, enhanced situational awareness for critical intelligence, surveillance and reconnaissance missions; and in April 2023, were awarded a federal contract from the U.S. Department of Defense’s Defense Innovation Unit (“DIU”) to produce and deliver eBee™ VISION fixed-wing drones and customized command and control software that proves compatible and is in full compliance with the DoD Robotic and Autonomous System-Air Interoperability Profile (“RAS-A IOP”). In addition, three branches of European military forces have taken delivery of eBee VISION drones in 2023. In anticipation of achieving commercial production of eBee VISIONs later this year, we have teams hosting live demonstrations of eBee VISION prototypes for officials of government and military agencies in Austria, the Baltics, France, Germany, Italy, Poland, Spain, the Middle East and across the United States.

In May 2023, we released the new RedEdge-P™ dual high resolution and RGB composite drone sensor, representing yet another AgEagle technological advancement in aerial imaging cameras, seamlessly integrating the power and performance of the RedEdge-P and the new RedEdge-P blue cameras in a single solution. The RedEdge-P dual doubles analytical capabilities with the benefit of a single camera workflow. Its coastal blue band – the first of its kind in the market – was specifically designed for vegetation analysis of water bodies; environmental monitoring; water management; habitat monitoring, protection and restoration; and vegetation species and weeds identification, including differentiating and counting plants, trees, invasive species and weeds.

In April 2023, AgEagle released Field Check for the Measure Ground Control mobile app. Measure Ground Control is a complete Software-as-a-Service solution for drone program management that is available as a web app and mobile app for both iOS and Android devices. The software’s capabilities include mission and equipment management, flight control, data processing and analysis, secure data storage and sharing, online collaboration and reporting. Field Check’s unique feature set enables users to review and validate the quality of their drone-captured imagery on-site. Capturing target imagery right the first time in one trip to a project site allows users to eliminate time loss and costs associated with project reworks by ensuring data capture is complete and ready for processing into high-resolution outputs before leaving a site. Reflecting our software development team’s superb problem-solving capabilities, Field Check provides our clients with a competitive edge in their drone operations and across the industries they serve by avoiding project repeats and downtime due to data processing errors or poor image quality.

●	AgEagle was awarded a Multiple Award Schedule (“MAS”) Contract by the U.S. federal government’s General Services Administration (“GSA”) – In April 2023, the centralized procurement arm of the federal government, the GSA, awarded us with a five-year MAS contract. The GSA Schedule Contract is a highly coveted award in the government contracting space and is the result of a rigorous proposal process involving the demonstration of products and services in-demand by government agencies, and the negotiation of their prices, qualifications, terms and conditions. Contractors selling through the GSA Contract are carefully vetted and must have a proven track record in the industry. We believe that this will serve to advance our efforts to achieve deeper penetration of the government sector over the next five years.

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●	We offer market-tested drones, sensors and software solutions that have earned the longstanding trust and fidelity of customers worldwide – through successful execution of our acquisition integration strategy in 2022, AgEagle is now delivering a unified line of industry trusted drones, sensors and software that have been vigorously tested and consistently proven across multiple industry verticals and use cases. For instance, our line of eBee fixed wing drones have flown more than one million flights over the past decade serving customers spanning surveying and mapping; engineering and construction; military/defense; mining, quarries and aggregates; agriculture humanitarian aid and environmental monitoring, to name just a few. Featured in over 100 research publications globally, advanced sensor innovations developed and commercialized by AgEagle have served to forge new industry standards for high performance, high resolution, thermal and multispectral imaging for commercial drone applications in agriculture, plant research, land management and forestry. In addition, we have championed the development of end-to-end software solutions which power autonomous flight and deliver actionable, contextual data and analytics for numerous Fortune 500 companies, government agencies and a wide range of businesses in agriculture, energy and utilities, construction and other industry sectors.

●	Our eBee TAC UAS has been approved by the Defense Innovation Unit (DIU) for procurement by the Department of Defense – We believe that the eBee TAC is ideally positioned to become an in-demand, mission critical tool for the U.S. military, government and civil agencies and our allies worldwide; and expect that this will prove to be a major growth catalyst for our Company in 2022, positively impacting our financial performance in the years ahead. eBee TAC is available for purchase by U.S. government agencies and all branches of the military on GSA Schedule Contract #47QTCA18D003G, supplied by Hexagon US Federal and partner Tough Stump Technologies as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System (“ARTEMIS”). Tough Stump is actively engaged in training military ground forces based in the U.S. and in Central Europe on the use of eBee TAC for mid-range tactical mapping and reconnaissance missions.

●	Our eBee X series of fixed wing UAS, including the eBee X and eBee TAC, are the first and only drones on the market to comply with Category 3 of the sUAS Over People rules published by the FAA. It is another important testament to our commitment to provide best-in-class solutions to our commercial customers, and we believe it will serve as a key driver in the growth of eBee utilization in the United States. We further believe it will improve the business applications made possible by our drone platform for a wide range of commercial enterprises which stand to benefit from adoption of drones in their businesses – particularly those in industries such as insurance for assessment of storm damage, telecommunications for network coverage mapping and energy for powerline and pipeline inspections, just to name a few.

●	Our eBee X series of drones are the world’s first UAS in its class to receive design verification for BVLOS and OOP from European Union Aviation Safety Agency (“EASA”). The EASA design verification report (“DVR”) demonstrates that the eBee X meets the highest possible quality and ground risk safety standards and, thanks to its lightweight design, effects of ground impact are reduced. As such, drone operators conducting advanced drone operations in 27 European Member States, Iceland, Liechtenstein, Norway, and Switzerland can obtain the HIGH or MEDIUM robustness levels of the M2 mitigation without additional verification from EASA. Regulatory constraints relating to limitations of BVLOS and OOP have continued to be a gating factor to widespread adoption of commercial drone technologies across a wide range of industry sectors worldwide. Being the first company to receive this DVR from EASA for M2 mitigation is a milestone for AgEagle and our industry in the European Union and will be key to fueling growth of our international customer base.

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●	Our global reseller network currently has more than 200 drone solutions providers in 75+ countries – By leveraging our relationships with the specialty retailers that comprise our global reseller network, AgEagle benefits from enhanced brand-building, lower customer acquisition costs and increased reach, revenues and geographic and vertical market penetration. With the integration of our 2021 acquisitions completed in 2021 (the “2021 Acquisitions”), we can now leverage our collective reseller network to accelerate our revenue growth by educating and encouraging our partners to market AgEagle’s full suite of airframes, sensors and software as bundled solutions in lieu of marketing only previously siloed products or product lines to end users.

Government Regulation

UAV Regulation

AgEagle is subject to industry-specific regulations due to the nature of the products we sell to our customers. For example, certain aspects of our U.S. business are subject to regulation by the Federal Aviation Administration (“FAA”), which regulates airspace for all air vehicles in the U.S. National Airspace System.

In August 2016, the FAA’s final rules for routine use of certain small UAS in the U.S. National Airspace System went into effect, providing safety rules for small UAS (under 55 pounds) conducting non-recreational operations. These rules limit flights to visual-line-of-sight daylight operation, unless the UAS has anti-collision lights in which case twilight operation is permitted. The final rule also addresses height and speed restrictions, operator certification, optional use of a visual observer, aircraft registration and marking and operational limits, including prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. Current FAA regulations require drone operators to register their systems with the FAA and secure operating licenses for their drones. These regulations continue to evolve to accommodate the integration of UAS into the National Airspace System for commercial applications.

In April 2021, the FAA’s final rule for remote identification of UAS went into effect. On the same day, the final rule for operation of small UAS over people also went into effect. This rule permits routine operations of small unmanned aircraft over people, moving vehicles and at night under certain conditions, provided that the operation meets the requirements of one of four operational categories.

On October 27, 2022, AgEagle announced that the Company’s eBee X series of fixed wing UAS were the first and only drones on the market at that time to comply with Category 3 (as defined below) of the Operations of Small Unmanned Aerial Systems Over People rules published by the FAA. Now that the eBee has proven compliant with Category 3 (as defined below) of the rules, eBee drone operators no longer need an FAA waiver for OOP or Operations Over Moving Vehicles. Category 3 eligible sUAS must not cause injury to a human being that is equivalent to or greater than the severity of injury caused by a transfer of 25 foot-pounds of kinetic energy upon impact from a rigid object, does not contain any exposed rotating parts that could lacerate human skin upon impact with a human being, and does not contain any safety defects. Category 3 aircraft also require FAA-accepted means of compliance and FAA-accepted declaration of compliance.

Our non-U.S. operations are subject to the laws and regulations of foreign jurisdictions, which may include regulations that are more stringent than those imposed by the U.S. government on our U.S. operations.

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Domestic Hemp Production and Prevailing Regulatory Changes

With the passing of the 2018 Farm Bill in December 2018, industrial hemp is now recognized as an agricultural commodity, such as corn, wheat, or soybeans.

More specifically, the 2018 Farm Bill authorizes state departments of agriculture, including agencies representing the District of Columbia, the Commonwealth of Puerto Rico and any other territory or possession of the United States, and Indian tribal governments, to submit plans to the USDA applying for primary regulatory authority over the production of hemp in their respective state or tribal territory. For more information on state and tribal nation plan submissions, please visit https://www.ams.usda.gov/rules-regulations/hemp/state-and-tribal-plan-review.

As of December 31, 2023 all 50 states, 3 U.S. territories and 63 tribal nations have had their hemp production plans approved by the USDA.

Risks associated with environmental, social and governance matters (“ESG”), including especially climate change and other environmental impacts, could negatively affect our business and operations.

Environmental, social and governance matters significantly impact our business and operations and present evolving risks and challenges. Environmental impacts, including climate change specifically, create short and long-term financial risks to our business globally. Climate related changes can increase the frequency and severity of significant weather events and natural disasters. While we maintain insurance coverage to cover certain risks of losses for damage or destruction to facilities and property and for interruption of our business, such insurance may not cover specific losses and the amount of our insurance coverage may not be adequate to cover all of our losses. As a result, our future operating results could be materially and adversely affected, including if our losses are not adequately or timely covered by our insurance.

Increased attention on ESG matters, including from our customers, shareholders and other stakeholders, may lead to us expending more resources addressing these issues. Legislative and regulatory efforts to combat climate change and address ESG issues may prove costly and burdensome for us to comply with and will likely continue to impact us, our customers and our suppliers.

Environmental

AgEagle is subject to various federal, state, local and non-U.S. laws and regulations relating to environmental protection, including the discharge, treatment, storage, disposal and remediation of hazardous substances and wastes. We could also be affected by future laws and regulations relating to climate change, including laws related to greenhouse gas emissions and regulating energy efficiency. These laws and regulations could lead to increased environmental compliance expenditures, increased energy and raw materials costs and new and/or additional investment in designs and technologies. We continually assess our compliance status and management of environmental matters to ensure our operations are in compliance with all applicable environmental laws and regulations. Investigation, remediation and operation and maintenance costs associated with environmental compliance and management of sites are a normal, recurring part of our operations. These costs often are allowable costs under our contracts with the U.S. government. While environmental protection regulations have not had a significant adverse effect on our overall operations historically, it is reasonably possible that costs incurred to ensure continued environmental compliance in the future could have a material impact on our results of operations, financial condition or cash flows if additional work requirements or more stringent clean-up standards are imposed by regulators, or if new areas of soil, air and groundwater contamination are discovered and/or expansions of work scope are prompted by the results of investigations.

Suppliers

In 2023, we maintained strong relationships established with companies that provide many of the parts and services necessary to construct our advanced fixed-wing drones and sensors. As our Company grows, we expect to pursue additional supplier relationships from which we can source less costly and better supplies to stay ahead of the needs of the market. In addition, we have forged strong relationships with key suppliers in the U.S. and in U.S.-allied countries based on their ability to meet our needs and delivery timelines. We will continue to expand upon our suppliers’ expertise to improve our existing products and develop new solutions. In 2023, we experienced some supply delays from in our inability to muster funds due to high interest rates and tighter borrowing requirements that continue to crimp borrowing capacity, and thereby hindering our ability to fulfill current and backorders of our products to convert accounts receivables into cash. We may continue to experience potential supply chain disruptions in 2024 for the same reason.

Operating Segment Revenues

The table below reflects our revenue by operating segment for the years indicated below:

	For the Year Ended December 31,
Type	2023	2022
Drones	$6,197,049	$9,840,321
Sensors	7,100,419	8,655,434
Software-as-a-Service (SaaS)	443,930	598,670
Total	$13,741,398	$19,094,425

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Research and Development

Research and development activities are core components of our business, and we follow a disciplined approach to investing our resources to create new drone technologies and solutions. A fundamental part of this approach is a well-defined screening process that helps us identify commercial opportunities that support current desired technological capabilities in the markets we serve. Our research includes the expansion of our fixed wing products, providing for developing a portfolio of UAVs, sensors and ongoing software platform development costs, as well as other technological solutions to problems to which our existing and prospective customers must confront. We cannot predict when, if ever, we will successfully commercialize these projects, or the exact level of capital expenditures they could require, which could be substantial.

Organizational History

On March 26, 2018, our predecessor company, EnerJex Resources, Inc. (“EnerJex”), a Nevada company, consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated October 19, 2017, pursuant to which AgEagle Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of EnerJex, merged with and into AgEagle Aerial Systems Inc., a privately held company organized under the laws of the state of Nevada (“AgEagle Sub”), with AgEagle Sub surviving as a wholly-owned subsidiary of EnerJex (the “Merger”). In connection with the Merger, EnerJex changed its name to AgEagle Aerial Systems Inc. (the “Company, “we,” “our,” or “us”) and AgEagle Sub changed its name initially to “Eagle Aerial, Inc.” and then to “AgEagle Aerial, Inc.” Prior to this merger, all of the EnerJex operations were conducted through EnerJex Kansas, Inc., Black Sable Energy, LLC, a Texas limited liability company (“Black Sable”) and Black Raven Energy, Inc. a Nevada corporation (“Black Raven”). Its leasehold interests were held in its wholly-owned subsidiaries Black Sable, Working Interest, LLC, EnerJex Kansas and Black Raven. As of December 31, 2021, the Company continued with the wholly-owned subsidiaries, AgEagle Aerial, Inc. and EnerJex Kansas, Inc.

On January 27, 2021 (“MicaSense Acquisition Date”), we entered into a stock purchase agreement (the “MicaSense Purchase Agreement”) with Parrot Drones S.A.S. and Justin B. McAllister (the “MicaSense Sellers”) pursuant to which the Company acquired 100% of the issued and outstanding capital stock of MicaSense, Inc. from the MicaSense Sellers (the “MicaSense Acquisition”). The aggregate purchase price for the shares of MicaSense was $23 million less any debt, and subject to a customary working capital adjustment. MicaSense became a wholly-owned subsidiary of the Company as a result of the MicaSense Acquisition.

On April 19, 2021 (the “Measure Acquisition Date”), the Company entered into a stock purchase agreement (the “Measure Purchase Agreement”) with Brandon Torres Declet (“Mr. Torres Declet”), in his capacity as representative of the sellers, and the sellers named in the Measure Purchase Agreement (the “Measure Sellers”) pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Measure Global, Inc. (“Measure”) from the Measure Sellers (the “Measure Acquisition”). The aggregate purchase price for the shares of Measure is $45 million, less the amount of Measure’s debt and transaction expenses, and subject to a customary working capital adjustment. Measure became a wholly-owned subsidiary of the Company as a result of the Measure Acquisition.

On October 18, 2021 (the “senseFly S.A. Acquisition Date”), the Company entered into a stock purchase agreement with Parrot Drones S.A.S. pursuant to which the Company acquired 100% of the issued and outstanding capital stock of senseFly S.A. from Parrot Drones S.A.S. (the “senseFly S.A. Purchase Agreement”) The aggregate purchase price for the shares of senseFly S.A. is $21,000,000, less the amount of senseFly S.A.’s debt and subject to a customary working capital adjustment. senseFly S.A. became a wholly-owned subsidiary of the Company as a result.

On October 18, 2021 (the “senseFly Inc. Acquisition Date), AgEagle Aerial and the Company entered into a stock purchase agreement (the “senseFly Inc. Purchase Agreement”) with Parrot Inc. pursuant to which AgEagle Aerial agreed to acquire 100% of the issued and outstanding capital stock of senseFly Inc. from Parrot Inc. The aggregate purchase price for the shares of senseFly Inc. is $2 million , less the amount of senseFly Inc.’s debt and subject to a customary working capital adjustment. senseFly Inc. became a wholly-owned subsidiary of the Company as a result.

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Our Headquarters

Our principal executive offices are located at 8201 E. 34th Street North, Suite 1307, Wichita, Kansas 67226 and our telephone number is 620-325-6363. Our website address is www.ageagle.com. The information contained on, or that can be accessed through, our website is not a part of this Annual Report. We have included our website address in this Annual Report solely as an inactive textual reference.

Human Capital Resources

As of March 31, 2024, we employed 64 full-time employees and 2 part-time employees. We acknowledge that our employees are the Company’s most valued asset and the driving force behind our success. For this reason, we aspire to be an employer that is known for cultivating a positive and welcoming work environment and one that fosters growth, provides a safe place to work, supports diversity and embraces inclusion. To support these objectives, our human resources programs are designed to develop talent to prepare them for critical roles and leadership positions for the future; reward and support employees through competitive pay, benefit and perquisite programs; enhance the Company’s culture through efforts aimed at making the workplace more engaging and inclusive; acquire talent and facilitate internal talent mobility to create a high performing, diverse workforce; engage employees as brand ambassadors of the Company’s products; and evolve and invest in technology, tools and resources to enable employees at work.

Diversity, Equity, and Inclusion

We are committed to fostering, cultivating and preserving a culture of diversity, equity and inclusion (DE&I). We recognize that a diverse, extensive talent pool provides the best opportunity to acquire unique perspectives, experiences, ideas, and solutions to drive our business forward. We believe that diverse teams solving complex problems leads to the best business results. We promote diversity by developing policies, programs, and procedures that foster a work environment where differences are respected, and all employees are treated fairly.

Talent Management

We recognize the importance of attracting and retaining the best employees. Our continued success is not only contingent upon seeking out the best possible candidates, but also retaining and developing the talent that lies within the organization. We strive to attract, develop, and retain the best and brightest from all walks of life and backgrounds. Our goal is to offer opportunities for employees to improve their skills to achieve their career goals.

Employee Health and Safety

We acted quickly to protect the health and safety of our employees in response to the pandemic protocols. In March 2020, all employees who could work remotely began working from home. Employees continue to have the flexibility to work remotely or on a hybrid basis with most of our employees. The health and safety of our employees has been and continues to be a priority.

No OSHA recordable or lost time injuries in the US and zero injuries at our other global sites.

Intellectual Property

As reflected in the table below, we currently have registered trademarks, several patents or pending patents for our proprietary drone, sensor and software technologies filed in the United States and certain jurisdictions abroad. As of December 31, 2023, our trademark portfolio includes 63 registered and/or pending in various countries and 21 patents in various stages of the patent granting process. We also consider our UAV and sensor manufacturing processes to be trade secrets and have non-disclosure agreements with current employees and business partners to protect those and other trade secrets held by the Company. Risks related to the protection and exploitation of IP rights are set forth in “Risk Factors.”

Trademarks
Mark	Country	Application No.	Filing Date	Registration No.	Registration Date	Status
(RE)DEFINING AGRICULTURAL DRONE SENSING	US	88 /521832	7/18/2019	6078193	6/16/2020	Registered
ALTUM	US	88 /412439	5/2/2019	6823409	8/23/2022	Registered
	US	97 /174411	12/15/2021	6918181	12/6/2022	Registered
	Canada	2198057	6/15/2022			Pending
	China		6/15/2022	1672211	6/15/2022	Registered
ALTUM-PT	European Union		6/15/2022	1672211	6/15/2022	Registered
	Japan		6/15/2022			Pending
	Mexico		6/15/2022			Pending
	Madrid Protocol	A0124015	6/15/2022	1672211	6/15/2022	Registered
MICASENSE	US	86 /659942	6/11/2015	4922111	3/22/2016	Registered
REDEDGE	US	88 /749873	1/7/2020	6344611	5/11/2021	Registered
REDEDGE-MX	US	88 /749880	1/7/2020	6359035	5/25/2021	Registered
	US	97 /105307	11/2/2021	6917109	12/6/2022	Registered
	Canada	2189471	4/29/2022			Pending

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REDEDGE-P	European Union		4/29/2022	1664529	4/29/2022	Registered
	Japan		4/29/2022			Pending
	Mexico		4/29/2022			Pending
	Madrid Protocol	A0122452	4/29/2022	1664529	4/29/2022	Registered
THE SENSOR THAT DOESN’T COMPROMISE	US	88 /521846	7/18/2019	6062427	5/26/2020	Registered
AGEAGLE	US	68 /08302	7/20/2021	90837274	8/2/2022	Registered
THE DRONE AGE	US	88 /946058	6/3/2020			Pending
	Canada	2068393	12/3/2020			Pending
SENSEFLY, A KAMBILL COMPANY AND DESIGN	India		12/16/2021	5249406	8/1/2022	Registered
	Australia		3/13/2013	1553690	3/13/2013	Registered
	Brazil		3/25/2013	840461313	1/12/2016	Registered
	Brazil		3/25/2013	840461305	3/6/2018	Registered
	Canada	TMA932233	3/15/2013	1618501	3/21/2016	Registered
	China		3/13/2013	1156183	12/24/2013	Registered
	European Union		3/13/2013	1156183	3/13/2017	Registered
EBEE	Russia		3/13/2013	1156183	11/13/2014	Registered
	South Africa	2013/06574	3/14/2013			Pending
	South Africa	2013/06573	3/14/2013			Pending
	Switzerland	61158/2012	9/18/2012	638841	1/21/2013	Registered
	US	79128567	3/13/2013	4503673	4/1/2014	Registered
	WIPO		3/13/2013	7/8/5065	3/13/2013	Registered
	Australia		1/22/2015	1241930	1/22/2015	Registered
	Brazil		1/30/2015	908933975		Registered
	China		1/22/2015	1241930	1/22/2015	Registered
	European Union		1/22/2015	1241930	1/22/2015	Registered
EXOM	Russia		1/22/2015	1241930	1/22/2015	Registered
	South Africa		1/23/2015	2015/01806		Pending
	Switzerland	59684/2014	8/20/2014	663964	9/24/2014	Registered
	WIPO		1/22/2015	1241930	1/22/2015	Registered
	United Kingdom		1/22/2015	UK00801241930	2/11/2016	Registered
	Australia		11/8/2011	1100123	11/8/2011	Registered
	Brazil		3/4/2016	910715637	4/17/2018	Registered
	Brazil		3/4/2016	910715580	4/17/2018	Registered
	Canada	TMA1013798	2/25/2016	1769512	1/24/2019	Registered
	China		11/8/2011	1100123	11/8/2011	Registered
SENSEFLY	European Union		11/8/2011	1100123	11/8/2011	Registered
	Russia		11/8/2011	1100123	11/8/2011	Registered
	Switzerland	62950/2010	5/8/2011	615741	5/26/2011	Registered
	US	79106546	11/8/2011	4166369	7/3/2012	Registered
	WIPO			1100123	11/8/2011	Registered
	Australia		9/9/2016	1814255	9/9/2016	Registered
	China			1322220	9/9/2016	Registered
	European Union			132220	9/9/2016	Registered
ALBRIS	Russia			132220	9/9/2016	Registered
	Switzerland	53355/2016	3/16/2016	685791	3/30/2016	Registered
	US	79197603	9/9/2016	5178765	4/11/2017	Registered
	WIPO			132220	9/9/2016	Registered
EBEE TAC	Switzerland	15306/2020	10/29/2020	754619	11/6/2020	Registered
	WIPO		4/21/2021	1615756	4/21/2021	Registered

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Patents and Pending Patents
Invention Name	Country Code	Status	Application No.	Filing Date	Publication No.	Publication Date	Patent No.	Patent Date
REFLECTANCE PANELS FEATURING MACHINE-READABLE SYMBOL AND METHODS OF USE	US	NP-Filed	62/160732	5/13/15
REFLECTANCE PANELS FEATURING MACHINE-READABLE SYMBOL AND METHODS OF USE	US	Granted	15/154719	5/13/16	20170352110	12/7/17	10467711	11/5/19
THERMAL CALIBRATION OF AN INFRARED IMAGE SENSOR	US	Granted	15/620627	6/12/17	20170358105	12/14/17	10518900	12/31/19
THERMAL CALIBRATION OF AN INFRARED IMAGE SENSOR	US	NP-Filed	62/350116	6/14/16
MULTI-SENSOR IRRADIANCE ESTIMATION	PCT	Converted	US2017/066524	12/14/17	WO2018/136175	7/26/18
MULTI-SENSOR IRRADIANCE ESTIMATION	US	Granted	16/037952	7/17/18	20180343367	11/29/18	11290623	3/29/22
MULTI-SENSOR IRRADIANCE ESTIMATION	China	Published	201780083888.1	12/14/17	CN110291368A	9/27/19
MULTI-SENSOR IRRADIANCE ESTIMATION	Europe	Published	17892899.0	12/14/17	3571480	11/27/19
MULTI-SENSOR IRRADIANCE ESTIMATION	Japan	Published	2019-529189	12/14/17	2020-515809	5/28/20
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	Europe	Published	19892185.0	12/3/19	3890466	10/13/21

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IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	China	Allowed	201980079714.7	12/3/19	CN113226007A	8/6/21
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	US	Published	17 /299258	6/2/21	20220038644	2/3/22
IMAGE SENSOR AND THERMAL CAMERA DEVICE, SYSTEM AND METHOD	PCT	Converted	US2019/064296	12/3/19	WO2020/117847	6/11/20
DIFFUSER FOR IRRADIANCE SENSOR	US	Published	17 /720093	4/13/22	20220333979	10/20/22
DIFFUSER FOR LIGHT SENSOR	US	NP-Filed	63 /174929	4/14/21
AERIAL IMAGING SYSTEM AND METHOD HAVING MULTISPECTRAL AND PANCHROMATIC SENSORS	PCT	Pending	US2022/075938	9/2/22
AERIAL IMAGING SYSTEM AND METHOD HAVING MULTISPECTRAL AND PANCHROMATIC SENSORS	US	NP-Filed	63/240730	9/3/21
CAMERA	US	Granted	29/691510	5/16/19			D907099	1/5/21
CAMERA	US	Granted	29/691512	5/16/19			D907100	1/5/21
LIGHT SENSOR	US	Granted	29/691513	5/16/19			D906845	1/5/21
LENS HOUSING	US	Granted	29/691516	5/16/19			D907102	1/5/21

Where You Can Find Additional Information

The Company is subject to the reporting requirements under the Exchange Act. The Company files with, or furnishes to, the SEC quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports and will furnish its proxy statement. These filings are available free of charge on the Company’s website, wwwageagle.com, shortly after they are filed with, or furnished to, the SEC. The SEC maintains an Internet website, www.sec.gov, which contains reports and information statements and other information regarding issuers.

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ITEM 1A. RISK FACTORS

The risk factors discussed below could cause our actual results to differ materially from those expressed in any forward-looking statements. Although we have attempted to list comprehensively these important factors, we caution you that other factors may in the future prove to be important in affecting our results of operations. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The risks described below set forth what we believe to be the most material risks associated with the purchase of our Common Stock. Before you invest in our Common Stock, you should carefully consider these risk factors, as well as the other information contained in this prospectus.

We have a history of operating losses and expect to incur significant additional operating expenses.

Through our wholly-owned subsidiary, AgEagle Aerial, Inc., we have been operating for over ten years. It was not until 2021 that we acquired the latest go-to-market airframes, sensors and software technologies of our products. As of December 31, 2023, we had an accumulated deficit of approximately $165.58 million which included net losses of approximately $42.42 million and $58.25 million for the years ended December 31, 2023 and 2022, respectively. We are currently still incurring significant net losses as we continue to invest in our business strategy and grow our business as a result, we cannot guarantee that when we expect to generate sufficient cash flows from operations to be adequate to cover our operating business. Moreover, even if we achieve profitability, given the competitive and evolving nature of the industries in which we operate, we may be unable to sustain or increase profitability and failure to do so would adversely affect our business, including our ability to raise additional funds.

We will need additional funding and may be unable to raise capital when needed, which would force us to delay, curtail or eliminate one or more of our research and development programs or commercialization efforts.

Our operations have consumed substantial amounts of cash since inception. We expect to continue to spend substantial amounts on product and software development. We will require additional funds to support our continued research and development activities, as well as the costs of commercializing, marketing and selling any existing and new products and/or services resulting from those activities. Until such time, that we can generate sufficient revenue and achieve profitability, we will need to meet our future cash needs through equity or debt financings. There can be no assurance that we will be successful in our capital raising efforts.

On May 25, 2021, the Company entered into an at-the-market Sales Agreement (the “ATM Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc. as sales agents (the “Agents”), in connection with the offer and sale from time to time of shares of the Company’s Common stock, having an aggregate offering price of up to $100,000,000 (the “ATM Shares”), through an at-the-market equity offering program (the “ATM Offering”). During 2022, we raised total gross proceeds of $17.8 million in debt and equity transactions, including $4.6 million through the ATM Offering.

On June 26 2022, the Company entered into a Securities Purchase Agreement with an institutional investor (the “Investor”) which is an existing shareholder of the Company. Pursuant to the terms of that agreement, the Company issued and sold to the Investor 10,000 shares of the Series F 5% Preferred Convertible Stock (“Series F”) and warrants to purchase up to 16,129,032 shares of the Company’s Common Stock at $0.96 per share in a registered direct offering and raised a total of $10,000,000 in gross proceeds.

On December 6, 2022, the Company and the Investor entered into a Securities Purchase Agreement pursuant to which the Company issued and sold to the Investor (i) a 8% original issue discount promissory note (the “Note”) in the aggregate principal amount of $3,500,000, and (ii) a common stock purchase warrant (the “Warrant”) to purchase up to 5,000,000 shares of the Company’s Common Stock (the “Shares”) at an exercise price of $0.44 per share, subject to standard anti-dilution adjustments. The Note is an unsecured obligation of the Company. It has an original issue discount of 4% and bears interest at 8% per annum. The Company received net proceeds of $3,285,000 net of the original issue discount of $140,000 and $75,000 of issuance costs. The Warrant is not exercisable for the first six months after issuance and has a five-year term from the initial exercise date of June 6, 2023.

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On March 10, 2023, the Company issued and sold to the Investor an additional 3,000 shares of Series F convertible into 2,381 shares of the Company’s common stock, per $1,000 Stated Value per share of Preferred Stock, at a conversion price of $0.42 per share and associated common stock warrant to purchase up to 7,142,715 shares of common stock at the exercise price of $0.42 per share warrant (the “Additional Warrant”) in a private placement and raised $3,000,000 in gross proceeds. The Additional Warrant is exercisable upon issuance and has a three-year term.

On June 5, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to issue and sell to Investors (i) 16,720,000 shares of Common Stock (the “Offering Shares”) at $0.25 per share and (ii) warrants to purchase up to 25,080,000 shares of common stock (the “Warrants”), exercisable at $0.38 per share (the “Warrant Shares” together with the Warrants and Offering Shares, the “Securities”) and raised gross sales proceeds of $4,180,000. The Warrant is for a term of 5.5 years commencing on the closing date but is not exercisable for the first six months after closing. As a result, pursuant to the Purchase Agreement the Company issued 16,720,000 shares of Common Stock for proceeds of $3,817,400, net of issuance costs from the offering and warrants to purchase up to 25,080,000 shares of common stock exercisable at $0.38 per share.

On November 15, 2023, the Company and Investors, which included Alpha, entered into the Assignment Agreement, pursuant to which, among other things, (i) Alpha transferred and assigned to certain institutional and accredited investors (the “Assignees”), the rights and obligations to purchase up to $1,850,000 or 1,850 shares at a price of $1,000 per share of Series F Preferred pursuant to the Additional Investment Right provided in the Series F Agreement (the “Assigned Rights”), (ii) the Series F Agreement was amended so that the Assignees are party thereto and have the same rights and obligations thereunder as the investor to the extent of the Assigned Rights, (iii) the time period during which the investor can provide an Investor Notice was extended from August 3, 2024 until February 3, 2025; and (iv) Alpha and the Company agreed to a one-time waiver of the Minimum Subscription Requirement to allow exercise of the Assigned Rights.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Pursuant to the Investor Notices received by the Company from the Investor and the Assignees on November 15, 2023, delivered in connection with the Assignment, the Investor and the Assignees have provided notices of their desire to purchase 1,850 shares of Preferred Stock (the “November Additional Series F Preferred”) convertible into 14,835,605 shares of Common Stock (the “November Conversion Shares”) at a conversion price of $0.1247 per share and warrants (the “November Additional Warrants”) to purchase up to 14,835,605 shares of our Common Stock an exercise price of $0.1247 per share for an aggregate purchase price of $1,850,000. The November Additional Warrants will be exercisable upon issuance and have a three-year term.

Pursuant to the Investor Notice received by the Company from Alpha, the Company sold to Alpha 650 shares of November Additional Series F Preferred, which are part of the 1,850 shares and are convertible into 5,212,510 shares of Common Stock at a conversion price of $0.1247 per share (which was adjusted to $0.10 per share as a result of the Common Stock Offering) and November Additional Warrants to purchase up to 5,212,510 shares of our Common Stock an initial exercise price of $0.1247 per share (which was adjusted to $0.10 per warrant as a result of the Common Stock Offering) for an aggregate purchase price of $650,000.

Despite the foregoing, we will require additional financing in the future. If we are unable to raise additional capital, we may have to delay, curtail, or eliminate commercializing, marketing and selling one or more of our solutions. Should the financing we require be unavailable to us, or on terms unacceptable to us when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition, and prospects.

In addition, if additional funds are obtained through arrangements with collaborative partners or other non-dilutive sources, we may have to relinquish economic and/or proprietary rights to some of our technologies or products under development that we would otherwise seek to develop or commercialize by ourselves. Such events may have a material adverse effect on our business, operating results, financial condition and prospects.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2023, the Company had $0.8 million of cash on hand and working capital of negative $0.5 million. During the year ended December 31, 2023, the Company incurred a net loss of approximately $42.4 million and used cash in operating activities of approximately $11.0 million. While the Company has historically been successful in raising capital to meet its working capital needs, the ability to continue raising such capital to enable the Company to continue its growth is not guaranteed. As the Company will require additional liquidity to continue its operations and meet its financial obligations over the next twelve months, there is substantial doubt about the Company’s ability to continue as a going concern. The Company is evaluating strategies to obtain the required additional funding for future operations and the restructuring of operations to grow revenues and reduce expenses.

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If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing options are available. The consolidated financial statements contained in this Annual Report do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

Risks Related to Our Business and the Industries We Serve

We operate in evolving markets, which makes it difficult to evaluate our business and future prospects.

AgEagle’s drone, sensor and software technologies are and will be sold in new and rapidly evolving markets. The commercial UAV industry is in the early stages of customer adoption and the FAA’s definition of regulations relating to the integration of commercial drones into the U.S. National Airspace System is rapidly evolving. Accordingly, our business and future prospects may be difficult to evaluate. We cannot accurately predict the extent to which demand for our drone systems and solutions will increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact our ability to do the following:

●	Generate sufficient revenue to achieve sustainable profitability;

●	Acquire and maintain market share;

●	Achieve or manage growth in our business operations;

●	Renew contracts;

●	Attract and retain software and system engineers and other highly qualified personnel;

●	Successfully develop for the commercial market new products and end-to-end solutions;

●	Adapt to new or changing polices and spending priorities of current and prospective clients; and

●	Access to additional capital when required and on reasonable terms.

If we fail to address these and other challenges, risks and uncertainties successfully, our business, results of operations and financial condition would be materially harmed.

Product development is a long, expensive, and uncertain process.

The development of UAV systems is a costly, complex and time-consuming process, and investments in product development often involve a long wait until a return, if any, can be achieved on such investment. We might face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market, which might allow competing products to emerge during the development and certification process. We plan to continue making significant investments in research and development relating to our products and technology services, but such investments are inherently speculative and require substantial capital expenditures. Any unforeseen technical obstacles and challenges that we encounter in the research and development process could result in delays in or the abandonment of product commercialization, may substantially increase development costs, and will likely negatively affect our results of operations.

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Successful technical development of our products does not guarantee successful commercialization.

Although we have successfully acquired our fully developed go-to-market UAV systems, sensors, and software technology solutions ready for sale or subscription, we may still fail to achieve commercial success for several reasons, including, among others, the following:

●	failure to obtain the required regulatory approvals for their use;

●	rapid obsolescence of a product due to new, more advanced technologies;

●	prohibitive production costs;

●	competing products;

●	lack of product innovation;

●	unsuccessful distribution and marketing through our sales channels;

●	insufficient cooperation from our supply and distribution partners; and

●	product development that does not align with or meet customer needs.

Our success in the market for the products and services we develop will depend largely on our ability to properly demonstrate their capabilities. Upon demonstration, our solutions may not have the capabilities they were designed to have or that we believed they would have. Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with our competitors; or may not feel there is a significant need for the products we develop. As a result, significant revenue from our current and new product investments may not be achieved for several years, if at all, and that will affect the Company’s profitability.

We face competition from other companies, many of which have substantially greater resources.

Our competitors may be able to provide customers with products that have different or greater capabilities or benefits than we can provide in areas such as technical qualifications, past contract performance, geographic presence, price, and the availability of key professional personnel. Furthermore, many of our competitors may be able to utilize their substantially greater resources and economies of scale to develop competing products and technologies, manufacture in high volumes more efficiently, divert sales away from us by winning broader contracts or hire away our employees by offering more lucrative compensation packages. Small business competitors may be able to offer more cost competitive solutions, due to their lower overhead costs. The markets for commercial drones and services are quickly expanding, and competition is intensifying as additional competitors enter the market and current competitors expand their product offerings. In order to secure contracts successfully when competing with larger, better financed companies, we may be forced to agree to contractual terms that provide for lower aggregate payments to us over the life of the contract, which could adversely affect our margins. Our failure to compete effectively could have a material adverse effect on our business, prospects, financial condition or future operating results.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and successful in the development of our products and to our future growth potential. Patent protection can be limited and not all intellectual property can be patented. We expect to rely on a combination of patent, trademark, copyright and trade secret laws, as well as confidentiality and non-disclosure agreements and procedures, non-competition agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand. As we currently only have a limited amount of granted patent or copyright protections, we must rely on trade secrets and nondisclosure agreements, which provide limited protections. Our intellectual property rights may be challenged, invalidated, or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors.

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Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and products, which could result in decreased revenues. Litigation may be necessary to enforce our intellectual property rights, which could result in substantial costs to us and substantial diversion of management’s attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products. Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe that our technologies infringe on the proprietary rights of any third party; however, claims of infringement are becoming increasingly common and third parties may assert infringement claims against us. It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties. If we are required to obtain licenses to use any third-party technology, we would have to pay royalties, which may significantly reduce any profit on our products. In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities. If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnification.

We have developed and sold products and services in circumstances where insurance or indemnification may not be available, for example, in connection with the collection and analysis of various types of information. In addition, our products and services raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion, and similar concepts, which may create legal issues. Indemnification to cover potential claims or liabilities resulting from the failure of any technologies that we develop or deploy may be available in certain circumstances but not in others. Currently, the unmanned aerial systems industry lacks a formative insurance market. We may not be able to maintain insurance to protect against all operational risks and uncertainties that our customers confront. Substantial claims resulting from an accident, product failure, or personal injury or property liability arising from our products and services in excess of any indemnity or insurance coverage (or for which indemnity or insurance coverage is not available or is not obtained) could harm our financial condition, cash flows and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

We may incur substantial product liability claims relating to our products.

As a manufacturer of UAV products, and with aircraft and aviation sector companies under increased scrutiny in recent years, claims could be brought against us if use or misuse of one of our UAV products causes, or merely appears to have caused, personal injury or death. In addition, defects in our products may lead to other potential life, health and property risks. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources. We are unable to predict if we will be able to obtain or maintain product liability insurance for any of our products.

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We maintain cash deposits in excess of federally insured limits. Adverse developments affecting financial institutions, including bank failures, could adversely affect our liquidity and financial performance.

We regularly maintain domestic cash deposits in Federal Deposit Insurance Corporation (“FDIC”) insured banks, which exceed the FDIC insurance limits. We also maintain cash deposits in foreign banks where we operate, some of which are not insured or are only partially insured by the FDIC or other similar agencies. Bank failures, events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, or concerns or rumors about such events, may lead to liquidity constraints. For example, on March 10, 2023, Silicon Valley Bank failed and was taken into receivership by the FDIC. Additionally, on March 15, 2023, Credit Suisse announced that it would borrow up to 50 billion Swiss francs, or $53.7 billion, from the Swiss National Bank to address its liquidity concerns. We have historically maintained deposits less than $1 million euros at Credit Suisse and have now lowered our funds as part of our risk mitigation plan in connection with the foregoing, we may increase our deposits at Credit Suisse in the future however there can be no assurance that we will be able to effectively mitigate the risk of loss should a similar event impact Credit Suisse in the future or any other bank at which we maintain deposits. The failure of a bank, or other adverse conditions in the financial or credit markets impacting financial institutions at which we maintain balances, could adversely impact our liquidity and financial performance. There can be no assurance that our deposits in excess of the FDIC or other comparable insurance limits will be backstopped by the U.S. or applicable foreign government, or that any bank or financial institution with which we do business will be able to obtain needed liquidity from other banks, government institutions or by acquisition in the event of a failure or liquidity crisis.

If our subcontractors or suppliers fail to perform their contractual obligations, our performance and reputation as a contractor and our ability to obtain future business could suffer.

We often rely upon other companies to perform work we are obligated to perform for our customers. As we secure more work under certain of our contracts, we expect to require an increasing level of support from subcontractors that provide complementary or supplementary services to our offers. We are responsible for the work performed by our subcontractors, even though in some cases we have limited involvement in that work. If one or more of our subcontractors fails to satisfactorily perform the agreed-upon services on a timely basis or violates contracting policies, laws or regulations, our ability to perform our obligations as a prime contractor or meet our customers’ requirements may be compromised. In extreme cases, performance, or other deficiencies on the part of our subcontractors could result in a customer terminating our contract for default. A termination for default could expose us to liability, including liability for the costs of re-procurement, could damage our reputation and could hurt our ability to compete for future contracts.

For certain of the components included in our products, there are a limited number of suppliers we can rely upon. If we are unable to obtain these components when needed, we could experience delays in the manufacturing of our products and our financial results could be adversely affected.

Suppliers of some of the components of our products may require us to place orders with significant lead-time to assure supply in accordance with their manufacturing requirements and enter into agreements specifically for our technological services business. Delays in supply may significantly hurt our ability to fulfill our contractual obligations and therefore our business and result of operations. In addition, we may not be able to continue to obtain such components from these suppliers on satisfactory commercial terms. Disruptions of our manufacturing operations would ensue if we were required to obtain components from alternative sources, which would have an adverse effect on our business, results of operations and financial condition.

If we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected.

For our business to be successful, we need to attract and retain highly qualified executive, technical and sales personnel. The failure to recruit additional key personnel when needed, with specific qualifications, on acceptable terms and with an ability to maintain positive relationships with our partners, might impede our ability to continue to develop, commercialize and sell our products and services. To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees. The loss of any members of our management team may also delay or impair achievement of our business objectives and result in business disruptions due to the time needed for their replacements to be recruited and become familiar with our business. We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

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If our proposed marketing efforts are unsuccessful, we may not earn enough revenue to become profitable.

Our future growth depends on our gaining market acceptance and regular production orders for our products and services. Our marketing plan includes attendance at trade shows, conducting private demonstrations, advertising, social media, public relations, promotional materials and advertising campaigns in print and/or broadcast media. In addition, our marketing plan incorporates strategies to nurture, expand and leverage our global reseller network and relationships with government and defense contractors to achieve greater market penetration in the commercial and government/military verticals. In the event we are not successful in obtaining a significant volume of orders for our products and technology services, we will face significant obstacles in expanding our business. We cannot give any assurance that our marketing efforts will be successful. If they are not, revenue may not be sufficient to cover our fixed costs and we may not become profitable.

Our operating margins may be negatively impacted by a reduction in sales or an increase in the cost of products sold.

Expectations regarding future sales and expenses are largely fixed in the short term. We maintain raw materials and finish goods at a volume we feel is necessary for anticipated distribution and sales. Therefore, we may not be able to reduce costs in a timely manner to compensate for any unexpected shortfalls between forecasted and actual sales.

We face a significant risk of failure because we cannot accurately forecast our future revenues and operating results.

The rapidly changing nature of the markets in which we compete makes it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

●	the timing of sales or subscription of our products;

●	unexpected delays in introducing new products and services;

●	increased expenses, whether related to sales and marketing or administration; and

●	costs related to possible acquisitions of businesses.

Rapid technological changes may adversely affect the market acceptance of our products and could adversely affect our business, financial condition, and results of operations.

The markets in which we compete are subject to technological changes, introduction of new products, change in customer demands and evolving industry standards. Our future success will depend upon our ability to keep pace with technological developments and to timely address the increasingly sophisticated needs of our customers by supporting existing and new technologies and by developing and introducing enhancements to our current products and services and new products and services. We may not be successful in developing and marketing enhancements to our products that will respond to technological change, evolving industry standards or customer requirements. In addition, we may experience difficulties internally or in conjunction with key vendors and partners that could delay or prevent the successful development, introduction and sale of such enhancements and such enhancements may not adequately meet the requirements of the market and may not achieve any significant degree of market acceptance. If the release dates of our new products or enhancements are delayed or, if when released, they fail to achieve market acceptance, our business, operating results, and financial condition may be adversely affected.

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Failure to obtain necessary regulatory approvals from the FAA or other governmental agencies, or limitations put on the use of small UAS in response to public privacy concerns, may prevent us from expanding the sales of our drone solutions to commercial and industrial customers in the United States.

The regulation of small UAS for commercial use in the United States is undergoing substantial change and the ultimate treatment is uncertain. In August 2016, the FAA’s final rules regarding the routine use of certain small UAS (under 55 pounds) in the U.S. National Airspace System went into effect, providing safety regulations for small UAS conducting non-recreational operations and contain various limitations and restrictions for such operations, including a requirement that operators keep UAS within visual-line-of-sight and prohibiting flights over unprotected people on the ground who are not directly participating in the operation of the UAS. In April 2021, the FAA’s final rules requiring remote identification of UAS went into effect. On the same day, the final rule for operation of small UAS to fly over people and at night under certain conditions also went into effect. We cannot assure you that any additional final rules will result in the expanded use of our UAS and UAS solutions by commercial and industrial entities. In addition, there exists public concern regarding the privacy implications of U.S. commercial use of small UAS. This concern has included calls to develop explicit written policies and procedures establishing usage limitations. We cannot assure you that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAS by the commercial use markets.

Federal, state and tribal government regulation of domestic hemp cultivation is new and subject to constant change and evolution, and unfavorable developments could have an adverse effect on our operating results.

Any changes in laws or regulations relating to domestic hemp cultivation could adversely affect our business, results of operations and our business prospects for our HempOverview SaaS platform.

We may pursue additional strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We intend to consider additional potential strategic transactions, which could involve acquisitions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

These activities, if successful, create risks such as, among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; (iv) potential unknown or unquantifiable liabilities associated with the target company; and (v) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of our existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources. Any such activities may not be successful in generating revenue, income or other returns, and any resources we committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access the capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability to take advantage of growth opportunities or address risks associated with acquisitions or investments in businesses may negatively affect our operating results.

Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings. Future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses with our existing products and operations or successfully combine personnel and cultures. Failure to do so could deprive us of the intended benefits of those acquisitions.

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Cyberattacks and other security breaches of network or information technology security could have an adverse effect on our business.

We maintain information necessary to conduct our business, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to deliver our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We develop and maintain an information security program to identify and mitigate cyber risks, but the development and maintenance of this program is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

The potential liabilities associated with these events could exceed the insurance coverage we maintain. Our inability to operate our facilities as a result of such events, even for a limited period of time, may result in significant expenses or loss of market share to other competitors. In addition, a failure to protect the privacy of customer and employee confidential data against breaches of technology platforms or IT security could result in damage to our reputation. To date, we have not been subject to cyber-attacks or other cyber incidents which, individually or in aggregate, resulted in a material adverse effect on our business, operating results and financial condition.

Successful cybersecurity attacks or other security incidents however, could result in, for example, one or more of the following: unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third party data or systems; theft or import or export of sensitive, regulated, or confidential data including personal information and intellectual property, including key innovations in artificial intelligence, quantum, or other disruptive technologies; the loss of access to critical data or systems through ransomware, crypto mining, destructive attacks or other means; and business delays, service or system disruptions or denials of service.

We may not be successful in our artificial intelligence initiatives, which could adversely affect our business, reputation, or financial results.

The development of generative artificial intelligence (“AI”) technologies is complex, and there are technical challenges associated with achieving the desired level of accuracy, efficiency, and reliability. The algorithms and models utilized in generative AI systems may have limitations, including biases, errors, or inability to handle certain data types or scenarios. Furthermore, there is a risk of system failures, disruptions, or vulnerabilities that could compromise the integrity, security, or privacy of the generated content. These limitations or failures could result in reputational damage, legal liabilities, or loss of user confidence.

We are making investments in AI initiatives, including generative AI, to, among other things, develop new products, and develop new features for existing products. There are significant risks involved in development and deploying AI and there can be no assurance that the usage of AI will enhance our products or services or be beneficial to our business, including our efficiency or profitability. For example, our AI-related efforts may give rise to risks related to accuracy, intellectual property infringement or misappropriation, data privacy, and cybersecurity, among others. In addition, these risks include the possibility of new or enhanced governmental or regulatory scrutiny, litigation, or other legal liability, ethical concerns, negative consumer perceptions as to automation and AI, or other complications that could adversely affect our business, reputation, or financial results. Further, we face significant competition from other companies that are developing their own AI products and technologies. Those other companies may develop AI products and technologies that are similar or superior to our technologies or are more cost-effective to develop and deploy. We cannot guarantee that third parties will not use such AI technologies for improper purposes, including through the dissemination of inaccurate content, intellectual property infringement or misappropriation, furthering cybersecurity attacks, data privacy violations, or to develop competing technologies. As such, it is not possible to predict all of the risks related to the use of AI and changes in laws, rules, directives, and regulations governing the use of AI may adversely affect our ability to develop and use AI or subject us to legal liability.

The preparation of our financial statements involves use of estimates, judgments and assumptions, and our financial statements may be materially affected if our estimates prove to be inaccurate.

Financial statements prepared in accordance with generally accepted accounting principles in the United States require the use of estimates, judgments, and assumptions that affect the reported amounts. Different estimates, judgments, and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. These estimates, judgments, and assumptions are inherently uncertain, and, if they prove to be wrong, then we face the risk that charges to income will be required.

Our results of operations can be significantly affected by foreign currency fluctuations and regulations.

A significant portion of our revenues are currently derived in the local currencies of the foreign jurisdictions in which our products are sold. Accordingly, we are subject to risks relating to fluctuations in currency exchange rates. In the future, and especially as we further expand our sales efforts in international markets, our customers will increasingly make payments in non-U.S. currencies. Fluctuations in foreign currency exchange rates could affect our revenues, operating costs, and operating margins. In addition, currency devaluation can result in a loss to us if we hold deposits of that currency or if it reduces the cost-competitiveness of our products. We cannot predict the effect of future exchange rate fluctuations on our operating results.

Our results could be adversely affected by natural disasters, public health crises, political crises, or other catastrophic events.

Natural disasters, such as hurricanes, tornadoes, floods, earthquakes and other adverse weather and climate conditions; unforeseen public health crises, such as pandemics and epidemics; political crises, such as terrorist attacks, war, labor unrest, and other political instability; or other catastrophic events, such as disasters occurring at our manufacturing facilities, could disrupt our operations or the operations of one or more of our vendors. In particular, these types of events could impact our product supply chain from or to the impacted region and could impact our ability to operate. In addition, these types of events could negatively impact consumer spending in the impacted regions. Disasters occurring at our facilities could impact on our reputation and our customers’ perception of our brands. To the extent any of these events occur, our operations and financial results could be adversely affected.

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International trade disruptions or disputes could adversely affect our business and operating results.

Significant portions of our business are conducted in Europe, Asia, and other international geographies. Interruptions in international relationships such as the exit by the U.K., commonly referred to as “Brexit” from the EU, or the rapidly evolving conflict between Russia and Ukraine, Isarael and Hamas and trade disputes such as the current trade negotiations between the U.S. and China, could result in changes to regulations governing our products and our intellectual property, disruption of our manufacturing or commercial operations, our inability to timely engage with and collect payment from customers in Russia and other affected regions, or otherwise affect our ability to do business. Although these global problems transcend our company and afflict companies across industries and borders, these and similar events could adversely affect us, or our business partners or customers.

Russia’s military conflict in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets. Although our business does not have any direct exposure to Russia or the adjoining geographic regions, the extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond our control. Prolonged unrest intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

There has been volatility in financial markets as a result of a number of factors, including, but not limited to, banking instability, global conflict, including the war in Ukraine and the Israel-Hamas war, inflation, changes in interest rates, and volatile markets. There is a risk that as a result of these macroeconomic factors, we could experience declines in all, or in portions, of our business. Economic uncertainty may cause some of our current or potential customers to curtail spending in our marketplace and may ultimately result in cost challenges to our operations. Any resulting adverse effects to our customers’ liquidity or financial performance could reduce the demand for our products or affect our allowance for collectability of accounts receivable. These adverse conditions could result in reductions in revenue, increased operating expenses, longer sales cycles, slower adoption of new technologies, and increased competition. We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally. If general economic conditions significantly deviate from present levels, our business, financial condition, and operating results could be adversely affected.

We are subject to the Foreign Corrupt Practices Act (the “FCPA”), which generally prohibits companies and their intermediaries from making payments to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage.

We are also subject to anti-bribery laws in the jurisdictions in which we operate. Although we have policies and procedures designed to ensure that we, our employees and our agents comply with the FCPA and other anti-bribery laws, there is no assurance that such policies or procedures will protect us against liability under the FCPA or other laws for actions taken by our agents, employees and intermediaries with respect to our business or any businesses that we acquire. We do business in a number of countries in which FCPA violations by other companies have recently been enforced. Failure to comply with the FCPA, other anti-bribery laws or other laws governing the conduct of business with foreign government entities, including local laws, could disrupt our business and lead to severe criminal and civil penalties, including imprisonment, criminal and civil fines, loss of our export licenses, suspension of our ability to do business with the federal government, denial of government reimbursement for our products and/or exclusion from participation in government healthcare programs. Other remedial measures could include further changes or enhancements to our procedures, policies, and controls and potential personnel changes and/or disciplinary actions, any of which could have a material adverse effect on our business, financial condition, results of operations and liquidity. We could also be adversely affected by any allegation that we violated such laws.

We are subject to governmental export and import controls that could impair our ability to compete in international markets due to licensing requirements and subject us to liability if we are not in compliance with applicable laws.

Our products are subject to export control and import laws, tariffs, and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. Exports of our products must be made in compliance with these laws, tariffs, and regulations. If we fail to comply with these laws, tariffs, and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers. In addition, changes in our products or changes in applicable export or import laws, tariffs, and regulations may create delays in the introduction and sale of our products in international markets or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws, tariffs, and regulations, or change in the countries, governments, persons, products, or technologies targeted by such laws, tariffs, and regulations, could also result in decreased use of our products, or in our decreased ability to export or sell our products to existing or potential customers. Any decreased use of our products or limitation on our ability to export or sell our products would likely adversely affect our business, financial condition and results of operations.

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Worldwide and domestic economic trends and financial market conditions, including an economic decline in the industries we serve, may adversely affect our operating performance.

We intend to distribute our products and services in a number of countries and derive revenues from both inside and outside the United States. We expect our business will be subject to global competition and may be adversely affected by factors in the United States and other countries that are beyond our control, such as disruptions in financial markets, economic downturns in the form of either contained or widespread recessionary conditions, elevated unemployment levels, sluggish or uneven recovery, in specific countries or regions, or in the agricultural industry; social, political or labor conditions in specific countries or regions; natural and other disasters affecting our operations or our customers and suppliers; or adverse changes in the availability and cost of capital, interest rates, tax rates, or regulations in the jurisdictions in which we operate. Unfavorable global or regional economic conditions, including an economic decline in the industries we serve – including, but not limited to, agriculture, construction, energy, environmental monitoring, military/defense and public safety – could adversely impact our business, liquidity, financial condition and results of operations.

Our senior management and key employees are important to our customer relationships and overall business.

We believe that our success depends in part on the continued contributions of our senior management and key employees. We rely heavily on our executive officers, senior management and key employees to generate business and execute programs successfully. In addition, the relationships and reputation that members of our management team and key employees have established and maintain with certain key customers continue to our ability to maintain good customer relations and to identify new business opportunities. The loss of any of our executive officers, members of our senior management team or key employees could significantly delay or prevent the achievement of our business objectives and could materially harm our business and customer relationships and impair our ability to identify and secure new contracts and otherwise manage our business.

We indemnify our officers and directors against liability to us and our security holders, and such indemnification could increase our operating costs.

Our bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable.

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Risks Associated with Our Securities

Our executive officers and directors may sell shares of their stock, and these sales could adversely affect our stock price.

Sales of our common stock by our executive officers and directors, or the perception that such sales may occur, could adversely affect the market price of our common stock. Our executive officers and directors may sell stock in the future, either as part, or outside, of trading plans under Rule 10b5-1 under the Exchange Act.

The market price of our securities may be volatile and may fluctuate in a way that is disproportionate to our operating performance.

Our securities may experience substantial volatility as a result of a number of factors, including, among others:

●	sales or potential sales of substantial amounts of our Common Stock;

●	potential stock splits;

●	announcements about us or about our competitors or new product introductions;

●	developments concerning our product manufacturers;

●	the loss or unanticipated underperformance of our global distribution channel;

●	litigation and other developments relating to our patents or other proprietary rights or those of our competitors;

●	conditions in the UAV, domestic hemp cultivation and drone-enabled package delivery industries;

●	governmental regulation and legislation;

●	variations in our anticipated or actual operating results;

●	changes in securities analysts’ estimates of our performance, or our failure to meet analysts’ expectations;

●	foreign currency values and fluctuations; and

●	overall political and economic conditions, including Russia’s invasion of Ukraine.

Our Common Stock closed as high as $0.58 and as low as $0.10 per share between January 1, 2023 and December 31, 2023 on NYSE American. On February 9, 2024, the Company performed an approved 20 for 1 reverse stock split, which would reflect a high stock price of $11.60 and a low price of $2.04 through fiscal 2023. On March 28, 2024, the closing price of our common stock as per post-split, as reported on NYSE American was $0.79. Many of these factors are beyond our control. The stock markets have historically experienced substantial price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of companies. These broad market and industry factors could reduce the market price of our securities, regardless of our actual operating performance.

We do not intend to pay cash dividends. As a result, capital appreciation, if any, will be your sole source of gain.

We intend to retain future earnings, if any, to fund the development and growth of our business. In addition, the terms of existing and future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, from the sale of our Common Stock will be your sole source of gain for the foreseeable future.

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Provisions in our articles of incorporation, our by-laws and Nevada law might discourage, delay or prevent a change in control of our Company or changes in our management and, therefore, depress the trading price of our Common Stock.

Provisions of our Articles of Incorporation, our By-Laws and Nevada law may have the effect of deterring unsolicited takeovers or delaying or preventing a change in control of our Company or changes in our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. These provisions include:

●	the inability of stockholders to call special meetings; and

●	the ability of our board of directors to designate the terms of and issue new series of preferred stock without stockholder approval, which could include the right to approve an acquisition or other change in our control or could be used to institute a rights plan, also known as a poison pill, that would work to dilute the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors.

The existence of the forgoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

We incur significant costs as a result of operating as a public reporting company, and our management is required to devote substantial time to regulatory compliance initiatives.

As a public reporting company, we incur significant legal, accounting and other expenses not otherwise incurred by a private company. In addition, the Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC, have imposed various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our management and other personnel continue to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased our legal and financial compliance costs and have made some activities more time consuming and costly. For example, we expect that these rules and regulations will continue to make it more difficult and more expensive for us to obtain director and officer liability insurance.

We currently have outstanding, and we may in the future issue, instruments which are convertible into shares of Common Stock, which will result in additional dilution to our shareholders.

We currently have outstanding instruments which are convertible into shares of Common Stock, and we may need to issue similar instruments in the future. In the event that these convertible instruments are converted into shares of outstanding Common Stock, or that we make additional issuances of other convertible or exchangeable securities, you could experience additional dilution. Furthermore, we cannot assure you that we will be able to issue shares or other securities in any offering at a price per share that is equal to or greater than the price per share paid by investors or the current market price.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

The Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules that a broker-dealer must have reasonable grounds for believing that an investment recommended to a customer is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in the shares, resulting in fewer broker-dealers being willing to make a market in our shares, potentially reducing a stockholder’s ability to resell our securities.

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If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, the price of our securities and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of these analyst’s cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, the price of our securities could decline.

ITEM 1B. UNRESOLVED STAFF COMMENTS

Not applicable.

ITEM 1C. CYBER SECURITY

Cybersecurity Risk Management and Strategy

We have developed and implemented a cybersecurity risk management program intended to protect the confidentiality, integrity, and availability of our critical systems and information.

We design and assess our program based on the National Institute of Standards and Technology Cybersecurity Framework Special Publication 800-53, 800-61, rev 2 (“NIST CSF). This does not imply that we meet any particular technical standards, specifications, or requirements. We use the NIST CSF as a guide to help us identify, assess, and manage cybersecurity risks relevant to our business.

Our cybersecurity risk management program is integrated into our overall enterprise risk management program and shares common methodologies, reporting channels, and governance processes that apply across the enterprise risk management program to other legal, compliance, strategic, operational, and financial risk areas.

Our cybersecurity risk management program includes the following:

●	risk assessments designed to help identify material cybersecurity risks to our critical systems, information, products, services, and our broader enterprise IT environment;

●	a security team principally responsible for managing (1) our cybersecurity risk assessment processes, (2) our security controls, and (3) our response to cybersecurity incidents;

●	the use of external service providers, where appropriate, to assess, test, or otherwise assist with aspects of our security controls;

●	cybersecurity awareness training of our employees, incident response personnel, and senior management; and

●	a cybersecurity incident response plan that includes procedures for responding to cybersecurity incidents.

There can be no assurance that our cybersecurity risk management program and processes, including our policies, controls or procedures, will be fully implemented, complied with or effective in protecting our systems and information.

We have not identified risks from known cybersecurity threats, including as a result of any prior cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, including our operations, business strategy, results of operations, or financial condition. For more information, please refer to Item 1A: Risk Factors for further insights into cyber attack-related risks.

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Cybersecurity Governance

Our Board considers cybersecurity risks as part of its risk oversight function of cybersecurity and other information technology risks.

The Audit Committee oversees management’s implementation of our cybersecurity risk management program and receives updates on the cybersecurity risk management program from management at least annually.  In addition, management updates the Audit Committee regarding any material or significant cybersecurity incidents, as well as incidents with lesser impact potential as necessary.

The Audit Committee reports to the full Board annually regarding cybersecurity. The full Board also receives annual briefings from external experts on cybersecurity as part of the Board’s continuing education on topics that impact public companies.

Ongoing Risks

We have not experienced any material cybersecurity incidents. We have not identified risks from known cybersecurity threats, including as a result of any prior cybersecurity incidents, that have materially affected us, including our operations, business strategy, results of operations, or financial condition. For more information on our cybersecurity related risks, see Item 1A Risk Factors of this Annual Report on Form 10-K.

Risk Management and Strategy

The Company recognizes the critical importance of cybersecurity in safeguarding sensitive information, maintaining operational resilience, and protecting stakeholders’ interests. This cybersecurity policy is designed to establish a comprehensive framework for identifying, assessing, mitigating, and responding to cybersecurity risks across the organization.

The Company is in the process of establishing a cybersecurity policy which implement protocols to evaluate, recognize, and address significant risks, including those posed by cybersecurity threats. This strategy encompasses the utilization of standard traffic monitoring tools, educating personnel to identify and report abnormal activities, and partnering with reputable service providers capable of upholding security standards equivalent to or exceeding our own.

These measures are to be seamlessly integrated into our broader operational risk management framework aimed at minimizing exposure to unnecessary risks across our operations. For cybersecurity, we collaborate with expert consultants and third-party service providers to implement industry-standard strategies aimed at identifying and mitigating potential threats or vulnerabilities within our systems. Additionally, the policy strategy will have a comprehensive cyber crisis response plan to manage high severity security incidents, ensuring efficient coordination across the organization.

Cybersecurity threats haven’t significantly impacted our operations, and we don’t anticipate such risks materially affecting our business, strategy, financial condition, or results of operations. However, given the escalating sophistication of cyber threats, our preventive measures may not always suffice. Despite well-designed controls, we acknowledge the inability to foresee all security breaches, including those stemming from third-party misuse of AI technologies, and the potential challenges in implementing timely preventive measures. Please refer to Item 1A: Risk Factors for further insights into cyber attack-related risks.

The Chief Financial Officer will oversees our information security programs, including cybersecurity initiatives, and is integrated into our Cybersecurity Incident response process. The Audit committee oversees cybersecurity risk management activities, supported by Company management, the Board of Directors, and external consultants. We assess and prioritize risks based on potential impact, implement technical controls, and monitor third-party vendors’ security practices.

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ITEM 2. PROPERTIES

As of December 31, 2023, the Company is a party to the following non-cancellable operating leases for manufacturing facilities and office space:

Location	Purpose	Initial Term (months)	Lease Expiration Date
8201 E. 34th Cir N Suite 1307 Wichita, Kansas	Manufacturing Facility & Corporate Headquarters	36	October 31, 2026
Route de Genève 38 1033 Cheseaux-sur-Lausanne, Switzerland	Distribution & Assembly Facility & Offices	60	April 30, 2028
1300 N. Northlake Way Seattle, Washington (Subleased)	Offices	60	January 2026

As of December 31, 2023, the Company held properties in Wichita, KS, Lausanne, Switzerland; and Seattle, WA and represent non-cancellable lease obligations assumed by the Company as a result of its 2021 business acquisitions of senseFly S.A., senseFly Inc., Measure Global Inc., and MicaSense, Inc., respectively. Starting late 2022, the Company has been engaged in consolidating its business and manufacturing operations from multiple offices to two centralized locations in Wichita, Kansas and Lausanne, Switzerland. We expect to complete our consolidation efforts before the end of 2024. We vacated our offices in Seattle, Washington and subleased the offices to a third party in May 2023.

ITEM 3. LEGAL PROCEEDINGS

Legal Proceedings

From time to time, we may become involved in lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Although we currently maintain liability insurance coverage intended to cover professional liability and certain other claims, we cannot assure that our insurance coverage will be adequate to cover liabilities arising out of claims asserted against us in the future where the outcomes of such claims are unfavorable to us. Liabilities in excess of our insurance coverage, including coverage for professional liability and certain other claims, could have a material adverse effect on our business, financial condition and results of operations. As of March 31, 2024, there are no pending, nor to our knowledge threatened, legal proceedings against us.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

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PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Our Common Stock is currently quoted on the NYSE American under the symbol “UAVS.”

The following table sets forth, for the period indicated, the quarterly high and low closing sales prices per share of our Common Stock for each quarter during our last three fiscal years, as reported by the New York Stock Exchange. The table represents the price closures for fiscal year 2023, prior to the approved reverse stock split as of February 9, 2024, as well as the adjusted 20 for 1 reverse stock split on an historical basis for comparison.

2024	High Post Split	Low Post Split
First Quarter (through March 28, 2024) (post split as of February 9, 2024)	$11.60	$0.68

2023	High Pre Split	High Post Split	Low Pre Split	Low Post Split
First Quarter	$0.58	$11.60	$0.35	$7.00
Second Quarter	$0.50	$10.00	$0.22	$4.40
Third Quarter	$0.26	$5.20	$0.16	$3.20
Fourth Quarter	$0.18	$3.60	$0.10	$2.00

2022	High Pre Split	High Post Split	Low Pre Split	Low Post Split
First Quarter	$1.76	$35.20	0.91	$18.20
Second Quarter	$1.19	$23.80	0.58	$11.60
Third Quarter	$0.79	$15.80	0.46	$9.20
Fourth Quarter	$0.58	$11.60	0.31	$6.20

As of March 31, 2024, we had approximately 285 individual shareholders of record of our Common Stock. We believe that the number of beneficial owners of our Common Stock is greater than the number of record holders, because a number of shares of our Common Stock is held through brokerage firms in “street name.”

Dividend Policy

We do not intend to pay cash dividends to our stockholders in the foreseeable future. We currently intend to retain all our available funds and future earnings, if any, to finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our Board of Directors may deem relevant.

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Equity Compensation Plan

The following table sets forth information as of the fiscal year ended December 31, 2023 about our equity compensation plan and arrangements.

Plan Category	Number of shares to be issued upon exercise of outstanding options, and restricted stock units	Weighted-average exercise price of outstanding options and restricted stock units	Number of shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	5,558,732	$0.90	5,959,773
Equity compensation plans not approved by stockholders	—	—	—
	5,558,732	$0.90	5,959,773

Recent Sales of Unregistered Securities

On December 6, 2022, the Company issued and sold to an institutional investor a Common Stock Purchase Warrant to purchase up to 5,000,000 shares of the Company’s Common Stock at an exercise price of $0.44 per share, subject to adjustments pursuant to the Common Stock Purchase Warrant.

On March 9, 2023, the Company received an Investor Notice to purchase 3,000 Additional Series F Preferred, with each Additional Series F Preferred convertible into 2,381 shares of the Company’s common stock at a conversion price of $0.42 per share and associated common stock warrant to purchase up to 7,142,715 Additional Warrants for an aggregate purchase price of $3,000,000 pursuant to a Series F Agreement dated June 26, 2022. The Additional Warrant is exercisable upon issuance and has a three-year term. On March 10, 2023, the Company issued and sold the Additional Series F Preferred and the Additional Warrant.

On June 5, 2023, the Company issued and sold to three institutional investors 16,720,000 shares of the Company’s common stock at $0.25 per share and associated common stock warrant to purchase up to 25,080,000 shares at an exercise price of $0.38 per share, subject to adjustments pursuant to the Common Stock Purchase Warrants.

On November 15, 2023, the Company issued and sold to investors the November Additional Warrants to purchase 14,835,605 shares of our Common Stock at initial exercise price of $0.1247 per share, subject to adjustments pursuant to the November Additional Warrants, for an aggregate purchase price of $1,850,000. The Company also sold 1,500,000 shares of Common Stock at $0.10 per share, raising an additional $150,000 in gross proceeds.

On November 15, 2023, the Company issued to Dawson warrants to purchase 1,483,560 shares of our Common Stock at the exercise price of $0.1247 per warrant, and 1,281,796 of the 1,483,560 warrants were subsequently assigned by Dawson to certain Selling Shareholders.

Issuer Purchases of Securities

There were no repurchases of the Company’s securities during the year ended December 31, 2023 by or on behalf of the Company or any “affiliated purchaser,” as defined in § 240.10b-18(a)(3) of the Exchange Act.

Purchases of Equity Securities by Issuer and Its Affiliates

None.

ITEM 6. [RESERVED]

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described. This discussion should be read in conjunction with our Consolidated Financial Statements and the related notes included in Item 8 of this Form 10-K. This discussion contains forward-looking statements. Please see the explanatory note concerning “Forward-Looking Statements” in Part I of this Annual Report on Form 10-K and Item 1A. Risk Factors for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.

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Overview

AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company”), through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing and data science. In 2022, the Company succeeded in integrating all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS (“sUAS”) design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

AgEagle is led by a proven management team with years of drone industry experience and is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate our business and drone manufacturing operations in Raleigh, North Carolina. In addition, the Company operates business and manufacturing operations in Lausanne, Switzerland in support of our international business activities.

We intend to grow our business and preserve our leadership position by developing new drones, sensors and software and capturing a significant share of the global drone market. In addition, we expect to accelerate our growth and expansion through strategic acquisitions of companies offering distinct technological and competitive advantages and have defensible IP protection in place, if applicable.

Key Growth Strategies

We intend to materially grow our business by leveraging our proprietary, best-in-class, full-stack drone solutions, industry influence and deep pool of talent with specialized expertise in robotics, automation, custom manufacturing and data science to achieve greater penetration of the global UAS industry – with near-term emphasis on capturing larger market share of the agriculture, energy/utilities, infrastructure and government/military verticals. We expect to accomplish this goal by first bringing three core values to life in our day-to-day operations and aligning them with our efforts to earn the trust and continued business of our customers and industry partners:

●	Curiosity – this pushes us to find value where others aren’t looking. It inspires us to see around corners for our customers, understanding the problems they currently face or will be facing in the future, and delivering them solutions best suited for their unique needs.

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●	Passion – this fuels our obsession with excellence, our desire to try the difficult things and tackle big problems, and our commitment to meet our customers’ needs – and then surpass them.

●	Integrity – this is not optional or situational at AgEagle – it is the foundation for everything we do, even when no one is watching.

Key components of our growth strategy include the following:

●	Establish three centers of excellence with respective expertise in UAS software, sensors and airframes. These centers of excellence cross pollinate ideas, industry insights and skillsets to yield intelligent autonomous solutions that fully leverage AgEagle’s experienced team’s specialized knowledge and know-how in robotics, automation, custom manufacturing and data science.

●	Deliver new and innovative solutions. AgEagle’s research and development efforts are critical building blocks of the Company, and we intend to continue investing in our own innovations, pioneering new and enhanced products and solutions that enable us to satisfy our customers – both in response to and in anticipation of their needs. AgEagle believes that by investing in research and development, the Company can be a leader in delivering innovative autonomous robotics systems and solutions that address market needs beyond our current target markets, enabling us to create new opportunities for growth.

●	Foster our entrepreneurial culture and continue to attract, develop and retain highly skilled personnel. AgEagle’s company culture encourages innovation and entrepreneurialism, which helps attract and retain highly skilled professionals. We believe this culture is key to nurture the design and development of the innovative, highly technical system solutions that give us our competitive advantage.

●	Effectively manage our growth portfolio for long-term value creation. Our production and development programs present numerous investment opportunities that we believe will deliver long-term growth by providing our customers with valuable new capabilities. We evaluate each opportunity independently, as well as within the context of other investment opportunities, to determine its relative cost, timing, and potential for generation of returns, and thereby its priority. This process helps us make informed decisions regarding potential growth capital requirements and supports our allocation of resources based on relative risks and returns to maximize long-term value creation, which is the key objective of our growth strategy. We also review our portfolio on a regular basis to determine if and when to narrow our focus on the highest potential growth opportunities.

●	Growth through acquisition. Through successful execution of our growth-through-acquisition strategies, we intend to acquire technologically advanced UAS companies and intellectual property that complement and strengthen our value proposition to the market. We believe that by investing in complementary acquisitions, we can accelerate our revenue growth and deliver a broader array of innovative autonomous flight systems and solutions that address specialized market needs within our current target markets and in emerging markets that can benefit from innovations in artificial intelligence-enabled robotics and data capture and analytics.

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Competitive Strengths

AgEagle believes the following attributes and capabilities provide us with long-term competitive advantages:

●	Proprietary technologies, in-house capabilities and industry experience – We believe our decade of experience in commercial UAS design and engineering; in-house manufacturing, assembly and testing capabilities; and advanced technology development skillset serve to differentiate AgEagle in the marketplace. In fact, approximately 70% of our Company’s global workforce is comprised of engineers and data scientists with deep experience and expertise in robotics, automation, custom manufacturing, and data analytics. In addition, AgEagle is committed to meeting and exceeding quality and safety standards for manufacturing, assembly, design and engineering and testing of drones, drone subcomponents and related drone equipment in our U.S. and Swiss-based manufacturing operations. As a result, we have earned ISO:9001 international certification for our Quality Management System.

●

In December 2022, we unveiled our new eBee™ VISION, a small, fixed-wing UAS designed to provide real-time, enhanced situational awareness for critical intelligence, surveillance and reconnaissance missions; to produce and deliver eBee™ VISION fixed-wing drones and customized command and control software that proves compatible and is in full compliance with the DoD Robotic and Autonomous System-Air Interoperability Profile (“RAS-A IOP”). In addition, three branches of European military forces have taken delivery of eBee VISION drones in 2023. In support of its sales and pre-order efforts, AgEagle’s team has been engaged in numerous live demonstrations and intensive training sessions with officials from government and military agencies across the world seeking to leverage the power of eBee VISION in their respective drone operations. In July 2023 alone, we completed a comprehensive training session with our first European military customers, who were confirmed as eBee VISION operators and qualified trainers of new users. These new customers confirmed with AgEagle’s technical teams that all operational capabilities of the eBee VISION continue to meet and exceed performance benchmarks in scouting, surveillance, usability, fast deployment and flight time, among other use case criteria specified by the international military community. We have also been working in close collaboration with our network of valued added reselling partners in France, United Kingdom, Poland, Italy and Spain, among other countries, to conduct live demonstrations and technical exchanges with prospective new customers, with emphasis on showcasing use of eBee VISION UAS for public safety and first responder missions, border patrol and a wide range of commercial applications. On September 6, 2023, the Company announced that commercial production of the eBee VISION had commenced and orders for the systems are now being accepted.

In May 2023, we released the new RedEdge-P™ dual high resolution and RGB composite drone sensor, representing yet another AgEagle technological advancement in aerial imaging cameras, seamlessly integrating the power and performance of the RedEdge-P and the new RedEdge-P blue cameras in a single solution. The RedEdge-P dual doubles analytical capabilities with the benefit of a single camera workflow. Its coastal blue band – the first of its kind in the market – was specifically designed for vegetation analysis of water bodies; environmental monitoring; water management; habitat monitoring, protection and restoration; and vegetation species and weeds identification, including differentiating and counting plants, trees, invasive species and weeds.

In April of this year, AgEagle released Field Check for the Measure Ground Control mobile app. Measure Ground Control is a complete Software-as-a-Service solution for drone program management that is available as a web app and mobile app for both iOS and Android devices. The software’s capabilities include mission and equipment management, flight control, data processing and analysis, secure data storage and sharing, online collaboration and reporting. Field Check’s unique feature set enables users to review and validate the quality of their drone-captured imagery on-site. Capturing target imagery right the first time in one trip to a project site allows users to eliminate time loss and costs associated with project reworks by ensuring data capture is complete and ready for processing into high-resolution outputs before leaving a site. Reflecting our software development team’s superb problem-solving capabilities, Field Check provides our clients with a competitive edge in their drone operations and across the industries they serve by avoiding project repeats and downtime due to data processing errors or poor image quality.

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●	We offer market-tested drones, sensors and software solutions that have earned the longstanding trust and fidelity of customers worldwide – Through successful execution of our acquisition integration strategy in 2022, AgEagle is now delivering a unified line of industry trusted drones, sensors and software that have been vigorously tested and consistently proven across multiple industry verticals and use cases. For instance, our line of eBee fixed wing drones have flown more than one million flights over the past decade serving customers spanning surveying and mapping; engineering and construction; military/defense; mining, quarries and aggregates; agriculture humanitarian aid and environmental monitoring, to name just a few. Featured in over 100 research publications globally, advanced sensor innovations developed and commercialized by AgEagle have served to forge new industry standards for high performance, high resolution, thermal and multispectral imaging for commercial drone applications in agriculture, plant research, land management and forestry. In addition, we have championed the development of end-to-end software solutions which power autonomous flight and deliver actionable, contextual data and analytics for numerous Fortune 500 companies, government agencies and a wide range of businesses in agriculture, energy and utilities, construction and other industry sectors.

●	AgEagle was awarded a Multiple Award Schedule (“MAS”) Contract by the U.S. federal government’s General Services Administration (“GSA”) – In April 2023, the centralized procurement arm of the federal government, the GSA, awarded us with a five-year MAS contract. The GSA Schedule Contract is a highly coveted award in the government contracting space and is the result of a rigorous proposal process involving the demonstration of products and services in-demand by government agencies, and the negotiation of their prices, qualifications, terms and conditions. Contractors selling through the GSA Contract are carefully vetted and must have a proven track record in the industry. We believe that this will serve to advance our efforts to achieve deeper penetration of the government sector over the next five years.

●	Our eBee TAC™ UAS has been approved by the Defense Innovation Unit (DIU) for procurement by the Department of Defense – We believe that the eBee TAC is ideally positioned to become an in-demand, mission critical tool for the U.S. military, government and civil agencies and our allies worldwide; and expect that this will prove to be a major growth catalyst for our Company in 2022, positively impacting our financial performance in the years ahead. eBee TAC is available for purchase by U.S. government agencies and all branches of the military on GSA Schedule Contract #47QTCA18D003G, supplied by Hexagon US Federal and partner Tough Stump Technologies as a standalone solution or as part of the Aerial Reconnaissance Tactical Edge Mapping Imagery System (“ARTEMIS”). Tough Stump is actively engaged in training military ground forces based in the U.S. and in Central Europe on the use of eBee TAC for mid-range tactical mapping and reconnaissance missions.

●	Our eBee™ X series of fixed wing UAS, including the eBee X, eBee Geo and eBee TAC, are the first and only drones on the market to comply with Category 3 of the sUAS Over People rules published by the FAA. It is another important testament of our commitment to providing best-in-class solutions to our commercial customers, and we believe it will serve as a key driver in the growth of eBee utilization in the United States. We further believe it will improve the business applications made possible by our drone platform for a wide range of commercial enterprises which stand to benefit from adoption of drones in their businesses – particularly those in industries such as insurance for assessment of storm damage, telecommunications for network coverage mapping and energy for powerline and pipeline inspections, just to name a few.

●

Our eBee X series of drones are the world’s first UAS in its class to receive design verification for BVLOS and OOP from European Union Aviation Safety Agency (“EASA”). The EASA design verification report demonstrates that the eBee X meets the highest possible quality and ground risk safety standards and, thanks to its lightweight design, effects of ground impact are reduced. As such, drone operators conducting advanced drone operations in 27 European Member States, Iceland, Liechtenstein, Norway, and Switzerland can obtain the HIGH or MEDIUM robustness levels of the M2 mitigation without additional verification from EASA.Regulatory constraints relating to limitations of BVLOS and OOP have continued to be a gating factor to widespread adoption of commercial drone technologies across a wide range of industry sectors worldwide. Being the first company to receive this DVR from EASA for M2 mitigation is a milestone for AgEagle and our industry in the European Union and will be key to fueling growth of our international customer base.

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|In August 2022, we announced that the eBee X, eBee GEO and eBee AG were the first commercial drones to be designated with the C2 class identification label in accordance with EASA regulations. As of August 22, 2022, drone operators flying C2 labeled eBees are able to conduct missions in the “Open Category” with all the advantages that this entails. The C2 certification allows the eBee X series, with correct labelling, to fly at a horizontal distance of 30 meters from uninvolved people. By contrast, heavy drones like VTOLs or quadcopters must maintain a distance of 150 meters from people and any residential, commercial, industrial and recreational areas, limiting their operational capabilities to remote zones.

In early October 2023, the eBee X series of drones were designated with the C6 class identification label in accordance with European Union regulations. As of January 1, 2024, drone operators of C6-labeled eBees will be able to conduct Beyond Visual Line of Sight (“BVLOS”) operations with airspace observers over a controlled ground area in a sparsely populated environment throughout Europe. Operators simply need to submit a required declaration with their applicable National Aviation Authority indicating whether they intend to fly missions in accordance with the European Standard Scenario- (“STS-”) 01 or STS-02. The inclusion of the C6 marking alongside our C2-labeled eBee drones will significantly enhance the market advantages for our European customers. It grants access to areas and operational modes restricted to drones weighing over 4 kg, all without the requirement for formal permissions or regulatory waivers. Currently, only eBee drones possess both the C2 and C6 marking, affirming their status as the safest choice for flying over people and conducting BVLOS operations.

●	Our global reseller network currently has more than 200 drone solutions providers in 75+ countries – By leveraging our relationships with the specialty retailers that comprise our global reseller network, AgEagle benefits from enhanced brand-building, lower customer acquisition costs and increased reach, revenues and geographic and vertical market penetration. With the integration of our 2021 Acquisitions, we can now leverage our collective reseller network to accelerate our revenue growth by educating and encouraging our partners to market AgEagle’s full suite of airframes, sensors and software as bundled solutions in lieu of marketing only previously siloed products or product lines to end users.

In late 2022, we partnered with government contractor Darley to expand the market reach of AgEagle’s high performance fixed wing drones and sensors to the U.S. first responder and tactical defense markets. Distinguished as one of the nation’s longest standing government contracting organizations, Darley is expected to become a key contributor to AgEagle’s success in delivering best-in-class UAS solutions to a wide range of state and federal agencies. Providing our best-in-class autonomous flight solutions for public safety applications through trusted resellers like Darley represents an entirely new market opportunity for AgEagle and one we intend to vigorously pursue in the coming year.

Impact of the Risks and Uncertainties on Our Business Operations

Global economic challenges, including the impact of the war, pandemics, rising inflation and supply-chain disruptions, regulatory investigations adverse labor and capital market conditions could cause economic uncertainty and volatility. The aforementioned risks and their respective impacts on the UAV industry and our operational and financial performance remain uncertain and outside of our control. Specifically, because of the aforementioned continuing risks, our ability to access components and parts needed in order to manufacture its proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If either we or any of our third parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, our supply chain may be further disrupted, limiting its ability to manufacture and assemble products.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Significant estimates include the reserve for obsolete inventory, valuation of stock issued for services and stock options, valuation of intangible assets, and the valuation of deferred tax assets. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

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We believe the following critical accounting estimates affect the more significant judgments and estimates used in preparing our consolidated financial statements. Please see Note 2 to our consolidated financial statements, which are included in Item 8 “Financial Statements and Supplementary Data” of this Annual Report, for our Summary of Significant Accounting Policies. There have been no material changes made to the critical accounting estimates during the periods presented in the consolidated financial statements.

Revenue Recognition

Most of the Company’s revenues are derived primarily through the sales of drones, sensors and related accessories, and software subscriptions. All contracts and agreements are a fixed price and are accounted for in accordance with ASC Topic 606, Revenue from Contracts with Customers.

The Company generally recognizes revenue on sales to customers, dealers and distributors upon satisfaction of performance obligations which generally occurs once control transfers to customers, which is when product is shipped or delivered depending on specific shipping terms and, where applicable, customer acceptance has been obtained. The Company records revenue in the statements of operations and comprehensive loss, net of any sales, use, value added, or certain excise taxes imposed by governmental authorities on specific sales transactions and net of any discounts, allowances and returns.

Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent the Company’s actual costs vary from the estimates upon which the price was negotiated, it will generate more or less profit or could incur a loss. The Company accounts for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

Additionally, customer payments received in advance of the Company completing performance obligations are recorded as contract liabilities. Customer deposits represent customer prepayments and are recognized as revenue when the term of the sale or performance obligation is completed.

The Company’s software subscriptions to its platforms, HempOverview and Ground Control, are offered on a subscription basis. These subscription fees are recognized ratably over each monthly membership period as the services are provided.

Inventories and Provision for Obsolescence

Our policy for valuation of inventory, including the determination of obsolete inventory, requires us to perform a detailed assessment of inventory at each balance sheet date, which includes a review of, among other factors, an estimate of future demand for products within specific time horizons, valuation of existing inventory, as well as product lifecycle and product development plans. Inventory reserves are also provided to cover risks arising from slow-moving items. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated net realizable value based on assumptions about future demand and market conditions. We may be required to record additional inventory write-downs if actual market conditions are less favorable than those projected by our management.

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Goodwill and Intangible Assets

The assets and liabilities of acquired businesses are recorded under the acquisition method of accounting at their estimated fair values at the date of acquisition. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Intangible assets from acquired businesses are recognized at fair value on the acquisition date and consist of customer programs, trademarks, customer relationships, technology and other intangible assets. Customer programs include values assigned to major programs of acquired businesses and represent the aggregate value associated with the customer relationships, contracts, technology, and trademarks underlying the associated program and are amortized on a straight-line basis over a period of expected cash flows used to measure fair value, which ranges from four to five years.

As of December 31, 2023 and 2022, our goodwill balance was $7.4 million and $23.2 million, respectively, after goodwill impairment charges recognized during the years ended December 31, 2023 and 2022 of $15,8 million and $41.7 million, respectively. We perform an annual impairment test of our goodwill at least annually in the fourth quarter or more frequently whenever events or changes in circumstances indicate the carrying value of goodwill may be impaired. Such events or changes in circumstances may include a significant deterioration in overall economic conditions, changes in the business climate of our industry, a decline in our market capitalization, operating performance indicators, competition, reorganizations of our business. Our goodwill has been allocated to and is tested for impairment at a level referred to as the business segment. The level at which we test goodwill for impairment requires us to determine whether the operations below the business segment constitute a self-sustaining business for which discrete financial information is available and segment management regularly reviews the operating results which is referred to as a reporting unit.

We use a quantitative approach when testing goodwill. To perform the quantitative impairment test, we compare the fair value of a reporting unit to its carrying value, including goodwill. If the fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not impaired. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to that excess. We generally estimate the fair value of each reporting unit using a combination of a discounted cash flow (“DCF”) analysis and market-based valuation methodologies such as comparable public company trading values and values observed in recent business acquisitions. Determining fair value requires the exercise of significant judgments, including the amount and timing of expected future cash flows, long-term growth rates, discount rates and relevant comparable public company earnings multiples and relevant transaction multiples. The cash flows employed in the DCF analysis are based on our best estimate of future sales, earnings, and cash flows after considering factors such as general market conditions, existing firm orders, expected future orders, changes in working capital, long term business plans and recent operating performance.

As of December 31, 2023, we performed our annual goodwill impairment tests for our three reporting units. The results of our annual impairment test indicated that the fair value of the sensors reporting unit and the fair value of the SaaS reporting units were less than their carrying amount, indicating an impairment. As of December 31, 2023, the Company recorded an aggregate goodwill impairment charge of $15.8 million on the two impaired reporting units. This impairment charge is based on the excess carrying value of the reporting units over their fair values.

As of December 31, 2022, we performed our annual goodwill impairment tests for our three reporting units. The results of our annual impairment test indicated that the fair value of the sensors reporting unit exceeded its carrying amount, while the fair value of the SaaS and drones reporting units were less than their carrying amount, indicating an impairment. As of December 31, 2022, the Company recorded an aggregate goodwill impairment charge of $41.7 million on the two impaired reporting units. This impairment charge is based on the excess carrying value of the reporting units over their fair values.

Finite-lived intangibles are amortized to expense over the applicable useful lives, ranging from five to ten years, based on the nature of the asset and the underlying pattern of economic benefit as reflected by future net cash inflows. We perform an impairment test of finite-lived intangibles whenever events or changes in circumstances indicate their carrying value may be impaired. If events or changes in circumstances indicate the carrying value of a finite-lived intangible may be impaired, the sum of the undiscounted future cash flows expected to result from the use of the asset group would be compared to the asset group’s carrying value. If the asset group’s carrying amount exceeds the sum of the undiscounted future cash flows, we would determine the fair value of the asset group and record an impairment loss in net earnings. Intangible assets balance as of December 31, 2023 and 2022 was $2.6 million and $11.5 million, respectively. Additionally, as of December 31, 2023 the Company recorded an aggregate intangible assets impairment of $5.9 million, no intangible impairment was recorded for the same period on 2022.

Share-Based Compensation Awards

The value we assign to the options that we issue is based on the fair market value as calculated by the Black-Scholes pricing model. To perform a calculation of the value of our options, we determine an estimate of the volatility of our stock. We need to estimate volatility because there has not been enough trading of our stock to determine an appropriate measure of volatility. We believe our estimate of volatility is reasonable, and we review the assumptions used to determine this whenever we issue new equity instruments. If we have a material error in our estimate of the volatility of our stock, our expenses could be understated or overstated. All share-based awards are expensed on a straight-line basis over the vesting period of the options.

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Results of Operations

Year Ended December 31, 2023 as Compared to Year Ended December 31, 2022

Revenues

For the year ended December 31, 2023, revenues were $13.7 million as compared to $19.1 million during the year ended December 31, 2022, a decrease of $5.4 million, or 28.3%. The decline in revenues is mainly due to the eBee drone products of $3.6 million, to the RedEdge-P and Altum-PT™ panchromatic sensors of $1.6 million and $0.2 million of our SaaS subscription services related to our HempOverview and Ground Control platforms. For the drones, the declines are attributed to customer postponing drone purchases until the new eBee VISION is released and was released in December 2023; for the sensors, the declines are attributed to the challenge to secure financing for the component parts to meet demand while at the same time utilizing the operating capital to expedite the eBee VISION completion. As a result, the Company experienced postponement or lost sales from delayed fulfillment.

The deployment of capital from the sensor business and the reduction in workforce in the smaller revenue generating SaaS business contributed directly to the overall business decline in 2023 as management routed resources to expedite the eBee VISION launch and manage the sensor backlog. Our continued innovation has demonstrated growth in our sales leading to strong demand of our products, specifically for our panchromatic sensor series, offsetting this growth are delays in our newly announced VISION drone product and Field Check for Measure Ground Control mobile app which we have just begun to deliver to marketplace. Accordingly, our business continues to be negatively impacted by supply chain constraints, hawkish central bank activities, adverse labor market conditions and declining market valuation of our stock.

Cost of Sales

For the year ended December 31, 2023, cost of sales was $8.3 million as compared to $10.9 million during 2022, a decrease of $2.6 million, or 23.9%. The primary factors contributing to the decrease in our cost of sales and the gross profit margin were due to the decline in revenues from our sensor and our drone products along with significant price reduction in mid-Q2 to stimulate market demand and bring us in line specifically with competitive products manufactured in China and clearing out inventory to make way for the launch of the eBee VISION. In addition, our sensor sales continue to experience supply chain pressure, because of increases in raw components, labor costs and lack of process automation.

Gross Profit

For the twelve months ended December 31, 2023, gross profit was $5.5 million as compared to $8.2 million for the twelve months ended December 31, 2022, a decrease of $2.7 million or 32.9%. For the twelve months ended December 31, 2023, gross profit margin was 39.8% as compared to 43.0% for the twelve months ended December 31, 2022. The decrease in gross profit margin predominantly driven by significant price reduction in mid-Q2 to stimulate market demand and bring us in line specifically with competitive products manufactured in China and clearing out inventory to make way for the launch of the eBee VISION. In addition, our sensor sales continue to experience supply chain pressure, because of increases in raw components, labor costs and lack of process automation.

General and Administrative Expenses

For the year ended December 31, 2023, general and administrative expenses were $13.6 million as compared to $17.8 million for the prior year ended December 31, 2022, resulting in a decrease of $4.2 million, or 23.6%. The decrease was primarily a result of the continued integration of the business acquisitions in 2021, which provided integration costs primarily from lease expenses due to combination of offices, reduction in employee payroll related costs due to integration of roles, ERP consulting integration costs, reduction in R&D consultants, less stock compensation costs offset by increased shareholder annual meeting costs.

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Research and Development

For the twelve months ended December 31, 2023, research and development expenses were $5.5 million as compared to $8.1 million for the twelve months ended December 31, 2022, a decrease of $2.6 million or 32.1%. The decrease was primarily due to the integration of research and development teams that provide development of our new airframe, sensor and software technologies resulting in a reduction in our consultants and internal headcounts.

Sales and Marketing

For the twelve months ended December 31, 2023, sales and marketing expenses were $3.7 million as compared to $4.9 million for the twelve months ended December 31, 2022, a decrease of $1.2 million, or 24.5%. The decrease was primarily due to a reduction in headcount, travel, tradeshows, general marketing activities, along with a decrease in consulting expenses offset by an increase with in-person demos, particularly for the new ebee VISON.

Impairment

Goodwill Impairment

For the twelve months ended December 31, 2023, goodwill impairment was $15.8 million. The impairment was primarily attributable to the goodwill related to our SaaS and the sensor reporting units, specifically due to lower sales compared to forecasted sales along with the declining market conditions. For the twelve months ended December 31, 2022, the company record a goodwill impairment of $41.7 million, which was primarily attributable to the goodwill impairment related to our SaaS and drones reporting units recorded in the fourth quarter of 2022. This was due to lower sales compared to forecasted sales and profitability, a decline in market conditions, a decline in stock price and the delay in the eBee drone VISION launch. The Company recorded an impairment charge to these two reporting units of $29.0 million and $12.7 million, respectively, during the fourth quarter and for the year ended December 31, 2022.

Intangible Impairment

The annual intangible impairment conducted during the fourth quarter of 2023 indicated that the fair value of the SaaS and the Company’s Drones reporting units were less than carrying value. Accordingly, the Company recorded an impairment charge to SaaS and Drones units of $2.4 million and $3.5 million, respectively, which is included in “Impairment” on the accompanying consolidated statements of operations and comprehensive loss.

Other Income (Expenses), net

For the year ended December 31, 2023, other income, net for the Company created a loss of $3.3 million as compared to a $6.0 million profit for the year ended December 31, 2022. The fluctuation of $9.3 million was primarily due to the third quarter 2022 recognition of $6.5 million non-cash gain on debt extinguishment associated with reductions of holdback liabilities in connection with our acquisitions of senseFly and MicaSense that was not recognized in 2023, plus the loss on the debt extinguishment and interest on the Promissory Note amounting to $1.9 million and an increase in interest expense in current year 2023 of $0.9 million from the prior year.

Net Loss

For the year ended December 31, 2023, the Company incurred a net loss of $42.4 million as compared to a net loss of $58.3 million for the year ended December 31, 2022, a decrease in loss of $15.9 million or 27.3%. Overall, the net loss decrease is primarily a result of a $27.9 million decrease in operating expenses from 2022 to 2023. This was offset with an increase of $0.9 million in interest expense, and due to the third quarter 2022 recognition of $6.5 million non-cash gain on debt extinguishment associated with reductions of holdback liabilities in connection with our acquisitions of senseFly and MicaSense that was not recognized in 2023, plus the loss on the debt extinguishment and interest on the Promissory Note amounting to $1.9 million.

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Cash Flows

Twelve Months Ended December 31, 2023 as Compared to the Twelve Months Ended December 31, 2022

As of December 31, 2023, cash on hand was $0.8 million, a decrease of $3.5 million or 81.4%, as compared to $4.3 million as of December 31, 2022. For the year ended December 31, 2023, cash used in operations was $11.0 million, a decrease of $8.8 million, as compared to $19.8 million for the year ended December 31, 2022. The decrease in cash used in operating activities was principally driven by lower sales and operating expenses which included significantly lower inventory purchases, prepaids, accounts payable, accrued expenses and contract liabilities.

For the year ended December 31, 2023, cash used in investing activities was $0.8 million, a decrease of $7.6 million as compared to $8.4 million for the year ended December 31, 2022. The decrease in cash used in our investing activities resulted mainly from the business acquisition of MicaSense and senseFly that occurred in 2022 and a decrease in platform and internal use software costs along with purchases of property and equipment.

For the year ended December 31, 2023, cash provided by financing activities was $8.6 million a decrease of $8.9 million, or 50.9% as compared to cash provided of $17.5 million for twelve months ended December 31, 2022. The decrease in cash provided by our financing activities was due to less sales of our Common stock through an at-the-market (“ATM”) offering and exercise of warrants in the prior year offset by the sale of Series F Preferred stock issuance of Common Stock and Warrant.

Liquidity and Capital Resources

As of December 31, 2023, we had a working capital deficit of $0.5 million. For the year ended December 31, 2023, we incurred a loss from operations of $42.4 million, a decrease of $15.9 million, as compared to $58.3 million for the year ended December 31, 2022. Further, we utilized our cash in our operating activities of $11.0 million, a decrease of $8.8 million as compared to $19.8 million for the year ended December 31, 2022.

During the twelve months ended December 31, 2023, we raised $8.8 million in equity from the additional sale of Series F Preferred Stock and Offering of our Common Stock and for the conversion of warrants.

For the twelve months ended December 30, 2022, we raised approximately $4.6 million of net proceeds from our ATM offering with co-agents Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates.

Our primary need for liquidity is to fund working capital requirements of our business, capital expenditures, acquisitions, debt service, and for general corporate purposes. Our primary source of liquidity is funds generated by financing activities and from private placements. Our ability to fund our operations, to make planned capital expenditures, to make planned acquisitions, to make scheduled debt payments, and to repay or refinance indebtedness depends on our future operating performance and cash flows, which are subject to prevailing economic conditions and financial, business and other factors, some of which are beyond our control.

If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on additional obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing operations are available. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern. The Company is evaluating strategies to obtain the required additional funding for future operations and the restructuring of operations to grow revenues and reduce expenses.

Off-Balance Sheet Arrangements

On December 31, 2023, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources. Since our inception, except for standard operating leases, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities. We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Contractual Obligations

Material contractual obligations arising in the normal course of business primarily consist of principal and interest payments for loans made under the COVID program in Switzerland, defined benefit plan obligations, principal and interest payments for operating leases and other purchase obligations. See Notes 7, 10, 12 and 13 to the consolidated financial statements for amounts outstanding as of December 31, 2023, for these contractual obligations.

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Inflation

During the year ended December 31, 2023, inflation has had a negative impact on the unmanned aerial vehicle systems industry, our customers, and our business globally. Specifically, our ability to access components and parts needed in order to manufacture our proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If either the Company or any of the third-parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, our supply chain may be further disrupted, limiting its ability to manufacture and assemble products. In addition, the eventual implications of higher government deficits and debt, tighter monetary policies and potentially higher, long-term interest rates may drive a higher cost of raising capital in the future.

Climate Change

Our opinion is that neither climate change, nor governmental regulations related to climate change, have had, or are expected to have, any material negative effect on our operations. Generally, drones increase efficiency, improve safety, save costs, and expand applications in various industries, providing a net benefit to the climate. Our drones in general have as much as 94% lower energy consumption per package compared with other vehicles, such as airplane, automobiles and water transpiration making them a more environmentally friendly option since they are unmanned and require much less energy to view over a large area.

However, we do note that the batteries used in drones may be harmful to the environment. The disposal of these batteries as waste involves lead and other toxic materials that are harmful to land, water, and vegetation. If our drones crash into a sensitive habitat or natural resource, it could cause damage or even introduce pollutants into the ecosystem. We dispose of our potential pollutants by the processes established by national and local authorities across the globe.

The drone industry is subject to many forms of environmental regulation, including but not limited to regulation of hazardous substances, and other risks associated with climate change. The cost of compliance with more stringent environmental regulations, failure to comply with existing or future regulations or failure to otherwise manage the risks of climate change effectively could have a material adverse effect on our business. Many aspects of our operations are subject to evolving and increasingly stringent federal, state, local and international laws governing environmental protection. Compliance with existing and future environmental laws and regulations could require capital investment and increase operational costs, and violations can lead to significant fines and penalties and reputational harm. The ultimate impact and associated cost to our Company of these legislative and regulatory developments cannot be predicted at this time.

New Accounting Pronouncements

On January 1, 2023, the Company adopted Accounting Standards Update 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASC 326). This standard replaced the incurred loss methodology with an expected loss methodology that is referred to as the current expected credit loss (“CECL”) methodology. CECL requires an estimate of credit losses for the remaining estimated life of the financial asset using historical experience, current conditions, and reasonable and supportable forecasts and generally applies to financial assets measured at amortized cost, including loan receivables and held-to-maturity debt securities, and some off-balance sheet credit exposures such as unfunded commitments to extend credit. Financial assets measured at amortized cost will be presented at the net amount expected to be collected by using an allowance for credit losses.

The Company adopted ASC 326 and all related subsequent amendments thereto effective January 1, 2023 using the modified retrospective approach for all financial assets measured at amortized cost and off-balance sheet credit exposures.

There were certain updates recently issued by the Financial Accounting Standards Board, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide information required by this Item.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our financial statements are contained in pages F-1 through F-59, which appear at the end of this Annual Report on Form 10-K.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure and Control Procedures

The Company’s Chief Executive Officer and the Company’s Chief Financial Officer evaluated the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2023, and concluded that the Company’s disclosure controls and procedures are effective. The term disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934, as amended, is accumulated, recorded, processed, summarized and communicated to the Company’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure to be reported within the time periods specified in the SEC’s rules and forms.

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Management’s Report on Internal Control over Financial Reporting

The Company’s management is responsible for establishing and maintaining an adequate system of internal control over financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with Generally Accepted Accounting Principles (“US GAAP”).

Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance of such reliability and may not prevent or detect misstatements. Also, projection of any evaluation of effectiveness to future periods is subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Management has conducted, with the participation of our Chief Executive Officer and our Chief Financial Officer, an assessment of the effectiveness of our internal control over financial reporting as of December 31, 2023. Management’s assessment of internal control over financial reporting used the criteria set forth in SEC Release 33-8810 based on the framework established by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control over Financial Reporting — Guidance for Smaller Public Companies. Based on this evaluation, Management concluded that our system of internal control over financial reporting was effective as of December 31, 2023, based on these criteria.

This Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. As a smaller reporting company, our management’s report was not subject to attestation by our registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit us to provide only the management’s report.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting, as defined in Rules 13a-15(t) and 15d-15(f) under the Exchange Act, during the year ended December 31, 2023, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

Insider Trading Plan

During the year ended December 31, 2023, no director or officer of the Company adopted or terminated a “Rule 10-b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K

ITEM 9C. DISCLOSURE REGARDING FOREIGN JURISDICTIONS THAT PREVENT INSPECTIONS

None.

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PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The information required by this item is incorporated by reference to the definitive proxy statement for our 2024 Annual Meeting of Stockholders to be filed with the SEC within 120 days of December 31, 2023 (our “Proxy Statement”).

ITEM 11. EXECUTIVE COMPENSATION

The information required by this item will be set forth in the section entitled “Executive Compensation” in our Proxy Statement and is incorporated in this report by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this item will be set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in our Proxy Statement and is incorporated in this report by.

Information regarding our equity compensation plans will be set forth in the section entitled “Executive Compensation” in our Proxy Statement and is incorporated in this report by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by this item will be set forth in the section entitled “Transactions with Related Persons” in our Proxy Statement and is incorporated in this report by reference.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by this item will be set forth in the section entitled “—Ratification of Selection of Independent Registered Public Accounting Firm” in our Proxy Statement and is incorporated in this report by reference.

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PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENTS, SCHEDULES

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation, as currently in effect (incorporated by reference to Exhibit 3.1 to the Form 10-Q filed on August 14, 2008)
3.2	Certificate of Amendment to Articles of Incorporation as filed with the Nevada Secretary of State on May 29, 2014 (incorporated herein by reference as Exhibit 3.2 on Annual Report Form 10-K filed on April 4, 2023)
3.3	Certificate of Amendment of Articles of Incorporation (incorporated by reference as Exhibit 3.3 on Annual Report Form 10-K filed on April 4, 2023)
3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated herein by reference as Exhibit 4.1 on Current Report Form 8-K filed on March 11, 2015)
3.5	Certificate of Designation of Series C Preferred Stock filed with the Nevada Secretary of State on April 27, 2017 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 28, 2017)
3.6	Amendment to Certificate of Designation of Series C Preferred Stock (incorporated by reference to Exhibit 3.3 on the Form 8-K filed on March 29, 2018)
3.7	Certificate of Designation for Series A Preferred Stock (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on January 6, 2011)
3.8	Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the 10% Series A Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on March 29, 2018)
3.9	Certificate of Amendment to Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of the 10% Series A Redeemable Perpetual Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form 8-K filed on March 29, 2018)
3.10	Certificate of Amendment to the Articles of Incorporation of Energex Resources, Inc. to change the company’s name (incorporated by reference to Exhibit 3.4 to the Form 8-K filed on March 29, 2018)
3.11	Certificate of Amendment to the Articles of Incorporation of EnerJex Resources, Inc. to effect a 1-for-25 reverse stock split (incorporated by reference to Exhibit 3.5 to the Form 8-K filed on March 29, 2018)
3.12	Articles of Merger, dated March 26, 2018, by and between AgEagle Aerial Systems, Inc. and AgEagle Merger Sub, Inc.(incorporated by reference from Exhibit 3.6 on Form 8-K filed on March 29, 2018)
3.13	Second Amended and Restated Bylaws, as currently in effect (incorporated by reference from Exhibit 3.1 on Form 8-K filed on January 25, 2023)
3.14	Certificate of Designation of Series D 8% Preferred Stock filed with the Nevada Secretary of State on December 26, 2018 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 10-K filed on April 4, 2023)
3.15	Certificate of Designation for the Series E Convertible Preferred Stock filed with the Nevada Secretary of State on April 2, 2020 (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on April 8, 2020)
3.16	Certificate of Designation for the Series F 5% Convertible Preferred Stock filed with the Nevada Secretary of State on June 29, 2022 (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on June 30, 2022)
3.17	Certificate of Incorporation to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on February 9, 2024)
4.1*	Description of Registrant’s Securities
4.2	Pre-Funded Common Stock Purchase Warrant (Incorporated by reference to Exhibit 4.1 on Form 8-K filed on January 5, 2021)
4.3	Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on June 30, 2022)
4.4	Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on December 6, 2022)
4.5	Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on March 14, 2023)
4.6	Common Stock Purchase Warrant (incorporated herein by reference to Exhibit 4.1 of the Current Report on Form 8-K filed on June 6, 2023)
4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of Form 8-K filed on November 16, 2023)
4.8	Form of Placement Agent Warrants (incorporated by reference to Exhibit 4.2 of Form 8-K filed on November 16, 2023)

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10.1+	2017 Equity Incentive Plan of the Registrant (Incorporated by reference to the Registration Statement on Form S-1 (Reg. No. 333-226324) originally filed on July 24, 2018)
10.2	Lease Agreement, dated August 3, 2020, by and among AgEagle Aerial Systems Inc. and U.S. Business Centers, L.L.C. (Incorporated herein by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on August 7, 2020)
10.3	8% Original Issue Discount Promissory Note, dated December 6, 2022 (Incorporated herein by reference to Exhibit 10.2 on Form 8-K filed on December 6, 2022)
10.4	Offer Letter of Employment between AgEagle Aerial System, Inc. and Barrett Mooney, dated February 7, 2022 (incorporated by reference to Exhibit 10.1 on Form 10-Q filed on May 16, 2022)
10.5	Placement Agency Agreement, dated June 5, 2023 (incorporated by reference to Exhibit 10.1 on Form 8-K filed June 6, 2023).
10.6	Securities Purchase Agreement, dated June 5, 2023 (incorporated by reference to Exhibit 10.2 on Form 8-K filed June 6, 2023).
10.7	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.3 on Form 8-K filed June 6, 2023).
10.8	Warrant Exchange Agreement dated September 15, 2023 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on September 15, 2023)
10.9	Note Amendment Agreement, dated August 14, 2023 by and between AgEagle Aerial Systems Inc. and Alpha Capital Anstalt (incorporated by reference to Exhibit 10.1 on Form 10-Q filed on August 14, 2023)
10.10	Second Note Amendment Agreement dated October 5, 2023 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on October 6, 2023)
10.11	Engagement Agreement with Dawson James Securities Inc., dated November 15, 2023 (incorporated by reference to Exhibit 10.1 of Form 8-K filed on November 16, 2023)
10.12	Form of Assignment, Waiver and Amendment Agreement, dated November 15, 2023 (incorporated by reference to Exhibit 10.2 of Form 8-K filed on November 16, 2023)
10.13	Form of Securities Purchase Agreement, dated November 15, 2023 (incorporated by reference to Exhibit 10.3 of Form 8-K filed on November 16, 2023)
10.14	Offer Letter, dated as of November 28, 2023, between AgEagle Aerial Systems, Inc. and Mark DiSiena (incorporated by reference to Exhibit 10.1 on Form 8-K filed on December 4, 2023)
10.15	Executive Employment Agreement, dated as of December 28, 2023 between AgEagle Aerial Systems, Inc. and Mark DiSiena (incorporated by reference as Exhibit 10.1 on Form 8-K filed on December 29, 2023).
10.16	Interim CEO Agreement, dated as of December 28, 2023 between AgEagle Aerial Systems, Inc. and Concepts to Capabilities Consulting, LLC (incorporated by reference as Exhibit 10.2 on Form 8-K filed on December 29, 2023).
10.17	Agreement for the Purchase and Sale of Future Receipts (incorporated by reference to Exhibit 10.1 on Form 8-K filed on January 30, 2024)
10.18	Series F Amendment Agreement (incorporated by reference to Exhibit 10.1 on Form 8-K filed on February 8, 2024)
10.19	Securities Exchange Agreement (incorporated by reference to Exhibit 10.2 on Form 8-K filed on February 8, 2024)
10.20	Convertible Promissory Note (incorporated by reference to Exhibit 10.3 on Form 8-K filed on February 8, 2024)
10.21	Statement of Work Agreement by and between AgEagle Aerial Systems Inc. and Mark DiSiena, dated September 27, 2023 (incorporated by reference to Exhibit 10.1 on Form 10-K filed on October 19, 2023).
10.22	Form of Warrant Exercise Agreement (incorporated by reference to Exhibit 10.1 on Form 8-K filed on March 7, 2024)
10.23	Securities Purchase Agreement, dated June 26, 2022 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on June 30, 2022)
10.24	Lock-Up Agreement, dated June 30, 2022 (incorporated by reference to Exhibit 10.2 on Form 8-K filed on June 30, 2022)
10.25	Waiver Agreement among the Company, MicaSense, Inc. and Parrot Drones S.A.S., dated July 22, 2022 (incorporated by reference to Exhibit 10.1 on Form 8-K filed on August 2, 2022)
10.26	Waiver Agreement between the Company and Parrot Drones S.A.S., dated July 22, 2022 (incorporated by reference to Exhibit 10.2 on Form 8-K filed on August 2, 2022)
10.27	Waiver Agreement among the Company, AgEagle Aerial Inc. and Parrot, Inc., dated July 22, 2022 (incorporated by reference to Exhibit 10.3 on Form 8-K filed on August 2, 2022)
10.28	Settlement Agreement, dated August 22, 2022 (incorporated by reference to Exhibit 101. On Form 8-K filed on August 26, 2022)
10.29	Securities Purchase Agreement, dated December 6, 2022 (incorporated by reference to Exhibit 10.1 On Form 8-K filed on December 6, 2022)
14.1	Code of Ethics of the Registrant Applicable To Directors, Officers And Employees (Incorporated by reference to the Registration Statement on Form S-1 (Reg. No. 333-226324) originally filed on July 24, 2018)
21.1*	List of Subsidiaries
23.1*	Consent of WithumSmith+Brown, PC., an independent registered public accounting firm
31.1*	Rule 13(a)-14(a)/15(d)-14(a) Certification of principal executive officer
31.2*	Rule 13(a)-14(a)/15(d)-14(a) Certification of principal financial officer
32.1*	Section 1350 Certification of principal executive officer
32.2*	Section 1350 Certification of principal financial officer and principal accounting officer
97.1*	Clawback Policy
97.2*	Insider Trading Policy
97.3*	Whistleblower Policy
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

Item 16. Form 10-K Summary

None.

56

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

Dated: April 1, 2024	By:	/s/ Grant Begley
Grant Begley
Interim Chief Executive Officer

Dated: April 1, 2024	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Grant Begley	Interim Chief Executive Officer	April 1, 2024
Grant Begley	(Principal Executive Officer), and
Director & Chairman of the Board

/s/ Mark DiSiena	Chief Financial Officer	April 1, 2024
Mark DiSiena	(Principal Financial and Accounting Officer)

/s/ Kelly Anderson	Director	April 1, 2024
Kelly Anderson

/s/ Thomas Gardner	Director	April 1, 2024
Thomas Gardner

/s/ Malcolm Frost	Director	April 1, 2024
Malcolm Frost

57

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

AgEagle Aerial Systems, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AgEagle Aerial Systems, Inc. and subsidiaries, (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and comprehensive loss, and cash flows for each of the two years in the period ended December 31, 2023, and the related consolidated notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has experienced cash used from operations in excess of its current cash position, and has an accumulated deficit, that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the account or disclosure to which they relate.

Goodwill and other finite-lived intangibles – impairment assessment

As described in Note 2, Note 5, and Note 6 to the consolidated financial statements, management evaluates goodwill and other finite-lived intangible assets on an annual basis, or more frequently if impairment indicators exist, at each reporting unit level. The Company estimates the fair value of goodwill related to each reporting unit by weighting the results from the income approach and the market approach. The income approach incorporates the use of cash flow projections and a discount rate that are developed using market participant-based assumptions. The cash-flow projections are based on ten-year financial forecasts developed by management that include revenue projections, future operational costs, and investments in working capital to support anticipated revenue growth. The selected discount rate considers the risk and nature of the respective reporting unit’s cash flows and the rates of return market participants would require to invest their capital in its reporting units. The market approach utilizes the guideline public company and guideline transaction methods. Additionally, the fair value of the finite-lived intangible assets was valued using an undiscounted cash flow.

F-2

The determination of fair value of these assets requires significant judgement and estimation. Based on the methodology described above, the Company recorded an impairment adjustment to both the recorded goodwill and the finite-lived intangible assets.

Prior to the goodwill impairment adjustment, the fair value of the Sensors and SaaS reporting units amounted to $23.2 million. The Company determined that both reporting units had a significant impairment. Accordingly, the Company recorded a $15.8 million impairment charge.

Prior to the finite-lived intangible assets impairment adjustment, the fair value of the Drones, Sensors and SaaS reporting units amounted to $8.5 million. The Company determined that the Drones and SaaS reporting units had a significant impairment. Accordingly, the Company recorded a $5.9 million impairment charge.

The principal considerations for our determination that performing procedures relating to the valuation of goodwill and other finite lived assets as a critical audit matter was the significant judgement and estimation used by management to determine the fair value of these financial instruments, which in turn led to a high degree of auditor judgement, subjectivity and effort in performing procedures and in evaluating the audit evidence obtained, including the involvement of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements.

Our audit procedures related to the impairment assessment of the Company’s reporting units included the following, among others:

●	We evaluated management’s process for determining the fair value of its reporting units.

●	We evaluated the appropriateness of the valuation methods utilized.

●	We evaluated management’s ability to accurately forecast future revenue and operational costs by comparing prior year forecasts to actual results in the current year.

●	We tested that the forecasts were reasonable and consistent with the historical performance of the Company.

●	We evaluated the appropriateness of the guideline companies utilized.

In addition, for the fair value of goodwill, we evaluated the reasonableness of the discount rate utilized in the discounted cash flow model with the assistance of our internal valuation specialists.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

Orlando, Florida

April 1, 2024

PCAOB ID NUMBER 100

F-3

AGEAGLE AERIAL SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2023	2022
ASSETS
CURRENT ASSETS:
Cash	$819,024	$4,349,837
Accounts receivable, net	2,057,546	2,213,040
Inventories, net	6,936,980	6,685,847
Prepaid and other current assets	548,561	1,029,548
Notes receivable	185,000	185,000
Total current assets	10,547,111	14,463,272

Property and equipment, net	799,892	791,155
Right-of-use asset	3,525,406	3,952,317
Intangible assets, net	2,615,281	11,507,653
Goodwill	7,402,644	23,179,411
Other assets	265,567	291,066
Total assets	$25,155,901	$54,184,874

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$3,062,794	$1,845,135
Accrued liabilities	1,944,352	1,680,706
Promissory note	4,504,500	287,381
Contract liabilities	226,316	496,390
Current portion of lease liabilities	901,925	628,113
Current portion of COVID loan	391,545	446,456
Total current liabilities	11,031,432	5,384,181

Long-term portion of lease liabilities	2,721,743	3,161,703
Long-term portion of COVID loan	489,037	446,813
Defined benefit plan obligation	216,133	106,163
Long-term portion of promissory note	—	1,861,539
Total liabilities	14,458,345	10,960,399

COMMITMENTS AND CONTINGENCIES (NOTE 13)

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.001 par value, 25,000,000 shares authorized:
Preferred Stock, Series F Convertible, $0.001 par value, 35,000 shares authorized, 6,075 shares issued and outstanding as of December 31, 2023, and 5,863 shares issued and outstanding as of December 31, 2022	6	6
Common Stock, $0.001 par value, 250,000,000 shares authorized, 140,520,163 and 88,466,613 shares issued and outstanding as of December 31, 2023 and 2022, respectively	140,521	88,467
Additional paid-in capital	176,033,817	154,679,363
Accumulated deficit	(165,583,091)	(111,553,444)
Accumulated other comprehensive income	106,303	10,083
Total stockholders’ equity	10,697,556	43,224,475
Total liabilities and stockholders’ equity	$25,155,901	$54,184,874

See Accompanying Notes to Consolidated Financial Statements.

F-4

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2023	2022
Revenues	$13,741,398	$19,094,425
Cost of sales	8,278,158	10,876,308
Gross Profit	5,463,240	8,218,117

Operating Expenses:
General and administrative	13,602,791	17,757,708
Research and development	5,523,541	8,113,774
Sales and marketing	3,731,660	4,935,601
Impairment	21,755,360	41,687,871
Total Operating Expenses	44,613,352	72,494,954
Loss from Operations	(39,150,112)	(64,276,837)

Other Income (Expense):
Interest expense, net	(948,564)	(59,785)
Gain (loss) on debt extinguishment	(1,933,368)	6,463,101
Loss on disposal of fixed assets	—	(25,960)
Other expense, net	(389,693)	(354,242)
Total Other Income (Expense), net	(3,271,625)	6,023,114
Net Loss Before Provision for Income Taxes	(42,421,737)	(58,253,723)
Provision for income taxes	—	—
Net loss attributable to common stockholders	$(42,421,737)	$(58,253,723)

Net Loss Per Common Share - Basic and Diluted (i)	$(8.04)	$(13.97)

Weighted Average Number of Shares Outstanding During the Period -- Basic and Diluted (i)	5,279,595	4,168,521

Comprehensive Income (Loss):
Net loss attributable to common stockholders	$(42,421,737)	$(58,253,723)
Amortization of unrecognized periodic pension costs	(244,323)	135,439
Foreign currency cumulative translation adjustment	340,543	(54,762)
Total comprehensive loss, net of tax	(42,325,517)	(58,173,046)
Accrued dividends on Series F Preferred Stock	(339,631)	(172,596)
Deemed dividends on Series F Preferred Stock	(11,607,910)	(2,245,377)
Total comprehensive loss available to common stockholders	$(54,273,058)	$(60,591,019)

See Accompanying Notes to Consolidated Financial Statements.

(i)	Adjusted for the effect of a reverse stock split that was effective February 9, 2024 (see Note 17)

F-5

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Par $0.001 Preferred Stock, Series F Convertible Shares	Preferred Stock, Series F Convertible Amount	Par $0.001 Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss	Accumulated Deficit	Total Stockholders’ Equity
Balance as of December 31, 2021	—	$—	75,314,988	$75,315	$127,626,536	$(70,594)	$(51,054,344)	$76,576,913
Settlement of heldback shares from contingent liability related to Measure acquisition	—	—	(498,669)	(499)	2,812,999	—	—	2,812,500
Issuance of Preferred Stock, Series F Convertible, net of issuance cost	10,000	10	—	—	9,919,990	—	—	9,920,000
Conversion of Preferred Stock, Series F Convertible shares to Common Stock	(4,137)	(4)	6,804,545	6,805	(6,801)	—	—	—
Dividends on Series F Preferred Stock	—	—	—	—	(172,596)	—	—	(172,596)
Deemed dividend on Series F Preferred Stock	—	—	—	—	2,245,377	—	(2,245,377)	—
Sale of Common Stock, net of issuance costs	—	—	4,251,151	4,251	4,579,090	—	—	4,583,341
Issuance of Common Stock for acquisition of senseFly	—	—	1,927,407	1,927	2,998,073	—	—	3,000,000
Relative fair value of warrants issued with promissory note	—	—	—	—	1,182,349	—	—	1,182,349
Issuance of restricted Common Stock	—	—	482,191	483	(483)	—	—	—
Exercise of stock options	—	—	185,000	185	74,165	—	—	74,350
Stock-based compensation expense	—	—	—	—	3,420,664	—	—	3,420,664
Amortization of unrecognized periodic pension costs	—	—	—	—	—	135,439	—	135,439
Foreign currency cumulative translation adjustment	—	—	—	—	—	(54,762)	—	(54,762)
Net loss	—	—	—	—	—	—	(58,253,723)	(58,253,723)
Balance as of December 31, 2022	5,863	$6	88,466,613	$88,467	$154,679,363	$10,083	$(111,553,444)	$43,224,475
Issuance of Preferred Stock, Series F Convertible, net of issuance cost	4,850	5	—	—	4,674,995	—	—	4,675,000
Conversion of Preferred Stock, Series F Convertible shares to Common Stock	(4,638)	(5)	27,804,762	27,805	(27,800)	—	—	—
Dividends on Series F Preferred Stock	—	—	—	—	(339,631)	—	—	(339,631)
Deemed dividend on Series F Preferred Stock	—	—	—	—	11,607,910	—	(11,607,910)	—
Sale of Common Stock, net of issuance costs	—	—	18,220,000	18,220	3,949,180	—	—	3,967,400
Conversion of warrants issued with promissory note and incremental value modification	—	—	5,000,000	5,000	185,500	—	—	190,500
Issuance of restricted Common Stock	—	—	1,028,788	1,029	(1,029)	—	—	—
Stock-based compensation expense	—	—	—	—	1,305,329	—	—	1,305,329
Amortization of unrecognized periodic pension costs	—	—	—	—	—	(244,323)	—	(244,323)
Foreign currency cumulative translation adjustment	—	—	—	—	—	340,543	—	340,543
Net loss	—	—	—	—	—	—	(42,421,737)	(42,421,737)
Balance as of December 31, 2023	6,075	$6	140,520,163	$140,521	$176,033,817	$106,303	$(165,583,091)	$10,697,556

See Accompanying Notes to Consolidated Financial Statements.

F-6

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(42,421,737)	$(58,253,723)
Adjustments to reconcile loss to net cash used in operating activities:
Goodwill impairment	15,776,767	41,687,871
Intangibles impairment	5,899,307	—
Lease impairment	79,287	—
Stock-based compensation	1,305,329	3,420,664
Depreciation and amortization	3,811,770	3,938,860
Defined benefit plan obligation and other	93,692	(215,797)
Loss on disposal of fixed assets	—	25,960
Amortization of debt discount and warrant modification	612,712	46,270
Loss (gain) on debt extinguishment	1,933,368	(6,463,101)
Changes in assets and liabilities:
Accounts receivable	223,457	637,156
Inventories	53,178	(2,605,028)
Prepaid expenses and other current assets	543,703	230,688
Accounts payable	1,105,947	(681,556)
Accrued liabilities and other liabilities	44,499	(716,960)
Contract liabilities	(280,685)	(472,604)
Other	263,029	(340,886)
Net cash used in operating activities	(10,956,377)	(19,762,186)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(215,357)	(313,769)
Payment of acquisition-related liabilities	—	(6,610,900)
Capitalization of platform development costs	(357,724)	(817,029)
Capitalization of internal use software costs	(203,889)	(618,061)
Net cash used in investing activities	(776,970)	(8,359,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sales of Common Stock, net of issuance costs	3,967,400	4,583,341
Sale of Preferred Stock, Series F Convertible, net of issuance costs	4,675,000	9,920,000
Repayments on COVID loans	(91,856)	(345,484)
Promissory note	—	3,285,000
Exercise of stock options	—	74,350
Net cash provided by financing activities	8,550,544	17,517,207

Effects of foreign exchange rates on cash flows	(348,010)	364,009

Net decrease in cash	(3,530,813)	(10,240,729)
Cash at beginning of year	4,349,837	14,590,566
Cash at end of year	$819,024	$4,349,837

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest cash paid	$—	$7,590
Income taxes paid	$—	$—
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock consideration for the senseFly Acquisition	$—	$3,000,000
Right-of-use asset and liability	$212,756	$—
Conversion of Preferred Stock, Series F Convertible to Common Stock	27,805	6,805
Dividends on Series F Preferred Stock	$339,631	$172,596
Deemed dividend on Series F Preferred stock and warrant	$11,607,910	$2,245,377
Issuance of restricted Common Stock	—	483
Settlement of Common Stock from contingent liability related to Measure	$—	$2,812,500

See Accompanying Notes to Consolidated Financial Statements.

F-7

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 1 – Description of Business

AgEagle™ Aerial Systems Inc. (“AgEagle” or the “Company” or “we”, “our”, or “us”) is actively engaged in designing and delivering best-in-class drones, sensors and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, the Company is earning distinction as a globally respected market leader offering customer-centric, advanced, autonomous unmanned aerial systems (“UAS”) which drive revenue at the intersection of flight hardware, sensors and software for industries that include agriculture, military/defense, public safety, surveying/mapping and utilities/engineering, among others. AgEagle has also achieved numerous regulatory firsts, earning governmental approvals for its commercial and tactical drones to fly Beyond Visual Line of Sight (“BVLOS”) and/or Operations Over People (“OOP”) in the United States, Canada, Brazil and the European Union and being awarded Blue UAS certification from the Defense Innovation Unit of the U.S. Department of Defense.

AgEagle’s shift and expansion from solely manufacturing fixed-wing farm drones in 2018, to offering what the Company believes is one of the industry’s best fixed-wing, full-stack drone solutions, culminated in 2021 when the Company acquired three market-leading companies engaged in producing UAS airframes, sensors and software for commercial and government use. In addition to a robust portfolio of proprietary, connected hardware and software products; an established global network of over 200 UAS resellers; and enterprise customers worldwide; these acquisitions also brought AgEagle a highly valuable workforce comprised largely of experienced engineers and technologists with deep expertise in the fields of robotics, automation, manufacturing, and data science. In 2022, the Company succeeded in integrating all three acquired companies with AgEagle to form one global company focused on taking autonomous flight performance to a higher level.

Our core technological capabilities include robotics and robotics systems autonomy; advanced thermal and multispectral sensor design and development; embedded software and firmware; secure wireless digital communications and networks; lightweight airframes; small UAS design, integration and operations; power electronics and propulsion systems; controls and systems integration; fixed wing flight; flight management software; data capture and analytics; human-machine interface development and integrated mission solutions.

In January 2021, AgEagle acquired MicaSense™, Inc. (“MicaSense”). Founded in 2014, MicaSense has been at the forefront of advanced drone sensor development since its founding in 2014, having formed integration partnerships with several leading fixed wing and multi-rotor drone manufacturers. MicaSense’s patented, high precision thermal and multispectral sensors serve the aerial mapping and analytics needs of the agriculture market. MicaSense’s high performance proprietary products have global distribution in over 75 countries.

In April 2021, AgEagle acquired Measure Global, Inc. (“Measure”). Founded in 2020, Measure serves a world class customer base, Measure enables its customers to realize the transformative benefits of drone technology through its Ground Control solution. Offered as Software-as-a-Service (“SaaS”), Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data, and integrate with existing business systems and processes.

In October 2021, AgEagle acquired senseFly S.A. and concurrent with the acquisition, AgEagle Aerial, Inc. (“AgEagle Aerial), a wholly owned subsidiary of the AgEagle, acquired senseFly Inc. Collectively senseFly S.A. and senseFly, Inc. are referred to as “senseFly”. Founded in 2009, senseFly provides fixed-wing drone solutions for commercial and government markets that simplify the collection and analysis of geospatial data, allowing professionals to make better decisions, faster. senseFly develops and produces a proprietary line of eBee-branded, high performance, fixed-wing drones which have flown more than one million flights around the world.

F-8

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 1 – Description of Business – Continued

Collectively, MicaSense, Measure and senseFly are referred to as the “2021 Acquired Companies.”

The Company is currently headquartered in Wichita, Kansas, where we house our sensor manufacturing operations, and we operate business and drone manufacturing operations in Raleigh, North Carolina. In addition, the Company operates business and manufacturing operations in Lausanne, Switzerland, in support of our international business activities.

The Company intends to grow our business and preserve our leadership position by developing new drones, sensors and software and capturing a significant share of the global drone market. In addition, we expect to accelerate our growth and expansion through strategic acquisitions of companies offering distinct technological and competitive advantages and have defensible IP protection in place, if applicable.

Note 2 – Summary of Significant Accounting Policies

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“US GAAP”) in all material respects and have been consistently applied in preparing the accompanying consolidated financial statements.

Basis of Presentation and Consolidation - These consolidated financial statements are presented in United States dollars and have been prepared in accordance with US GAAP. The Company’s consolidated financial statements are prepared using the accrual method of accounting. The Company has elected December 31 as its fiscal year end. In the opinion of management, the Company has made all necessary adjustments, which include normal recurring adjustments, for a fair statement of the Company’s consolidated financial position and results of operations for the periods presented.

The consolidated financial statements include the accounts of AgEagle and its wholly owned subsidiaries, AgEagle Aerial, Inc., Measure and senseFly. All significant intercompany balances and transactions have been eliminated in consolidation. As of January 1, 2023, MicaSense ceased to exist as a standalone entity and was merged into AgEagle Aerial Systems, Inc. (AgEagle).

Liquidity and Going Concern – In pursuit of the Company’s long-term growth strategy and recent acquisitions the Company has sustained continued operating losses. During the year ended December 31, 2023, the Company incurred a net loss of $42.4 million and used cash in operating activities of $11.0 million. As of December 31, 2023, the Company has working capital deficit of $0.5 million. While the Company has historically been successful in raising capital to meet its working capital needs, the ability to continue raising such capital to enable the Company to continue its growth is not guaranteed. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern as the Company will require additional liquidity to continue its operations and meet its financial obligations for twelve months from the date these consolidated financial statements were issued. The Company is evaluating strategies to obtain the required additional funding for future operations and the restructuring of operations to grow revenues and reduce expenses.

If the Company is unable to generate significant sales growth in the near term and raise additional capital, there is a risk that the Company could default on additional obligations; and could be required to discontinue or significantly reduce the scope of its operations if no other means of financing operations are available. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.

F-9

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2 – Summary of Significant Accounting Policies – Continued

Risks and Uncertainties – Global economic challenges, including the impact of the war in Ukraine, rising inflation and supply-chain disruptions, adverse labor market conditions could cause economic uncertainty and volatility. During the year ended December 31, 2023, negative matters surrounding the COVID-19 pandemic dissipated on the unmanned aerial vehicle (“UAV”) systems industry, the Company’s customers and business globally. The aforementioned risks and their respective impacts on the UAV industry and the Company’s operational and financial performance remain uncertain and outside of the Company’s control. Specifically, because of the aforementioned continuing risks, the Company’s ability to access components and parts needed in order to manufacture its proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If either the Company or any of its third parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, the Company’s supply chain may be further disrupted, limiting its ability to manufacture and assemble products. The Company expects inflation and supply-chain disruptions and its effects to continue to have a significant negative impact on its business for an extended period of time.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the reserve for obsolete inventory, valuation of stock issued for services and stock options, and valuation of intangible assets.

Accumulated Other Comprehensive Income (Loss) – Accumulated other comprehensive income (loss) refers to revenues, expenses, gains and losses that under US GAAP are included in accumulated other comprehensive income (loss) a component of equity within the consolidated balance sheets, rather than net loss in the consolidated statements of operations and comprehensive loss. Under existing accounting standards, other comprehensive income (loss) may include, among other things, unrecognized gains and losses on foreign currency translation and prior service credit related to benefit plans.

Fair Value Measurements and Disclosures – Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurement (“ASC 820”), requires companies to determine fair value based on the price that would be received to sell the asset or paid to transfer the liability to a market participant. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.

The guidance requires that assets and liabilities carried at fair value be classified and disclosed in one of the following categories:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

●	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

●	Level 3: Unobservable inputs that are not corroborated by market data.

F-10

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2 – Summary of Significant Accounting Policies – Continued

For short-term classes of our financial instruments, which include cash and cash equivalents, accounts receivable, notes receivable and accounts payable and accrued expenses, and which are not reported at fair value, the carrying amounts approximate fair value due to their short-term nature. The current outstanding loans, including the COVID Loans, are carried at face value, which approximates fair value, due to the government backed security which requires payments. The promissory note is carried at face value and approximates fair value due to its prevailing interest rate. As of December 31, 2023 and 2022, the Company did not have any financial assets or liabilities measured and recorded at fair value on the Company’s consolidated balance sheets on a recurring basis.

Cash Concentrations -The Company maintains its cash balances at financial institutions that are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Accounts Receivable and Credit Policy – Trade receivables due from customers are uncollateralized customer obligations due under normal and customary trade terms. Trade receivables are stated at the amount billed to the customer. As of December 31, 2023, 2022 and 2021, the Company had an accounts receivable balance of $2.1 million, $2.2 million and $2.9 million, respectively. In addition, as of December 31, 2023, 2022 and 2021, the Company had an allowance for credit losses balance of $0.2 million, $0.5 million and $1.0 million, respectively. The Company generally does not charge interest on overdue customer account balances. Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The Company estimates an allowance for credit losses based upon an evaluation of the current status of trade receivables, historical experience, and other factors as necessary. It is reasonably possible that the Company’s estimate of the allowance for credit losses will change.

Allowance for Credit Losses - We establish allowances for credit losses on accounts receivable, under ASC 326-20-55-37. We establish allowances for credit losses on accounts receivable, unbilled receivables, financing receivables and certain other financial assets, under Accounting Standard Codification (ASC) 326-20-55-37. The adequacy of these allowances is assessed quarterly through consideration of factors such as customer credit ratings, bankruptcy filings, published or estimated credit default rates, age of the receivable, expected loss rates and collateral exposures. Collateral exposure is the excess of the carrying value of a financial asset over the fair value of the related collateral. We determine the creditworthiness of our customers by assigning internal credit ratings based upon publicly available information and information obtained directly from the customers.

Our net accounts receivable represents amounts billed and due from customers. Through an historically perspective, nearly all of our accounts receivable at December 31, 2023 would be expected to be timely collected in calendar year 2024 because the majority of our accounts receivable are due from Value Added Resellers (VARs) and the soveign government, including the US Department of Defense. However, under the new guidance, the company has elected to recognize credit losses based on our collection history and our customers payment terms. AgEagle as a company averages a 0.49% uncollectable rate, with 0.47% in the US and 0.65% internationally. As the invoices age, we know there is a chance they won’t be collected, but with our usually probable collectability rate, we expect most open invoices to be collected. As of December 31, 2023 and 2022, the Company had an allowance for credit losses of $158,689 and $16,800, respectively.

Inventories – Inventories, which consist of raw materials, work-in-process and finished goods, are stated at the lower of cost or net realizable value, with cost being determined by the average-cost method, which approximates the first-in, first-out method. Cost components include direct materials and direct labor. At each balance sheet date, the Company evaluates its inventories for excess quantities and obsolescence. This evaluation primarily includes an analysis of forecasted demand in relation to the inventory on hand, among consideration of other factors. The physical condition (e.g., age and quality) of the inventories is also considered in establishing its valuation. Based upon the evaluation, provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the respective inventories. These adjustments are estimates, which could vary significantly, either favorably or unfavorably, from the amounts that the Company may ultimately realize upon the disposition of inventories if future economic conditions, customer inventory levels, product discontinuances, sales return levels or competitive conditions differ from the Company’s estimates and expectations.

F-11

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2 – Summary of Significant Accounting Policies – Continued

Intangible Assets - Intangible assets from acquired businesses are recognized at fair value on the acquisition date and consist of customer programs, trademarks, customer relationships, technology, and other intangible assets. Customer programs include values assigned to major programs of acquired businesses and represent the aggregate value associated with the customer relationships, contracts, technology, and trademarks underlying the associated program and are amortized on a straight-line basis over a period of expected cash flows used to measure fair value, which ranges from two to ten years.

In accordance with ASC Topic 350-40, Software - Internal-Use Software (“ASC 350-40”), the Company capitalizes certain direct costs of developing internal-use software that are incurred in the application development stage, when developing or obtaining software for internal use. Once an application has reached the development stage, internal and external costs incurred to develop internal-use software are capitalized and amortized on a straight-line basis over the estimated useful life of the software (typically three to five years). Maintenance and enhancement costs, including those costs in the post-implementation stages, are typically expensed as incurred, unless such costs relate to substantial upgrades and enhancements to the software that result in added functionality, in which case the costs are capitalized and amortized on a straight-line basis over the estimated useful life of the software. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Amortization expense related to capitalized internal-use software development costs is included in general and administrative expenses on the consolidated statements of operations and comprehensive loss. As of December 31, 2023 and 2022, capitalized software development costs for internal-use software, net of accumulated amortization, totaled $582,148 and $721,795, respectively, relate to the Company’s implementation of its enterprise resource planning (“ERP”) software. Internal-use software costs are included in intangibles, net on the consolidated balance sheets.

In accordance with ASC Topic 985-20, Software — Costs of Software to be Sold, Leased or Marketed, the Company capitalizes software development costs for software to be sold, leased or marketed. Costs associated with the planning and design phase of software development are classified as research and development costs and are expensed as incurred. Once technological feasibility has been established, a portion of the costs incurred in development, including coding, testing and quality assurance, are capitalized until available for general release to customers, and subsequently reported at the lower of unamortized cost or net realizable value. Amortization is recorded per the individual technology software being released and is included in use cost of sales on the consolidated statements of operations and comprehensive loss. Annual amortization is recognized on a straight-line basis over the remaining economic life of the software (typically two years). Unamortized capitalized costs determined to be in excess of the net realizable value of a solution are expensed at the date of such determination. As of December 31, 2023 and 2022, capitalized software development costs, net of accumulated amortization, totaled $0 (see Note 5) and $1,332,516, respectively, and are included in intangible assets, net on the consolidated balance sheets.

Finite-lived intangible assets are evaluated for impairment periodically, or whenever events or changes in circumstances indicate that their related carrying amounts may not be recoverable in accordance with ASC Topic 360-10-15, Impairment or Disposal of Long-Lived Assets (“ASC 360-10-15”). In evaluating intangible assets for recoverability, the Company uses its best estimate of future cash flows expected to result from the use of the asset and eventual disposition in accordance with ASC 360-10-15. To the extent that estimated future undiscounted net cash flows are less than the carrying amount, an impairment loss is recognized in an amount equal to the difference between the carrying value of such asset and its fair value.

F-12

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2 – Summary of Significant Accounting Policies – Continued

Asset recoverability is an area involving management judgment, requiring assessment as to whether the carrying values of assets are supported by their undiscounted future cash flows. In estimating future cash flows, certain assumptions are required to be made in respect of highly uncertain matters such as revenue growth rates, operating expenses, and terminal growth rates. For the year ended December 31, 2023, the Company conducted an analysis of the intangibles, which indicated that the fair value was less than the current value, resulting in an impairment to our reporting units in the amount of $5,899,307. For the year ended December 31, 2022, the Company reviewed the indicators for impairment and concluded that no impairment of its finite-lived intangible assets existed.

Goodwill – The assets and liabilities of acquired businesses are recorded in accordance with ASC 805. Goodwill represents costs in excess of fair values assigned to the underlying identifiable net assets of acquired businesses. Goodwill is not subject to amortization and is tested annually for impairment, or more frequently if events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable.

During the fourth quarter of 2023 and 2022, respectively, and in accordance with ASC Topic 350, Intangibles – Goodwill and Other (“ASC 350”), the Company performed its annual goodwill impairment test using a quantitative approach by comparing the carrying value of the reporting unit, including goodwill, to its fair value. If the carrying value of the reporting unit, including goodwill, exceeds its fair value, a goodwill impairment loss is recognized in an amount equal to that excess. The Company estimates the fair value of each reporting unit using both a discounted cash flow (“DCF”) (Level 3 input) analysis and market approach. Under the DCF analysis, determining fair value requires the exercise of significant judgments, including the amount and timing of expected future cash flows, long-term growth rates, discount rates and relevant comparable public company earnings multiples and relevant trading multiples. The cash flows employed in the DCF analysis are based on estimates of future sales, earnings and cash flows after considering factors such as general market conditions, existing firm orders, expected future orders, changes in working capital, long term business plans and recent operating performance. The DCF analysis used a discount rate ranging from approximately 17% to 26%. The market approach entails using valuation metrics from companies that have been traded publicly, which are considered to be rightly similar to the subject entity. In most situations, direct comparability is hard to attain since a majority of public companies are not only larger but also more dissimilar to the subject so both metrics are used to find the most reasonable valuation.

Revenue Recognition – Most of the Company’s revenues are derived primarily through the sales of drones, sensors and related accessories, and software subscriptions. The Company utilized Accounting Standard Codification (“ASC”) Topic 606 and the related amendments Revenue from Contracts with Customers, which requires revenue to be recognized in a manner that depicts the transfer of goods or services to customers in amounts that reflect the consideration to which the entity expects to be entitled in exchange for those goods or services.

Generally, we recognize revenue when it satisfies its obligation by providing the benefits of the service to the customer, either over time or at a point in time. A performance obligation is satisfied over time if one of the following criteria are met:

a.	the customer simultaneously receives and consumes the benefits as the entity performs; or
b.	the entity’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or
c.	the entity’s performance does not create an asset with an alternative use to the entity, and the entity has an enforceable right to payment for performance completed to date.

Revenue recognition under ASC 606 as described below creates following revenue streams:

●	Sensor Sales – sales are recognized on products when the related goods have been shipped, title has passed to the customer, and there are no undeliverable elements or uncertainties. Amounts incurred related to shipping and handling are included in cost of revenue.

●	Drone Sales - sales are recognized on products when the related goods have been shipped, title has passed to the customer, and there are no undeliverable elements or uncertainties. Amounts incurred related to shipping and handling are included in cost of revenue.

The Company recognizes revenue on sales to customers, dealers, and distributors upon satisfaction of performance obligations which occurs once controls transfer to customers, which is when product is shipped or delivered depending on specific shipping terms and, where applicable, a customer acceptance has been obtained. The fee is not considered to be fixed or determinable until all material contingencies related to the sales have been resolved. The Company records revenue in the statements of operations net of any sales, use, value added, or certain excise taxes imposed by governmental authorities on specific sales transactions and net of any discounts, allowances and returns.

Under fixed-price contracts, the Company agrees to perform the specified work for a pre-determined price. To the extent the Company’s actual costs vary from the estimates upon which the price was negotiated, it will generate more or less profit or could incur a loss. The Company accounts for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

Additionally, customer payments received in advance of the Company completing performance obligations are recorded as contract liabilities. Customer deposits represent customer prepayments and are recognized as revenue when the term of the sale or performance obligation is completed.

F-13

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2 – Summary of Significant Accounting Policies – Continued

The Company’s software subscriptions to its platforms, HempOverview and Ground Control, are offered on a subscription basis. These subscription fees are recognized ratably over each monthly membership period as the services are provided.

For SaaS revenue, the Company bears responsibility to fulfill sales orders for the Ground Control and HemOverview platform sold as SaaS. The Company owns and maintains the software license that is sold as a service. AgEagle has full pricing discretion and bears risk of loss on the software as a service-related revenues. Sales of SaaS is excluded from the principal vs. agent consideration as AgEagle procures and manages the inventory flow, manufacturing process, and finished goods. The Company acts as the principal for all product sales of SaaS and reports the revenues and expenses of these product sales at gross amounts. Accordingly, application to the Company’s contracts with customers for SaaS, we conclude that the Company has a single performance obligation relating to revenue recognition from the sale of its Ground Control and HempOverview platforms as a subscription service. SaaS contracts with customers are either 12-month subscriptions, in which the 12-months fee is paid up front or paid monthly.

Provision for Warranty Expense - The Company provides warranties against defects in materials and workmanship of its drone systems for specified periods of time. For the years ended December 31, 2023 and 2022, drones and sensors sold are covered by the warranty for a period of up to one year from the date of sale by the Company. Estimated warranty expenses are recorded as an accrued expenses in the consolidated balance sheets with a corresponding provision to cost of sales in the consolidated statements of operations and comprehensive loss. This estimate is recognized concurrent with the recognition of revenue on the sale to a customer. The Company reserve for warranty expense is based on its historical experience and management’s expectation of future conditions, taking into consideration the location and type of customer and the type of drone, which directly correlate to the materials and components under warranty, the duration of the warranty period, and the logistical costs to service the warranty. An increase in warranty claims or in the costs associated with servicing those claims would likely result in an increase in the reserve and a decrease in gross profit.

Shipping Costs – All shipping costs billed directly to the customer are directly offset to shipping costs resulting in a net expense to the Company, which is included in cost of sales in the accompanying consolidated statements of operations and comprehensive loss. For the years ended December 31, 2023 and 2022, shipping costs were $0.26 million and $0.34 million, respectively.

Advertising Costs – Advertising costs are charged to operations as incurred. For the years ended December 31, 2023, and 2022, advertising costs, included in sales and marketing expenses in the consolidated statements of operations and comprehensive loss, were $0.10 million and $0.35 million, respectively.

Research and Development – For the years ended December 31, 2023 and 2022, research and development expenses were $5.5 million and $8.1 million, respectively. Research and development costs are expensed as incurred and are included in the accompanying consolidated statements of operations and comprehensive loss.

Vendor Concentrations - As of December 31, 2023 and 2022, there was one significant vendor that the Company relies upon to perform certain services for the Company’s technology platform. This vendor provides services to the Company, which can be replaced by alternative vendors should the need arise.

Customer Concentrations - As of December 31, 2023, there was one significant customer comprising over 10% of our accounts receivable balance. As of December 31, 2022, we did not have any customers that exceeded 10% of our accounts receivable balance.

Defined Benefit Plan - The Company estimates liabilities and expenses for its defined benefit plan. Estimated amounts are based on historical information, current information, and estimates regarding future events and circumstances. Significant assumptions used in the valuation of these benefit plan liabilities include the expected return on plan assets, discount rate, and rate of increase in compensation levels.

Loss Per Common Share – Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus Common Stock, par value $0.0001 (“Common Stock”) equivalents (if dilutive) related to warrants, options, and convertible instruments.

Potentially Dilutive Securities – The Company has excluded all common equivalent shares outstanding for unvested restricted stock, warrants and options to purchase Common Stock from the calculation of diluted net loss per share, because all such securities are anti-dilutive for the periods presented. As of December 31, 2023, the Company had 192,602 unvested restricted stock units, 64,670,912 common stock warrants and 2,505,232 options outstanding to purchase shares of Common Stock. As of December 31, 2022, the Company had 557,476 unvested restricted stock units and 2,561,231 options outstanding to purchase shares of Common Stock.

F-14

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2 – Summary of Significant Accounting Policies – Continued

Leases – The Company accounts for its operating leases in accordance with ASC Topic 842, Leases (“ASC 842”), which requires that lessees recognize a right-of-use asset and a lease liability for virtually all their leases with lease terms of more than twelve months. Consistent with current US GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. As the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments.

Income Taxes – The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes (“ASC 740”), which requires an asset and liability approach for accounting for income taxes. The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions. The Company will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense if incurred. All income tax returns not filed more than three years ago are subject to federal and state tax examinations by tax authorities.

Stock-Based Compensation Awards – The Company accounts for its stock-based awards in accordance with ASC Subtopic 718-10, Compensation – Stock Compensation (“ASC 718-10”), which requires fair value measurement on the grant date and recognition of compensation expense for all stock-based payment awards made to employees and directors. For stock options, the Company estimates the fair value using a closed option valuation (Black-Scholes) model. The estimated fair value is then expensed over the requisite service period of the award, which is generally the vesting period. Stock-based compensation expenses are presented in the consolidated statements of operations and comprehensive loss within general and administrative expenses. The Company recognizes forfeitures at the time they occur.

The Black-Scholes option-pricing model requires the input of certain assumptions that require the Company’s judgment, including the expected term and the expected stock price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based compensation represent management’s best estimates, but these estimates involve inherent uncertainties and the application of judgment. As a result, if factors change resulting in the use of different assumptions, stock-based compensation expense could be materially different in the future.

Segment Reporting – In accordance with ASC Topic 280, Segment Reporting (“ASC 280”), the Company identifies operating segments as components of an entity for which discrete financial information is available and is regularly reviewed by the chief operating decision maker in making decisions regarding resource allocation and performance assessment. The Company defines the term “chief operating decision maker” to be its chief executive officer.

The Company has determined that operates in three segments:

●	Drones, which comprises revenues earned from contractual arrangements to develop, manufacture and /or modify complex drone related products, and to provide associated engineering, technical and other services according to customer specifications.

●	Sensors, which comprises the revenue earned through the sale of sensors, cameras, and related accessories.

●	SaaS, which comprises revenue earned through the offering of online-based subscriptions.

Contingencies - In the ordinary course of business, the Company is subject to loss contingencies that cover a range of matters. An estimated loss from a loss contingency, such as a legal proceeding or claim, is accrued if it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In determining whether a loss should be accrued, the Company evaluates, among other factors, the degree of probability and the ability to reasonably estimate the amount of any such loss.

F-15

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2 – Summary of Significant Accounting Policies – Continued

Recently Issued and Adopted Accounting Pronouncements

Adopted

During the first quarter of 2022, the Company early adopted Accounting Standards Update (“ASU”) 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”). The update simplifies the accounting for convertible debt instruments and convertible preferred stock by reducing the number of accounting models and limiting the number of embedded conversion features separately recognized from the primary contract. The guidance also includes targeted improvements to the disclosures for convertible instruments and earnings per share. For smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 in the first quarter of 2022 using the modified retrospective method. Prior to its adoption of ASU 2020-06, the Company did not have financial instruments that would have required a cumulative effect to be recognized as an adjustment to its opening balance of accumulated deficit.

In June 2016, the Financial Accounting Standards Board (FASB”) issued ASU 2016-13, “Financial Instruments-Credit Losses” (Topic 326), which provides guidance on how an entity should measure credit losses on financial instruments. The standard amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The ASU is effective for smaller reporting companies in the first quarter of 2023. The Company adopted the new guidance as of January 1, 2023, and it did not have a material impact on its consolidated financial statements.

The allowance for credit losses is an accounting technique that enables companies to take these anticipated losses into consideration in its financial statements to limit overstatement of potential income. To avoid an account overstatement. Otherwords, a company will estimate how much of its receivables it expects will be delinquent.

We reviewed our revenues from the years ending 2021, 2022 and 2023 and the portion of those revenues that were not collected. We also separated the US entities from the International entities because each location represents different markets. In the 3 years reviewed, the US entities had $24,134,543 in sales with $113,325 in uncollected money. The uncollectable rate was 0.47%. We noticed that there was an uptick in 2022 and 2023 from 2021, so we decided to refine our calculations. Total US entity sales for 2022 and 2023 were $16,798,449 with $109,822 in uncollected money. The uncollectable rate was 0.65% even though we have a relatively probable collectable rate, we decided to round up to 1% for current and under 30 days. We next reviewed the International entities sales and collectibility for the original 3-year period. Total sales were $27,704,276 with $141,630 in uncollected money. The uncollectable rate was 0.51%. Unlike the US entities, there wasn’t an uptick during the 2022 and 2023 fiscal years.

Pending

In December 2023, FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”). The ASU focuses on income tax disclosures around effective tax rates and cash income taxes paid. ASU 2023-09 requires public business entities to disclose, on an annual basis, a rate reconciliation presented in both dollars and percentages. The guidance requires the rate reconciliation to include specific categories and provides further guidance on disaggregation of those categories based on a quantitative threshold equal to 5% or more of the amount determined by multiplying pretax income (loss) from continuing operations by the applicable statutory rate. For entities reconciling to the US statutory rate of 21%, this would generally require disclosing any reconciling items that impact the rate by 1.05% or more. ASU 2023-09 is effective for public business entities for annual periods beginning after December 15, 2024 (generally, calendar year 2025) and effective for all other business entities one year later. Entities should adopt this guidance on a prospective basis, though retrospective application is permitted. The adoption of ASU 2023-09 is expected to have a financial statement disclosure impact only and is not expected to have a material impact on the Company’s consolidated financial statements.

F-16

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 2 – Summary of Significant Accounting Policies – Continued

In November 2023, the FASB issued ASU 2023-07, Segment Reporting – Improvements to Reportable Segment Disclosures. The ASU will now require public entities to disclose its significant segment expenses categories and amounts for each reportable segment. Under the ASU, a significant segment expense is an expense that is:

● significant to the segment,

● regularly provided to or easily computed from information regularly provided to the chief operating decision maker and

● included in the reported measure of segment profit or loss.

The ASU is effective for public entities for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024 (calendar year public entity will adopt the ASU in its 2024 Form 10-K). The ASU should be adopted retrospectively unless its impracticable to do so. Early adoption of the ASU is permitted, including in an interim period. The adoption of ASU 2023-07 is expected to have a financial statement disclosure impact only and is not expected to have a material impact on the Company’s consolidated financial statements.

Other recent accounting pronouncements issued by FASB did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

Impacts of Global Unrest and Instability On Our Business Operations

Global economic challenges, including the impact of emerging conflicts and wars around the globe, rising inflation, supply-chain disruptions, adverse labor market conditions could cause continued economic uncertainty and volatility. During the year ended December 31, 2023, the COVID-19 pandemic issues dissipated rapidly and did not have much lingering impact on our business, but inflation, high interest rates and other supply chain disruptions continued to have a significant negative impact on the UAV industry, our customers and our business globally. The aforementioned risks and their respective impact on the UAV industry and our operational and financial performance remain uncertain and outside of our control. Specifically, as a result of the aforementioned continuing risks, our ability to access components and parts needed in order to manufacture our proprietary drones and sensors, and to perform quality testing have been, and continue to be, impacted. If we or any of our third-parties in the supply chain for materials used in our manufacturing and assembly processes continue to be adversely impacted, our supply-chain may be further disrupted, limiting our ability to manufacture and assemble products. We expect inflation and supply chain disruptions and their effects to continue to have a significant negative impact on our business for an extended time period.

For the year ended December 31, 2023, our supply chain was adversely impacted by the lingering effects of the COVID-19 pandemic and other global economic challenges, causing material delays in the delivery of critical components associated with production of our newly developed sensors, that we began to sell in early 2022. These delays resulted in a significant backlog of purchase orders for our sensors. We continue to take steps to expand our supply sources and manufacturing capabilities in order to resolve the majority of our backlogged sensor orders and be better positioned to meet ongoing global market demand in the foreseeable future. While we believe we have largely overcome our supply chain challenges, this is an ongoing situation we will continue to monitor closely.

F-17

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 3 - Balance Sheet Accounts

Accounts Receivable, Net

As of December 31, 2023 and 2022, accounts receivable, net consist of the following:

	December 31, 2023	December 31, 2022
Accounts receivable	$2,216,235	$2,229,840
Less: Allowance for credit losses*	(158,689)	(16,800)
Accounts receivable, net	$2,057,546	$2,213,040

*	Allowance for credit losses - Accounts receivable, net represent amounts billed and due from customers. Substantially all accounts receivable on December 31, 2023 are expected to be collected in 2024.

Customer Concentration

Accounts receivable concentration information for customers comprising more than 10% of the Company’s total net sales of such customers is summarized below:

	Percent of total accounts receivable for year ended December 31,
Customers	2023	2022
Customer A	10.1%	—%

Inventories, Net

As of December 31, 2023 and 2022, inventories, net consist of the following:

	December 31,
	2023	2022
Raw materials	$4,648,966	$5,288,206
Work in process	903,217	1,106,056
Finished goods	1,806,239	614,400
Gross inventories	7,358,422	7,008,662
Less: Provision for obsolescence	(421,442)	(322,815)
Inventories, net	$6,936,980	$6,685,847

Prepaid and Other Current Assets

As of December 31, 2023 and 2022, prepaid and other current assets consist of the following:

	December 31,
	2023	2022
Prepaid inventories	$12,738	$281,484
Prepaid software licenses and annual fees	182,510	184,429
Prepaid rent	51,497	234,691
Prepaid insurance	166,210	167,794
Prepaid value-added tax charges	63,209	99,558
Prepaid other and other current assets	72,397	61,592
Prepaid and other current assets	$548,561	$1,029,548

F-18

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 3 - Balance Sheet Accounts– Continued

Property and Equipment, Net

As of December 31, 2023 and 2022, property and equipment, net consist of the following:

	Estimated Useful Life	December 31,
Type	(Years)	2023	2022
Leasehold improvements	3	$136,382	$106,837
Production tools and equipment	5	1,003,726	632,514
Computer and office equipment	3-5	407,747	507,637
Furniture	5	74,420	77,799
Drone equipment	3	170,109	170,109
Total property and equipment		$1,792,384	$1,494,896
Less: Accumulated depreciation		(992,492)	(703,741)
Total property and equipment, net		$799,892	$791,155

For the years ended December 31, 2023 and 2022, depreciation expense is classified within the consolidated statements of operations and comprehensive loss as follows:

	For the Years Ended December 31,
Type	2023	2022
Cost of sales	$—	$266,468
General and administrative	257,092	179,461
Total	$257,092	$445,929

Accrued Liabilities

As of December 31, 2023 and 2022, accrued liabilities consist of the following:

	December 31,
	2023	2022
Accrued purchases and customer deposits	$290,126	$102,319
Accrued compensation and related liabilities	278,794	774,916
Provision for warranty expense	303,217	288,807
Accrued dividends	512,227	172,596
Accrued professional fees	211,086	262,737
Accrued interest	326,945	—
Other	21,957	79,331
Total accrued liabilities	$1,944,352	$1,680,706

F-19

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 4 – Notes Receivable

Valqari

On October 14, 2020, in connection with, and as an incentive to the entry into a two-year exclusive manufacturing agreement (the “Manufacturing Agreement”) to produce a patented Drone Delivery Station for Valqari, LLC (“Valqari), the Company entered into, as payee, a Convertible Promissory Note pursuant to which the Company made a loan to Valqari (“Valqari”) in the principal aggregate amount of $500,000 (the “Note”). The Note accrues interest at a rate of three percent per annum.

The Note matured on April 15, 2021 (the “Maturity Date”), at which time all outstanding principal and interest that had accrued, but remained, unpaid was due. The Note provides for an automatic six month extension of the Maturity Date under the following circumstances (i) Valqari has received in writing, (x) a good faith acquisition offer at a consideration value greater than $15,000,000, (y) such offer, upon consummation, would result in a change in control (as defined in the note) of Valqari, and (z) at such time Valqari, is actively engaged in the negotiation or finalization of such acquisition transaction; or (ii) Valqari has initiated, or is in the process of initiating, a conversion to a “C-Corporation” under the Internal Revenue Code, whereas such conversion will be completed no later than one day prior to the extended Maturity Date. Valqari was not permitted to prepay the Note prior to the Maturity Date.

The Note is subject to customary representations and warranties by Valqari, as well as events of default, which may lead to acceleration of the payment of the Note such as (i) failure to pay all of the outstanding principal, plus accrued interest on the Maturity Date or Extended Maturity Date, (ii) Valqari filing a petition or action under any bankruptcy, or other law, or (iii) an involuntary petition is filed again Valqari under any bankruptcy statute (that is not dismissed or discharged within 60 days). The indebtedness evidenced by the Note is subordinated in right of payment to the prior payment in full of any senior indebtedness (as defined in the Note) in existence on the date of the Note or incurred thereafter.

On the Maturity Date, AgEagle demanded payment of the Note, including accrued interest, however, Valqari alleged that the Maturity Date was automatically extended to October 14, 2021 (“Extended Maturity Date”), for an additional six months. Upon the Extended Maturity Date, AgEagle demanded payment of the Note, including accrued interest; however, Valqari sought a substantial discount on the amount due under the Note to compensate for alleged breaches by AgEagle under the Manufacturing Agreement. AgEagle disputes the allegations of breach and believes that it is owed a net amount by Valqari under the Manufacturing Agreement, in addition to the amount due under the Note. On November 24, 2021, Valqari made a payment of principal on the Note of $315,000. The parties are continuing to negotiate, and the new management team has escalated efforts in an attempt to reach an amicable resolution of their disputes as quickly as possible; however, AgEagle reserves the right to take legal action to collect the Note in the event that a settlement is not reached.

F-20

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 5 – Intangible Assets, Net

As of December 31, 2023, intangible assets, net, other than goodwill, consist of following:

Name	Estimated Life (Years)	Balance as of December 31, 2022	Additions	Amortization	Impairment	Balance as of December 31, 2023
Intellectual property/technology	5-7	$4,473,861	$—	$(808,968)	$(3,058,539)	$606,354
Customer base	3-10	2,885,657	—	(1,137,663)	(748,220)	999,774
Tradenames and trademarks	5-10	1,757,891	—	(207,944)	(1,122,942)	427,005
Non-compete agreement	—	335,933	—	(335,933)	—	—
Platform development costs	—	1,332,516	357,724	(720,634)	(969,606)	—
Internal use software costs	3	721,795	203,889	(343,536)	—	582,148
Total intangible assets, net		$11,507,653	$561,613	$(3,554,678)	$(5,899,307)	$2,615,281

As of December 31, 2023, the gross carrying intangible assets, accumulated amortization, impairments, and net book value, consist of following:

Name	Weighted Average Estimated Used Life (Years)	Gross Carrying Amount	Accumulated Amortization	Impairment	Net Book Value as of December 31, 2023
Intellectual property/technology	4.25	$5,671,026	$(2,006,133)	$(3,058,539)	$606,354
Customer base	7.17	4,411,499	(2,663,505)	(748,220)	999,774
Tradenames and trademarks	7.17	2,082,338	(532,391)	(1,122,942)	427,005
Non-compete agreement	—	901,198	(901,198)	—	—
Platform development costs	—	2,345,459	(1,375,853)	(969,606)	—
Internal use software costs	2.34	1,100,212	(518,064)	—	582,148
Total intangible assets, net	3.42	$16,511,732	$(7,997,144)	$(5,899,307)	$2,615,281

As of December 31, 2022, intangible assets, net, other than goodwill, consist of the following:

Name	Estimated Life (Years)	Balance as of December 31, 2021	Additions	Amortization	Balance as of December 31, 2022
Intellectual property/technology	5-7	$5,427,294	$—	$(953,433)	$4,473,861
Customer base	3-10	4,047,319	—	(1,161,662)	2,885,657
Trade names and trademarks	5-10	1,985,236	—	(227,345)	1,757,891
Non-compete agreement	2-4	831,501	—	(495,568)	335,933
Platform development costs	3	995,880	817,029	(480,393)	1,332,516
Internal use software costs	3	278,264	618,061	(174,530)	721,795
Total intangible assets, net		$13,565,494	$1,435,090	$(3,492,931)	$11,507,653

As of December 31, 2022, the gross carrying intangible assets, accumulated amortization, impairments, and net book value, consist of following:

Name	Weighted Average Estimated Used Life (Years)	Gross Carrying Amount	Accumulated Amortization	Impairment	Net Book Value as of December 31, 2022
Intellectual property/technology	5.99	$5,671,026	$(1,197,165)	$—	$4,473,861
Customer base	8.17	4,411,499	(1,525,842)		2,885,657
Tradenames and trademarks	8.17	2,082,338	(324,447)	—	1,757,891
Non-compete agreement	0.68	901,198	(565,265)	—	335,933
Platform development costs	2.97	1,987,735	(655,219)	—	1,332,516
Internal use software costs	2.97	896,325	(174,530)		721,795
Total intangible assets, net	4.75	$15,950,121	$(4,442,468)	$—	$11,507,653

As of December 31, 2023 and 2022 the weighted average remaining amortization period in years was 3.42 and 4.75 years, respectively. Amortization expense for the years ended December 31, 2023 and 2022 was $3,554,678 and $3,492,931, respectively. For the year ended December 31, 2023 and 2022, amortization expense of $720,635 and 480,393 related to the platform development costs was included as part of the cost of goods sold.

The annual intangible impairment conducted during the fourth quarter of 2023 indicated that the fair value of the SaaS and the Company’s Drones reporting units were less than carrying value. Accordingly, the Company recorded an impairment charge to SaaS and Drones units for $2,398,618 and $3,500,689, respectively, which is included in “Impairment” on the accompanying consolidated statements of operations and comprehensive loss.

F-21

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 5 – Intangible Assets, Net- Continued

For the following years ending, the future amortization expenses consist of the following:

	For the Years Ending December 31,
	2024	2025	2026	2027	2028	Thereafter	Total
Intellectual property/ technology	$148,495	$148,495	$148,495	$148,495	$12,374	$—	$606,354
Customer base	141,145	141,145	141,145	141,145	141,145	294,049	999,774
Trade names and trademarks	60,283	60,286	60,283	60,283	60,283	125,587	427,005
Internal use software costs	366,984	191,249	23,915	—	—	—	582,148
Total Intangible Assets, Net	$716,907	$541,175	$373,838	$349,923	$213,802	$419,636	$2,615,281

Note 6 – Goodwill

Goodwill represents the difference between the purchase price and the estimated fair value of net assets acquired, when accounted for by the acquisition method of accounting. As of December 31, 2023, the goodwill balance relates to business acquisitions completed in 2021.

The annual impairment assessment conducted during the third and fourth quarter of 2023 indicated that the fair value of the SaaS and the Company’s Sensor reporting units were less than the carrying value. The impairment assessment of the SaaS and the Company’s Sensor reporting units was considered lower than forecasted sales and profitability along with declining markets conditions, declining stock price and changes in our technologies. Accordingly, the Company recorded an impairment charge to SaaS and Sensor for $4,206,515 and $11,570,252, respectively, during the year ended December 31, 2023.

As of December 31, 2023 and 2022, the change in the carrying value of goodwill for our operating segments (as defined in Note 16) is listed below:

	Drones	Sensors	SaaS	Total
Balance as of December 31, 2020	$—	$—	$3,108,000	$3,108,000
Acquisitions	12,655,577	18,972,896	42,488,730	74,117,203
Impairment	—	—	(12,357,921)	(12,357,921)
Balance as of December 31, 2021	12,655,577	18,972,896	33,238,809	64,867,282
Impairment	(12,655,577)	—	(29,032,294)	(41,687,871)
Balance as of December 31, 2022	—	18,972,896	4,206,515	23,179,411
Impairment	—	(11,570,252)	(4,206,515)	(15,776,767)
Balance as of December 31, 2023	$—	$7,402,644	$—	$7,402,644

Note 7 – COVID Loan

In connection with the senseFly Acquisition, the Company assumed the obligations for two COVID Loans originally made by the SBA to senseFly S.A. on July 27, 2020 (“senseFly COVID Loans”). As of senseFly Acquisition Date, the fair value of the COVID Loan was $1,440,046 (“senseFly COVID Loans”). For the twelve months ended December 31, 2023 and 2022, senseFly S.A. made the required payments on the senseFly COVID Loans, including principal and accrued interest, aggregating approximately $91,856 and $345,484, respectively. As of December 31, 2023, the Company’s outstanding obligations under the senseFly COVID Loans are $880,582. On August 25, 2023, the Company modified one (1) of its existing agreements to extend the repayment period of the COVID Loan from a maturity date of December 2023 to June 2025. The other COVID loan remains unchanged.

F-22

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 7 – COVID Loan- Continued

As of December 31, 2023, scheduled principal payments due under the senseFly COVID Loans are as follows:

Year Ending December 31,
2024	$391,545
2025	195,381
2026	97,887
2027	195,769
Total	$880,582

Note 8 – Promissory Note

On December 6, 2022, the Company entered into a Securities Purchase Agreement (the “Promissory Note Purchase Agreement”) with an institutional investor (the “Investor”) which is an existing shareholder of the Company. Pursuant to the terms of the Promissory Note Purchase Agreement, the Company has agreed to issue to the Investor (i) an 8% original issue discount promissory note (the “Note”) in the aggregate principal amount of $3,500,000, and (ii) a common stock purchase warrant (the “Promissory Note Warrant”) to purchase up to 5,000,000 shares of the Company’s Common Stock (the “Shares”) at an exercise price of $0.44 per share, subject to standard anti-dilution adjustments. The Note is an unsecured obligation of the Company. It has an original issue discount of 4% and bears interest at 8% per annum. The Company received net proceeds of $3,285,000 net of the original issue discount of $140,000 and $75,000 of issuance costs. The Promissory Note Warrant is not exercisable for the first six months after issuance and has a five-year term from the initial exercise date of June 6, 2023.

The Company determined the estimated fair value of the common stock warrants issued with the Note to be $1,847,200 using a Black-Scholes pricing model. In accordance with ASC 470-20, Debt, the Company recorded a discount of $1,182,349 on the Note based on the relative fair value of the warrants and total proceeds. At Note issuance, the Company recorded a total discount on the debt of $1,397,350 comprised of the relative fair value of the warrants, the original issue discount, and the issuance costs. The aggregate discount will be amortized into interest expense over the approximate two-year term of the Note.

Beginning June 1, 2023, and on the first business day of each month thereafter, the Company shall pay 1/20th of the original principal amount of the Note plus any accrued but unpaid interest, with any remaining principal plus accrued interest payable in full upon the maturity date of December 31, 2024 or the occurrence of an Event of Default (as defined in the Note). In addition, to the extent the Company raises any equity capital (by private placement, public offering or otherwise), the Company shall utilize 50% of the net proceeds from such equity financing to prepay the Note, within two business days of the Company’s receipt of such funds. In the event such equity financing is provided by the Investor, pursuant to the terms of that certain Securities Purchase Agreement, dated as June 26, 2022, or otherwise (an “Additional Investment”), the Investor shall agree to accept 50% less warrant coverage in connection with such Additional Investment, up to $3,300,000 of such Additional Investment.

On August 14, 2023, the Company and Investor entered into a Note Amendment Agreement due to the Company not making the Monthly Amortization Payments for the months of June – August 2023. Pursuant to the Note Amendment Agreement, the parties agreed to amend the Note as follows:

(i)	defer payment of the Monthly Amortization Payments for June 2023, July 2023 and August 2023 in the aggregate amount of $525,000 (the “Deferred Payments”), and the September Monthly Amortization Payment, in the amount of $175,000, until September 15, 2023. As of September 30, 2023, the Deferred Payments per the terms of the Amended Note were not made (see below).

(ii)	increase the principal amount of the Note by $595,000 so that the current principal amount of the Note was $4,095,000.

F-23

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 8 – Promissory Note- Continued

The Note Amendment Agreement resulted in a debt extinguishment due to the modified terms of the Note being substantially different than the original terms primarily due to the substantial increase in principal of $595,000. In accordance with ASC 470-50-40-2, the Company recorded a loss on debt extinguishment of $1,933,368 for the difference between the reacquisition price of the debt, of $4,095,000 and the net carrying amount of the extinguished debt of $2,571,133 comprised of $3,500,000 of principal less $928,867 of unamortized debt discounts and issuance costs on the original debt.

On September 15, 2023, the Company and Investor entered into a Warrant Exchange Agreement pursuant to which the Company agreed to issue to the Investor 5,000,000 shares of common stock in exchange for the Warrant for no consideration. The Company accounted for the incremental value of the Promissory Note Warrant modification of $190,500 as an increase in additional paid-in capital and interest expense on the consolidated statements of operations and comprehensive loss. The incremental value was computed using a Black-Scholes pricing model pre and post modification and the following inputs: stock price $.19, exercise price $.44 (pre modification) and $0 (post modification), volatility of 129%, and discount rate of 4.45%.

As result of the default on the payment for September 15, 2023, October 1, 2023 and November 1, 2023, the principal increased by $409,500 for a total balance of $4,504,500.

On October 5, 2023, the Company and the Investor entered into a Second Note Amendment Agreement (the “Second Amendment”), which provides for the following:

(i)	the Deferred Payments shall be due and payable on December 15, 2023;

(ii)	the Amortization Payments (defined in the Note) scheduled for September 15, 2023, October 1, 2023, and November 1, 2023, shall be deferred and made part of the Amortization Payments commencing in January 2024; and

(iii)	50% of any net proceeds above $2,000,000 from any equity financing between the date of the Second Amendment and December 15, 2023, shall be used to prepay the Note. The Second Amendment also partially waives the Event of Default in Section 3 (a)(vii) of the Note as a result of the resignation of a majority of the officers listed therein.

As of December 15, 2023, the Company was unable to meet its payment obligation as prescribed in the Second Amendment. Subsequently, On February 8, 2024, AgEagle Aerial Systems Inc. entered into a Securities Purchase Agreement (the “SPA”), as subsequently amended, with Alpha Capital Anstalt (“Alpha”), increasing the principal balance by $595,000 to $4,504,000.

During the year ended December 31, 2023, the Company recognized $412,188 of interest expense related to the amortization of the discounts prior to the debt extinguishment which has been included in interest expense on the consolidated statements of operations and comprehensive loss. As of December 31, 2023, the unamortized discount was $0.

During the year ended December 31, 2023, the Company recorded $326,945 of interest expense related to the Note in the consolidated statements of operations and comprehensive loss, and as of December 31, 2023, there is $326,945 of accrued interest included in accrued liabilities on the consolidated balance sheet.

As of December 31, 2023, scheduled principal payments due under the Second Amended Note are as follows:

Year Ending December 31,
2024	$4,504,500
Total	$4,504,500

F-24

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity

Capital Stock Issuances

Common Stock and Warrant Transaction

On June 5, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to issue and sell to Investors (i) 16,720,000 shares of Common Stock (the “Offering Shares”) at $0.25 per share and (ii) warrants to purchase up to 25,080,000 shares of common stock (the “Warrants”), exercisable at $0.38 per share (the “Warrant Shares” together with the Warrants and Offering Shares, the “Securities”) and raised gross sales proceeds of $4,180,000. The Warrant is for a term of 5.5 years commencing on the closing date but is not exercisable for the first six months after closing. As a result, pursuant to the Purchase Agreement the Company issued 16,720,000 shares of Common Stock for proceeds of $3,817,400, net of issuance costs from the offering and warrants to purchase up to 25,080,000 shares of common stock exercisable at $0.38 per share.

Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on future stock offerings, including that during the 90 day period following the date of the execution of the Purchase Agreement, the Company will not (i) issue (or enter into any agreement to issue) any shares of common stock or common stock equivalents, subject to certain exceptions, or (ii) file any registration statement or any amendment or supplement thereto relating to the offering or resale of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of Company, subject to certain exceptions. From the date of the execution of the Purchase Agreement until the six (6) month anniversary of the date of closing, neither the Company nor any Subsidiary shall effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of shares of common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction, subject to certain exceptions.

For twelve (12) months following the closing date of the Offering, in the event the Company or any of its subsidiaries proposes to offer and sell shares of Common Stock or common stock equivalents (the “Offered Securities”) to investors primarily for capital raising purposes (each, a “Future Offering”), the Investors shall have the right, but not the obligation, to participate in each such Future Offering in an amount of up to 50% in the aggregate of the Offered Securities.

The Offering Shares were issued pursuant to a prospectus supplement and was filed with the Securities and Exchange Commission (the “Commission”) on June 7, 2023, and the prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-252801), which was filed with the Commission on April 23, 2021, and was declared effective on May 6, 2021. The Warrants were issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act, or applicable state securities laws.

The Warrants were issued on the date of closing. The exercise price of the Warrants and the number of Warrant Shares issuable upon the exercise thereof will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization, or similar transaction, as described in the Warrants, but has no anti-dilution protection provisions. The Warrants will be exercisable on a “cashless” basis only in the event there is no effective registration statement registering, or the prospectus contained therein is not available for the sale of the Warrant Shares. The Warrants contain a beneficial ownership limitation, such that none of such Warrants may be exercised, if, at the time of such exercise, the holder would become the beneficial owner of more than 4.99% or 9.99%, as determined by the Investor, of the Company’s outstanding shares of Common Stock following the exercise of such Warrant.

Pursuant to the terms of the Purchase Agreement, the Company filed a registration statement on Form S-1 Registration No. 333-273332), which was declared effective on July 27, 2023, providing for the resale by the Investors of the Warrant Shares issuable upon exercise of the Warrants.

F-25

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

In connection with the Offering, the Company also entered into a Lock-up Agreement with the Investors and each officer and director of the Company (collectively, the “Shareholders”), for the benefit of the Investors, with respect to the shares beneficially owned the Shareholders. The restrictions on the disposition of the shares were for a period of 30 days from the date of the closing of the Offering, except for the continuous use of any existing Rule 10b5-1 trading plan and other customary exceptions.

On November 15, 2023, subsequent to the Company’s receipt of Investor Notices from the Investor and the Assignees, the Company entered into a Securities Purchase Agreement with three accredited investors (the “Accredited Investors”) pursuant to which the Company sold to the Accredited Investors 1,500,000 shares of Common Stock at $0.10 per share for an aggregate purchase price of $150,000 pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-252801), which was initially filed with the United States Securities and Exchange Commission (the “SEC”) on February 5, 2021 and was declared effective on May 6, 2021.

Preferred Series F Convertible Stock

On June 26, 2022 (the “Series F Closing Date”), the Company entered into a Securities Purchase Agreement (the “Series F Agreement”) with Alpha Capital Anstalt (“Alpha”). Pursuant to the terms of the Series F Agreement, the Board of Directors of the Company (the “Board”) designated a new series of Preferred Stock, the Series F 5% Preferred Convertible Stock (“Series F”), and authorized the sale and issuance of up to 35,000 shares of Series F. The Company issued to Alpha 10,000 shares of Series F for an aggregate purchase price and gross proceeds of $10,000,000; however, the Company received proceeds of $9,920,000 net of issuance costs. The shares of Series F are convertible into 16,129,032 shares of Common Stock at $0.62 per share, subject to adjustment. Alpha will be entitled to receive cumulative dividends at the rate per share (as a percentage of the $1,000 stated par value per share of Series F) of 5% per annum, payable on January 1, April 1, July 1 and October 1, beginning on the first conversion date and subsequent conversion dates.

In connection with the Series F Agreement the Company issued a warrant to Alpha to purchase 16,129,032 shares of Common Stock, par value $0.001 per share (“Series F Warrants”) with an exercise price equal to $0.96, subject to adjustment, per share of Common Stock. The Series F Warrant, and the shares of Common Stock underling the Series F Warrant are collectively referred to as the “Series F Warrant Shares”. The Series F Warrant is not exercisable for the first six months after its issuance and has a three-year term from its exercise date. Upon exercise of the Series F Warrants in full by Alpha, the Company would receive additional gross proceeds of approximately $10,000,000.

Alpha has the right, subject to certain conditions, including shareholder approval, to purchase up to $25,000,000 of additional shares of Series F and Series F Warrants (collectively, the “Series F Option”). The Series F Option will be available for a period of eighteen months after such shareholder approval at a purchase price equal to the average of the volume weighted average price for three trading days prior to the date that Alpha gives notice to the Company that it will exercise the Series F Option.

Commencing from the Series F Closing Date and for a period of six months thereafter, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), Alpha will have the right to participate in up to an amount of the Subsequent Financing equal to 50% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. Preferred Stock has no voting rights, except that the Company shall not undertake certain corporate actions as set forth in the Certificate of Designation that would materially impact the holders of Preferred Stock without their consent.

F-26

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

On December 6, 2022, upon the issuance of the promissory note and common stock warrants with an exercise price of $0.44 (see Note 8), a down round or anti-dilution trigger event occurred resulting in the conversion rate on the Series F and the exercise price of the Series F Warrants issued with the Series F adjusting down to $0.44 from $0.62 and $0.96, respectively (the “December Down Round Trigger”). The December Down Round Trigger resulted in the Company recognizing a deemed dividend on the common stock warrants and Series F of $565,161 and $1,680,216, respectively, or aggregate deemed dividend of $2,245,377, for the incremental value to the warrant and Series F holder resulting from the reduction in exercise price and conversion price.

The deemed dividend on the Series F Warrants represents the difference between fair value of the Series F Warrants under the original terms before the December Down Round Trigger and the fair value of the Series F Warrants after December Down Round Trigger at the reduced exercise price. The fair value of the Series F Warrants was determined using a Black-Scholes pricing model and the following assumptions: expected life of 3 years, volatility of 150%, risk free rate of 3.77%, and dividend rate of 0%.

On March 9, 2023, the Company received an Investor Notice from Alpha to purchase an additional 3,000 shares of Series F Convertible Preferred (the “Additional Series F Preferred”). Each share of Additional Series F Preferred is convertible into 2,381 shares of the Company’s Common Stock per $1,000 Stated Value per share of Series F Preferred Stock, at a conversion price of $0.42 per share and associated common stock warrants to purchase up to 7,142,715 shares of Common Stock at the exercise price of $0.42 per share warrant (the “Additional Warrant”) for an aggregate purchase price of $3,000,000. The Additional Warrant is exercisable upon issuance and has a three-year term. On March 10, 2023, the Company issued and sold the Additional Series F Preferred and the Additional Warrant.

As a result of issuing the additional 3,000 shares of Series F Convertible Preferred, a down round or anti-dilution trigger event occurred, resulting in the conversion rate on the Series F and the exercise price of the Series F Warrants issued with the Series F adjusting down to $0.42 from $0.44 (the “March Down Round Trigger”). The March Down Round Trigger resulted in the Company recognizing a deemed dividend on the common stock warrants and Series F Preferred Stock of $38,226 and $217,750, respectively, or aggregate deemed dividend of $255,976, for the incremental value to the warrant and Series F holder resulting from the reduction in exercise price and conversion price.

The deemed dividend on the Series F Warrants represents the difference between fair value of the Series F Warrants under the original terms before the March Down Round Trigger and the fair value of the Series F Warrants after March Down Round Trigger at the reduced exercise price. The fair value of the Series F Warrants was determined using a Black-Scholes pricing model and the following assumptions: expected life of 3 years, volatility of 131%, risk free rate of 4.46%, and dividend rate of 0%.

Upon the issuance of the Offering Shares and Warrants on June 8, 2023, a down round or anti-dilution trigger event occurred resulting in the conversion price of the remaining Series F Preferred Stock and the exercise price of the Series F Warrants adjusting down from $0.42 per share to $0.25 per share (the “June Down Round Trigger”). The June Down Round Trigger resulted in the Company recognizing a deemed dividend on the common stock warrants and Series F Preferred Stock of $787,823 and $3,867,095, respectively, or an aggregate deemed dividend of $4,654,918, for the incremental value to the warrant and Series F holder resulting from the reduction in exercise price and conversion price.

The deemed dividend on the Series F Warrants represents the difference between fair value of the Series F Warrants under the original terms before the down round trigger and the fair value of the Series F Warrants after down round trigger at the reduced exercise price. The fair value of the Series F Warrants was determined using a Black-Scholes pricing model and the following assumptions: expected life of 2.5 years, volatility of 106%, risk free rate of 4.28%, and dividend rate of 0%.

F-27

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

On November 15, 2023, the Company entered into an Assignment, Waiver and Amendment Agreement (the “Assignment Agreement”) with the Investor pursuant to which, among other things, (i) the Investor transferred and assigned to certain institutional and accredited investors (the “Assignees”), the rights and obligations to purchase up to $1,850,000 of Preferred Stock pursuant to the Additional Investment Right provided in the Original Purchase Agreement (the “Assigned Rights”), (ii) the Original Purchase Agreement was amended so that the Assignees are party thereto and have the same rights and obligations thereunder as the Investor to the extent of the Assigned Rights, (iii) the time period during which the Investor can provide an Investor Notice was extended from August 3, 2024 until February 3, 2025; and (iv) the Investor and the Company agreed to a onetime waiver of the Minimum Subscription Requirement to allow exercise of the Assigned Rights.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by reference to the Assignment Agreement, filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Pursuant to the Investor Notices received by the Company from the Investor and the Assignees on November 15, 2023, delivered in connection with the Assignment, the Investor and the Assignees have provided notices of their desire to purchase 1,850 shares of Preferred Stock (the “November Additional Series F Preferred”) convertible into 14,835,605 shares of Common Stock (the “November Conversion Shares”) at a conversion price of $0.1247 per share and warrants (the “November Additional Warrants”) to purchase up to 14,835,605 shares of our Common Stock an exercise price of $0.1247 per share for an aggregate purchase price of $1,850,000. The November Additional Warrants will be exercisable upon issuance and have a three-year term.

As a result of issuing the additional 1,850 shares of Series F Convertible Preferred, a down round or anti-dilution trigger event occurred, resulting in the conversion rate on the Series F and the exercise price of the Series F Warrants issued with the Series F adjusting down to $0.10 from $0.25 (the “November Down Round Trigger”). The November Down Round Trigger resulted in the Company recognizing a deemed dividend on the common stock warrants and Series F Preferred Stock of $865,016 and $5,832,000, respectively, or aggregate deemed dividend of $6,697,016, for the incremental value to the warrant and Series F holder resulting from the reduction in exercise price and conversion price.

The deemed dividend on the Series F Warrants represents the difference between fair value of the Series F Warrants under the original terms before the down round trigger and the fair value of the Series F Warrants after down round trigger at the reduced exercise price. The fair value of the Series F Warrants was determined using a Black-Scholes pricing model and the following assumptions: expected life of 2 years, volatility of 89%, risk free rate of 4.90%, and dividend rate of 0%.

Additionally, on November 15, 2023, the Company entered into a letter agreement (the “Engagement Agreement”) with Dawson James Securities, Inc. (“Dawson”) pursuant to which Dawson has agreed to serve as the sole placement agent for the Company, on a reasonable best efforts basis, in connection with the proposed placement of the Company’s Series F Preferred (as defined below) and associated warrants to purchase Common Stock as well as Common Stock (the “Offering”).

Pursuant to the Engagement Agreement, the Company will issue to Dawson warrants to purchase 1,483,560 shares of Common Stock (the “Placement Agent Warrants”), equal to 10% of the total number of Warrants sold in the Offering. These Placement Agent Warrants will have the same terms as the November Additional Warrants except that such Placement Agent Warrants will have a five (5) year term and will not include any anti-dilution protection provisions in connection with a subsequent equity issuance, or otherwise.

All deemed dividends to the Series F stockholder were recorded as additional paid in capital and an increase to accumulated deficit and as an increase to total comprehensive loss attributable to Common Stockholders in computing earnings per share on the consolidated statements of operations and comprehensive loss.

F-28

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

As of December 31, 2023, Alpha converted 3,588 shares of Series F into 17,304,762 shares of Common Stock. As a result, for the same periods, the Company recorded $339,631 cumulative dividends, which are included in accrued expenses on the consolidated balance sheets, at the rate per share (as a percentage of the $1,000 stated par value per share of Series F) of 5% per annum, beginning on the first conversation date of June 30, 2022.

As of December 31, 2022, Alpha had converted 4,137 shares of Series F into 6,804,545 shares of Common Stock and recorded $172,596 cumulative dividends at the rate per share (as a percentage of the $1,000 stated par value per share of Series F) of 5% per annum, beginning on the first conversation date of June 30, 2022.

As of December 31, 2023, the Company has outstanding common stock warrants of 64,670,912 with an exercise price ranging from $0.1247 to $0.3800 and a weighted-average contractual term remaining of 3.43 years that were issued in connection with the transaction discussed above (see Note 11).

At-the-Market Sales Agreement

In accordance with a May 25, 2021, at-the-market Sales Agreement with Stifel, Nicolaus & Company, Incorporated and Raymond James & Associates, Inc. as sales agents, the Company sold 4,251,151 shares of Common Stock at a share price between $1.04 and $1.18, for proceeds of $4,583,341, net of issuance costs of $141,754, in 2022. For the twelve months ended December 31, 2023, there were no at-the-market sales.

Acquisition of senseFly

In accordance with the terms of the senseFly S.A. Purchase Agreement, the Company issued 1,927,407 shares of Common Stock to Parrot Drones S.A.S. (“Parrot”) in January 2022 having an aggregate value of $3,000,000, based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to Parrot.

Acquisition of Measure

Pursuant to the terms of the Measure Acquisition Purchase Agreement (the “Purchase Agreement”) the Company issued an aggregate of 5,319,145 shares of the Company’s common stock to the Sellers of Measure as part of the consideration for the acquisition, of which 997,338 shares were held back (the “Heldback Shares”) to cover post-closing indemnification claims and to satisfy any purchase price adjustments (see also disclosure above). Pursuant to the terms of the Purchase Agreement, the Heldback Shares were scheduled to be released in three tranches, on the 12-month, 18-month and 24-month anniversary of the closing date of the acquisition. The Company made a claim for indemnification against the Heldback Shares. Pursuant to the Settlement Agreement entered on August 22, 2022 the Company released all the Measure shares held in escrow along with any disputes regarding the 997,338 Heldback Shares. As a result, 498,669 of the Heldback Shares were released to the Measure Sellers with the remaining 498,669 Heldback Shares being cancelled by the Company which reduced the issued and outstanding common stock and causing an increase to stockholders’ equity of $2,812,500.

Exercise of Common Stock Options

For the twelve months ended December 31, 2023, there was no exercise of stock options. For the twelve months ended December 31, 2022, 185,000 shares of Common Stock were issued respectively in connection with the exercise of stock options previously granted at exercise price between $0.31 and $0.41 resulting in gross proceeds of $74,350.

F-29

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

Stock-Based Compensation

The Company determines the fair value of awards granted under the Equity Plan based on the fair value of its Common Stock on the date of grant. Stock-based compensation expenses related to grants under the Equity Plan are included in general and administrative expenses on the consolidated statements of operations and comprehensive loss.

2017 Omnibus Equity Incentive Plan

On March 26, 2018, the 2017 Omnibus Equity Incentive Plan (the “Equity Plan”) became effective. Under the Equity Plan, the Company may grant equity-based and other incentive awards to officers, employees, and directors of, and consultants and advisers to, the Company. The purpose of the Equity Plan is to help the Company attract, motivate, and retain such persons and thereby enhance shareholder value. The Equity Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to awards outstanding on that date). The Board in its discretion may terminate the Equity Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Equity Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. On June 18, 2019, at the Annual Meeting of Shareholders of the Company, the shareholders approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Equity Plan from 2,000,000 to 3,000,000.

On July 15, 2020, the Company held its 2020 annual meeting of stockholders and approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Equity Plan from 3,000,000 to 4,000,000. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The number of shares for which awards which are options or stock appreciation rights (“SARs”) may be granted to a participant under the Equity Plan during any calendar year is limited to 500,000. For purposes of qualifying awards as “performance-based” compensation under Code Section 162(m), the maximum amount of cash compensation that may be paid to any person under the Equity Plan in any single calendar year shall be $500,000.

On June 16, 2021, the Company held its 2021 annual meeting of stockholders and approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Equity Plan from 4,000,000 to 10,000,000. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall again be available for the grant of a new award. The number of shares for which awards which are options or SARs may be granted to a participant under the Equity Plan during any calendar year is limited to 500,000. For purposes of qualifying awards as “performance-based” compensation under Code Section 162(m), the maximum amount of cash compensation that may be paid to any person under the Equity Plan in any single calendar year shall be $500,000.

On November 14, 2023, the Company held its 2023 annual meeting of stockholders and approved a proposal to increase the number of shares of Common Stock reserved for issuance under the Equity Plan from 10,000,000 to 15,000,000.

The Company determines the fair value of awards granted under the Equity Plan based on the fair value of its Common Stock on the date of grant.

Stock-based compensation expenses related to grants under the Equity Plan are included in general and administrative expenses on the consolidated statements of operations and comprehensive loss.

F-30

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

Restricted Stock Units (“RSUs”)

For the year ended December 31, 2023, a summary of RSU activity is as follows:

	Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2022	1,028,960	$2.31
Granted	3,227,151	0.26
Canceled	(173,823)	1.45
Vested and released	(1,028,788)	0.21
Outstanding as of December 31, 2023	3,053,500	$0.90
Vested as of December 31, 2023	2,860,898	$0.93
Unvested as of December 31, 2023	192,602	$0.49

For the year ended December 31, 2023, the aggregate fair value of RSUs at the time of vesting was $839,247.

As of December 31, 2023, the Company had $39,280 of unrecognized stock-based compensation expense related to RSUs, which will be amortized over approximately eleven months. During the year ended December 31, 2023, the Company recognized $975,282 of stock compensation related to restricted stock units.

For the year ended December 31, 2022, a summary of RSU activity is as follows:

	Shares	Weighted Average Grant Date Fair Value
Outstanding as of December 31, 2021	1,147,250	$3.78
Granted	749,067	0.93
Canceled	(271,000)	2.79
Vested and released	(596,357)	3.18
Outstanding as of December 31, 2022	1,028,960	$2.31
Vested as of December 31, 2022	471,484	$3.23
Unvested as of December 31, 2022	557,476	$1.53

For the year ended December 31, 2022, the aggregate fair value of RSUs at the time of vesting was $697,361.

As of December 31, 2022, the Company had $425,878 of unrecognized stock-based compensation expense related to RSUs, which will be amortized over approximately sixteen months. During the year ended December 31, 2022, the Company recognized $1,780,234 of stock compensation related to restricted stock units.

F-31

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

Issuance of RSUs to Current Officers and Directors of the Company

On December 29, 2023, upon recommendation of the Compensation Committee of the Board (“Compensation Committee”), in lieu of the payment of $55,133 for the three Board members as quarterly cash compensation, three (3) non-executive directors received 551,333 RSUs equal to $55,133, which were immediately vested, also in lieu of the issuance of stock options for the purchase of 30,000 shares of common stock, for each of these three (3) non-executive directors received a total of 90,000 in restricted stock awards, which vested immediately for a fair value of $9,000 in the aggregate or $3,000 each.

On December 22, 2023, the Company granted its former chief commercial officer 579,923 RSUs as part of the resignation agreement. Mr. O’Sullivan’s termination was effective December 8, 2023.

On September 29, 2023, upon recommendation of the Compensation Committee, in lieu of the payment of $15,000 for each Board member or a total of $45,000 as quarterly cash compensation, three (3) non-executive directors each received 88,235, totaling 264,705 RSUs equal to $45,000, which were immediately vested, also in lieu of the issuance of stock options for the purchase of 30,000 shares of common stock, for each of these three (3) non-executive directors received a total of 90,000 in restricted stock awards, which vested immediately for a fair value of $15,300 in the aggregate or $5,100 each.

On May 11, 2023, upon recommendation of the Compensation Committee, the Board granted to the officers of the Company in connection with the 2022 executive compensation plan 968,690 RSUs, which vested immediately.

On March 29, 2023, upon recommendation of the Compensation Committee, the Board granted to the officers of the Company in connection with the 2022 executive compensation plan 640,000 RSUs, which vested immediately.

For the twelve months ended December 31, 2023, the Company recognized stock-based compensation expense of $828,130, based upon the market price of its Common Stock between $0.10 and $0.42 per share on the date of grant of these RSUs.

On June 13, 2022, the Company released 354,107 shares of Common Stock to its former chief executive officer, Mr. Brandon Torres Declet (“Mr. Torres Declet”). The issuance of Common Stock included, in connection with the Measure Acquisition, an award of 125,000 RSUs issued in 2021, an award of 75,000 RSUs issued in connection with the 2021 executive compensation plan, an award of 111,607 RSUs as agreed upon in a separation agreement, and 42,500 shares in satisfaction of a performance bonus for 2021 approved by the Compensation Committee of the Board of Directors in 2022.

On April 11, 2022, the Company granted an officer 46,367 RSUs, which vested immediately. For the year ended December 31, 2022, the Company recognized stock-based compensation expense of $46,831, based upon the market price of its Common Stock of $1.01 per share on the date of grant of these RSUs. Additionally, on the same date, the Company granted the same officer 46,367 RSUs, which vests over a period from the date of grant through the first anniversary of the senseFly Acquisition Date. For year ended December 31, 2022, the Company recognized stock-based compensation expense of $46,831, based upon the market price of its Common Stock of $1.01 per share on the date of grant of these RSUs.

For the year ended December 31, 2022, the Company recognized stock-based compensation expense of $125,000, based upon the market price of its Common Stock of $1.12 per share on the date of grant for the 111,607 RSUs issued as part of the separation agreement. Additionally, for the 42,500 RSUs, the Company recognized stock-based compensation expense of $48,025 based upon the market price of its Common Stock of $1.13 per share on the date of grant. For the year ended December 31, 2021, the Company recognized stock-based compensation expense of $545,216, based upon the market price of its Common Stock of $5.40 and $2.94 per share on the date of grant for the 125,000 and 75,000 shares, respectively, granted in 2021.

F-32

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

On March 1, 2022, upon recommendation of the Compensation Committee the Board, in connection 2021 executive compensation plan granted an officer of the Company was granted 62,500 RSUs, which vested immediately. For the year ended December 31, 2022, the Company recognized stock-based compensation expense of $68,750, based upon the market price of its Common Stock of $1.10 per share on the date of grant of these RSUs.

On January 1, 2022, upon recommendation of the Compensation Committee, the Board issued to an officer two grants of 50,000 RSUs each, in connection with a bonus way forward plan. These two grants vest over nine and twenty-one months, respectively, from the date of grant. For the year ended December 31, 2022, the Company recognized stock-based compensation expense of $44,840 and $78,500, based upon the market price of its Common Stock of $1.57 per share on the date of grant of these RSUs.

Stock Options

For the year ended December 31, 2023, a summary of the options activity is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2022	2,561,231	$2.18	$1.19	3.33	$31,124
Granted	325,000	0.32	0.15	3.02	—
Exercised	—	—	—	—	—
Expired/forfeited	(380,999)	1.83	0.99	—	—
Outstanding as of December 31, 2023	2,505,232	$2.00	$1.08	1.49	$2,294
Exercisable as of December 31, 2023	2,309,199	$2.13	$1.16	1.27	$2,294

As of December 31, 2023, the Company has $37,409 of total unrecognized compensation cost related to stock options, which will be amortized over approximately twenty-eight months. During the year ended December 31, 2023, the Company recognized $330,047 of stock compensation related to stock options.

The company uses the Black-Scholes valuation model to estimate the fair market value of the stock options at the grant date as of December 31, 2023.

For the year ended December 31, 2022, a summary of the options activity is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2021	2,541,667	$2.88	$1.57	4.27	$1,244,029
Granted	512,065	0.66	0.32	3.02	—
Exercised	(185,000)	0.40	0.29	—	—
Expired/forfeited	(307,501)	6.47	3.46	—	—
Outstanding as of December 31, 2022	2,561,231	$2.18	$1.19	3.33	$31,124
Exercisable as of December 31, 2022	2,046,309	$2.37	$1.30	3.06	$31,124

F-33

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 9 – Equity- Continued

As of December 31, 2022, the Company has $376,797 of total unrecognized compensation cost related to stock options, which will be amortized over approximately twenty-four months. During the year ended December 31, 2022, the Company recognized $1,640,430 of stock compensation related to stock options.

The company uses the Black-Scholes valuation model to estimate the fair market value of the stock options at the grant date as of December 31, 2022.

For the years ended December 31, 2023 and 2022, the significant weighted average assumptions relating to the valuation of the Company’s stock options granted were as follows:

	Years Ended December 31,
	2023	2022
Stock price	$0.32	$0.66
Dividend yield	—%	—%
Expected life (years)	3.02	3.02
Expected volatility	63.64%	69.49%
Risk-free interest rate	4.22%	3.47%

Issuances of Options to Officers and Directors

On September 30, 2023, the Company issued to officers options to purchase 50,000 shares of Common Stock at an exercise price of $0.17 per share, which vests over a period of two years from the date of grant and expires on September 29, 2028. The Company determined the fair market value of these unvested options to be $3,750. For the twelve months ended December 31, 2023, the Company recognized stock-based compensation expense of $234, based upon the fair value market price of $0.08.

On June 30, 2023, the Company issued to directors and officers options to purchase 125,000 shares of Common Stock at an exercise price of $0.23 per share, which vests over a period of two years from the date of grant and expires on June 29, 2028. The Company determined the fair market value of these unvested options to be $13,000. For the twelve months ended December 31, 2023, the Company recognized stock-based compensation expense of $2,945, based upon the fair value market price of $0.10.

On March 31, 2023, the Company issued to directors and officers options to purchase 150,000 shares of Common Stock at an exercise price of $0.45 per share, which vests over a period of two years from the date of grant, and expires on March 30, 2028. The Company determined the fair market value of these unvested options to be $31,350. For the twelve months ended December 31, 2023, the Company recognized stock-based compensation expense of $11,158, based upon the fair value market price of $0.21.

For the year ended December 31, 2022, the Company issued to directors and officers options to purchase 512,065 shares of Common Stock at exercise prices ranging from $0.17 to $0.56 per share, which expire on dates between January 3, 2025 and December 31, 2027. The Company determined the fair market value of these unvested options to be $162,663. In connection with the issuance of these options, the Company recognized $60,515 in stock-based compensation expense for the year ended December 31, 2022.

Cancellations of Options

During the year ended December 31, 2023, as a result of employee terminations and options expirations, stock options aggregating 380,999, with estimated values of approximately $378,869, were cancelled. During the year ended December 31, 2022, 307,501 options were cancelled with a grant-date fair value $1,063,673 due to employee terminations.

F-34

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 10 – Retirement Plans

Defined Benefit Plan

senseFly S.A. sponsors a defined benefit pension plan (the “Defined Benefit Plan”) covering all its employees. The Defined Benefit Plan provides benefits in the event of retirement, death or disability, with benefits based on age and salary. The Defined Benefit Plan is funded through contributions paid by senseFly S.A. and its employees, respectively. The Defined Benefit Plan assets are Groupe Mutuel Prévoyance (“GMP”), which invests these plan assets in cash and cash equivalents, equities, bonds, real estate and alternative investments.

The Projected Benefit Obligation (“PBO”) includes in full the accrued liability for the plan death and disability benefits, irrespective of the extent to which these benefits may be reinsured with an insurer. The actuarial valuations are based on the census data as of December 31, 2023, provided by GMP.

The Company recognizes the overfunded or underfunded status of the Defined Benefit Plan as an asset or liability in its consolidated balance sheets and recognizes changes in the funded status of the Defined Benefit Plan in the year in which the changes occur through accumulated other comprehensive income or loss. The Defined Benefit Plan’s assets and benefit obligations are remeasured as of December 31 each year.

The net periodic benefit cost of the Defined Benefit Plan for the period from January 1, 2023 through December 31, 2023 was as follows:

2023
Service cost	$259,031
Interest cost	66,136
Expected return on plan assets	(133,373)
Amortization of prior service cost (credit)	(2,205)
Loss recognized due to settlements and curtailments	38,579
Net periodic pension benefit cost	$228,168

The PBO is the present value of benefits earned to date by plan participants, including the effect of assumed future salary increases. The changes in the projected benefit obligation for the period from January 1, 2023 through December 31, 2023 were as follows:

2023
PBO, beginning of period	$3,299,621
Service cost	259,031
Interest cost	66,136
Plan participation contributions	207,225
Actuarial (gains) / losses	87,078
Benefits paid through plan assets	(84,874)
Curtailments, settlements and special contractual termination benefits	(1,225,712)
Foreign currency exchange rate changes	269,346
PBO, end of period	2,877,851
Component representing future salary increases	(98,669)
Accumulated benefit obligation (“ABO”), end of period	$2,779,182

F-35

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 10 – Retirement Plans- Continued

For the period from January 1, 2023 through December 31, 2023, the change in fair value of the Pension Plan assets was as follows:

2023
Fair value of plan assets, beginning of period	$3,296,404
Expected return on plan assets	133,373
Gain / (losses) on plan assets	(287,690)
Employer contributions	302,019
Plan participant contributions	207,225
Benefits paid through plan assets	(84,874)
Settlements	(1,160,679)
Foreign currency exchange rate changes	255,940
Fair value of plan assets, end of period	$2,661,718

senseFly S.A.’s investment objectives are to ensure that the assets of its Defined Benefit Plan are invested to provide an optimal rate of investment return on the total investment portfolio, consistent with the assumption of a reasonable risk level, and to ensure that pension funds are available to meet the plans’ benefit obligations as they become due. senseFly S.A. believes that a well-diversified investment portfolio will result in the highest attainable investment return with an acceptable level of overall risk. Investment strategies and allocation decisions are also governed by applicable governmental regulatory agencies. senseFly’s investment strategy with respect to the Defined Benefit Plan is to invest in accordance with the following allocation: 31.8% in equities, 35.4% in bonds, 17.1% in real estate, 11.3% in alternative investments and 4.4% in cash and cash equivalents.

The following table presents the fair value of the Defined Benefit Plan assets by major categories and by levels within the fair value hierarchy as of December 31, 2023:

	Level 1	Level 2	Level 3	Total
Cash and equivalents	$117,463	$-	$-	$117,463
Equity securities	846,910	-	-	846,910
Bonds	942,056	-	-	942,056
Real estate	-	454,583	-	454,583
Alternative investments	-	300,706	-	300,706
Total fair value of plan assets	$1,906,429	$755,289	$-	$2,661,718

The following tables present the fair value of the Defined Benefit Plan assets by major categories and by levels within the fair value hierarchy as of December 31, 2022:

	Level 1	Level 2	Level 3	Total
Cash and equivalents	$279,883	$-	$-	$279,883
Equity securities	906,136	-	-	906,136
Bonds	1,167,789	-	-	1,167,789
Real estate	-	570,490	-	570,490
Alternative investments	-	372,105	-	372,105
Total fair value of plan assets	$2,353,808	$942,595	$-	$3,296,403

The following table shows the unfunded status of the Defined Benefit Plan, defined as plan assets less the projected benefit obligation as of December 31, 2023:

Fair value of plan assets	$2,661,718
Less: PBO	(2,877,851)
Underfunded status, end of period	$(216,133)

F-36

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 10 – Retirement Plans- Continued

As of December 31, 2023 and 2022, the underfunded status is included in defined plan obligation on the consolidated balance sheets.

The Defined Benefit Plan has a PBO in excess of Defined Benefit Plan assets. For the period from January 1, 2023 through December 31, 2023, the amounts recognized in accumulated other comprehensive income (loss) related to the defined benefit plan were as follows:

2023
Net prior service (cost) / credit	$10,572
Net gain / (loss)	(178,544)
Accumulated other comprehensive income (loss), net of tax	$(167,972)

The net prior service credit included in accumulated other comprehensive income (loss) as of December 31, 2023, is expected to be recognized as a component of net periodic benefit cost during the year ending December 31, 2024.

The actuarial assumptions for the Defined Benefit Plan were as follows:

Benefit obligations:
Discount rate	2.10%
Estimated rate of compensation increase	1.25%
Periodic costs:
Discount rate	2.10%
Estimated rate of compensation increase	1.25%
Expected long term rate of return on plan assets	3.85%
Cash balance interest credit rate	2.10%

The following table shows expected benefit payments from the Defined Benefit Plan for the next five fiscal years and the aggregate five years thereafter:

Year Ending December 31:	Expected Plan Benefit Payments
2024	$432,265
2025	387,629
2026	347,691
2027	310,103
2028	277,213
Thereafter	1,045,423
Total expected benefit payments by the plan	$2,800,324

Defined Contribution Plan

The Company sponsors the AgEagle Aerial Systems 401(k) Plan (the “401(k) Plan”) that covers substantially all eligible employees in the United States. The Company matches contributions made by eligible employees, subject to certain percentage limits of the employees’ earnings. For the years ended December 31, 2023 and 2022, the Company’s employer contribution to the 401(k) Plan totaled $77,240 and $149,543, respectively.

F-37

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 11 – Warrants

Warrants Issued

On November 24, 2023, additional Warrants and the 1,483,560 Warrant Shares were issued in a concurrent private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and have not been registered under the Securities Act, or applicable state securities laws to Dawson James Securities Inc.

On June 5, 2023, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited and institutional investors (the “Investors”) pursuant to which the Company issued warrants to purchase up to 25,080,000 shares of common stock (the “Warrants”), exercisable at $0.38 per share (the “Offering”) (see Note 9 for further disclosures).

On March 9, 2023, the Company received an Investor Notice from Alpha (described above in Note 9) resulting in the issuance of a Common Stock warrant to purchase up to 7,142,715 shares of Common Stock at the exercise price of $0.42 per share warrant (the “Additional Warrant”) for an aggregate purchase price of $3,000,000. The Additional Warrant is exercisable upon issuance and has a three-year term. On March 10, 2023, the Company issued and sold the Additional Series F Preferred along with the associated Additional Warrant. On June 5, 2023, upon entering the Purchase Agreement a Down Round was triggered reducing the exercise price of the Additional Warrant to $0.25.

On December 6, 2022, the Company entered into a Promissory Note Purchase Agreement (described above in Note 8), pursuant to which the Company issued the right to purchase up to 5,000,000 shares of Common Stock at an exercise price of $0.44 per share (see Note 8 for further disclosures), subject to standard anti-dilution adjustments. The Promissory Note Warrant was not exercisable for the first six months after issuance and has a five-year term from the initial exercise date of June 6, 2023. On September 15, 2023, the Company and the Investor entered into a Warrant Exchange Agreement pursuant to which the Company has agreed to issue to the Investor 5,000,000 shares of common stock in exchange for the Promissory Note Warrant. The Promissory Note Warrant has since been cancelled and is now no longer outstanding.

On June 26, 2022, the Company entered into a Securities Purchase Agreement (described above in Note 8) with Alpha. In connection with the Series F Agreement the Company issued a warrant to Alpha to purchase 16,129,032 shares of Common Stock, par value $0.001 per share Series F Warrant with an exercise price equal to $0.96, subject to adjustment, per share of Common Stock. The Series F Warrants were not exercisable for the first six months after its issuance and have a three-year term from its initial exercise date of December 30, 2022. Upon the issuance of the 5,000,000 shares of Common Stock warrants at $0.44 per share, the Series F Warrant exercise price was reduced to $0.44, the warrants were further reduced in March upon issuance of additional Series F Preferred shares to $0.42 and in June to $0.25 upon entering the Purchase Agreement (see Note 8 for explanation regarding the December, March and June Down Rounds along with any other further disclosures related to Series F Preferred Stock).

F-38

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 11 – Warrants – Continued

The exercise price of the Warrants and the number of Warrant Shares issuable upon the exercise thereof will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants, but has no anti-dilution protection provisions. The Warrants will be exercisable on a “cashless” basis only in the event there is no effective registration statement registering, or the prospectus contained therein is not available for the sale of the Warrant Shares. The Warrants contain a beneficial ownership limitation, such that none of such Warrants may be exercised, if, at the time of such exercise, the holder would become the beneficial owner of more than 4.99% or 9.99%, as determined by the holder, of the Company’s outstanding shares of Common Stock following the exercise of such Warrant (the “Beneficial Ownership Limitation”).

Warrant Conversions

For the twelve months ended December 31, 2023, 5,000,000 warrants were converted to 5,000,000 shares of common stock.

A summary of activity related to warrants for the periods presented is as follows:

	Shares	Weighted Average Exercise Price		Weighted Average Remaining Contractual Term
Outstanding as of December 31, 2021	—	$—		—
Issued	21,129,032	0.29	*	—
Exercised	—	—		—
Outstanding as of December 31, 2022	21,129,032	0.29	*	—
Issued – March 2023	7,142,715	$0.25	*	—
Issued – June 2023	25,080,000	0.38	*	—
Issued – November 2023	16,319,165	0.12	*	—
Exercised	(5,000,000)	0.44		—
Outstanding as of December 31, 2023	64,670,912	$0.27	*	3.43
Exercisable as of December 31, 2023	64,670,912	0.27		3.43

*	Reflects the exercise price after the Down Round Trigger events (see Note 8).

F-39

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 12 – Leases

Operating Leases

The Company determines if an arrangement is or contains a lease at contract inception and recognizes a right-of-use asset and a lease liability at the lease commencement date. Leases with an initial term of twelve months or less, but greater than one month, are not recorded on the balance sheet for select asset classes. The lease liability is measured at the present value of future lease payments as of the lease commencement date, or the opening balance sheet date for leases existing at adoption of ASC 842. The right-of-use asset recognized is based on the lease liability adjusted for prepaid and deferred rent and unamortized lease incentives.

Right-of-use assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease terms at the commencement dates. The Company uses its incremental borrowing rates as the discount rate for its leases, which is equal to the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms. The incremental borrowing rate for all existing leases as of the opening balance sheet date was based upon the remaining terms of the leases; the incremental borrowing rate for all new or amended leases is based upon the lease terms. The lease terms for all the Company’s leases include the contractually obligated period of the leases, plus any additional periods covered by options to extend the leases that the Company is reasonably certain to exercise.

Certain adjustments to the right-of-use asset may be required for items such as initial direct costs paid or incentives received. The components of a lease are split into three categories: lease components, non-lease components and non-components; however, the Company has elected to combine lease and non-lease components into a single component. Operating lease expense is recognized on a straight-line basis over the lease term and is included in general and administrative expense on the consolidated statement of operations. Variable lease payments are expensed as incurred.

The Company has an operating lease in Wichita, Kansas, which serves as its corporate offices. The lease commencement date was November 1, 2023, and will expire on October 31, 2025, unless sooner terminated or extended. The estimated cash rent payments due through the expiration of this operating lease total $226,678.

As a result of the MicaSense Acquisition, the Company assumed an operating lease for office space in Seattle, Washington that expires in January 2026 with a 3% per year increase, and two months of abated rent for December 2020 and January 2021. The estimated cash rent payments due through the expiration of this operating lease total approximately $467,767. Starting late 2022, the Company has been engaged in consolidating its business and manufacturing operations from multiple offices to two centralized locations in Wichita, Kansas and Lausanne, Switzerland. In May 2023, the Company executed a sublease agreement for their facility located in Seattle, Washington; however, the Company remains the primary obligor under the original lease.

As a result of the senseFly Acquisition, the Company assumed the operating leases for office spaces in Raleigh, North Carolina and Lausanne, Switzerland. The operating lease in Raleigh expired in July 2023 and the operating lease in Lausanne was set to expire in April 2023. The Company was required to notify the landlord of its intention to not renew the lease in March 2022. The Company neglected to provide such notification, therefore, a five year renewal option was automatically triggered in March 2022. The Lausanne lease is now set to expire in April 2028. The estimated cash rent payments due through the expiration of this operating lease total approximately $3,370,025.

F-40

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 12 – Leases – Continued

As of December 31, 2023 and 2022, balance sheet information related to the Company’s operating leases is as follows:

		December 31,
	Balance Sheet Location	2023	2022
Right-of-use asset	Right-of-use asset	$3,525,406	$3,952,317
Current portion of operating lease liability	Current portion of lease liabilities	$901,925	$628,113
Long-term portion of operating lease liability	Long-term portion of lease liabilities	$2,721,743	$3,161,703

For the years ended December 31, 2023 and 2022, operating lease expense payments were $1,039,685 and $1,287,143, respectively, and are included in general and administrative expenses in the consolidated statements of operations and comprehensive loss.

As of December 31, 2023, scheduled future maturities of the Company’s lease liabilities are as follows:

Year Ending December 31,
2024	$1,094,321
2025	1,100,394
2026	878,571
2027	792,947
2028	198,237
Total future minimum lease payments, undiscounted	4,064,470
Less: Amount representing interest	(440,802)
Present value of future minimum lease payments	3,623,668
Present value of future minimum lease payments – current	901,925
Present value of future minimum lease payments – long-term	$2,721,743

As of December 31, 2023 and 2022, the weighted average lease-term and discount rate of the Company’s leases are as follows:

	Years Ended December 31,
Other Information	2023	2022
Weighted-average remaining lease terms (in years)	3.9	4.8
Weighted-average discount rate	6.1%	6.0%

For the years ended December 31, 2023 and 2022, supplemental cash flow information related to leases is as follows:

	Years Ended December 31,
Other Information	2023	2022
Cash paid for amounts included in the measurement of liabilities: Operating cash flows for operating leases	$1,054,847	$1,614,468

F-41

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 13 – Commitments and Contingencies

Board Appointments and Departures

Ms. Kelly J. Anderson

Appointment as Board Member and Chairman of the Audit Committee

On December 6, 2022, the Board of Directors of AgEagle appointed Kelly J. Anderson as a Board member to fill the vacancy created by the recent resignation of Luisa Ingargiola, effective December 5, 2022. Ms. Anderson qualifies as an independent director under the corporate governance standards of the NYSE American and meets the financial sophistication requirements of the NYSE American. She also meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and qualifies as an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Also effective on December 5, 2022, Ms. Anderson was appointed to the Company’s Compensation Committee and Nominating and Corporate Governance Committee and was appointed to chair the Company’s Audit Committee.

As compensation for services as an independent director, Ms. Anderson shall receive an annual cash fee of $60,000, payable quarterly; and a quarterly grant of 25,000 stock options with an exercise price at the current market price of the Company’s Common Stock at the time of issuance (the “Quarterly Options”). The Quarterly Options are exercisable for a period of five years from the date of grant and vest in equal quarterly installments over a period of two years from the date of grant.

Ms. Luisa Ingargiola

Departure of Board Member

On November 18, 2022, Ms. Luisa Ingargiola resigned as a director, a member of the Compensation Committee and Nominating and Corporate Governance committee, and the chair of the Audit Committee of AgEagle. Ms. Ingargiola’s resignation from the Company’s Board of Directors was not a result of any disagreement with management or any matter relating to the Company’s operations, policies or practices.

Executive Appointments and Departures

Mr. Michael O’Sullivan

Departure of Chief Commercial Officer

On June 20, 2023, the Company delivered notice of termination to Michael O’Sullivan, the Company’s Chief Commercial Officer, which termination was effective on September 20, 2023, subject to further extension as required under the applicable laws of Switzerland, where Mr. O’Sullivan is located and employed.

On April 11, 2022, Michael O’Sullivan (“Mr. O’Sullivan”) was appointed as the Company’s Chief Commercial Officer, Mr. O’Sullivan will receive an annual base salary of 250,000 CHF per year, subject to annual performance reviews and revisions by and at the sole discretion of the Compensation Committee. In accordance with the 2022 Executive Compensation Plan and as approved by the Compensation Committee, Mr. O’Sullivan will be eligible to receive an annual cash bonus of up to 30% of his then-current base salary and RSUs with a fair value of up to 150,000 CHF, based upon achievement of the performance milestones established in the 2022 Executive Compensation Plan. Furthermore, Mr. O’Sullivan is entitled to a service-based bonus, comprised of a cash bonus of 87,500 CHF and RSUs with a fair value of 87,500 CHF. Upon execution of his employment agreement with the Company, Mr. O’Sullivan was immediately granted RSUs with a fair value of 43,750 CHF, as part of his service-based bonus. The remaining RSUs with a fair value of 43,750 CHF and the cash payment of 87,500 CHF will vest in October 2022. In addition, Mr. O’Sullivan is entitled to receive a quarterly grant of 10,000 stock options at the fair market value of the Company’s Common Stock on the grant date, vesting over two years, and exercisable for a period of five years.

F-42

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 13 – Commitments and Contingencies- Continued

Mr. O’Sullivan is provided with severance benefits in the event of termination without cause or for good reason, as defined in his employment offer letter. Upon execution of a severance agreement entered into between Mr. O’Sullivan and the Company, Mr. O’Sullivan will be entitled to the following benefits: (i) three months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) three months of paid Garden Leave, which is paid in the form of salary continuation, in accordance with the laws of Switzerland; and (iii) a grant of fully vested RSUs with a fair market value of 150,000 CHF on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Mr. O’Sullivan’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

Mr. Barrett Mooney

Departure as Chief Executive Officer and Chairman of the Board

On December 17, 2023, the Company received notice (the “Notice”) from Mr. Barrett Mooney, the Company’s Chief Executive Officer, that he has decided to depart the Company as Chief Executive Officer and Director to pursue another professional opportunity, effective December 31, 2023.

On January 17, 2022, Mr. Barrett Mooney, the Company’s Chairman of the Board and the Chief Executive Officer immediately preceding Mr. Michael Drozd, was reappointed to serve as the Chief Executive Officer of the Company and to continue in his role as Chairman of the Board.

Mr. Mooney is provided with severance benefits in the event of termination without cause or for good reason, as defined in her amended employment offer letter. Upon execution of a severance agreement entered into between Mr. Mooney and the Company, Mr. Mooney will be entitled to the following benefits: (i) six months of base salary, paid in the form of salary continuation, in accordance with the terms of a Separation Agreement to be entered into at the time of termination; (ii) reimbursement of COBRA health insurance premiums at the same rate as if the executive officer were an active employee of the Company (conditioned on the executive officer having elected COBRA continuation coverage) for a period of 6 months or, if earlier, until the executive officer is eligible for group health insurance benefits from another employer; and (iii) a grant of fully vested RSUs with a fair market value of $190,000 on the date of termination of employment, pursuant to the terms of the separation agreement.

The severance benefits are conditioned upon (i) continued compliance in all material respects with Mr. Mooney’s continuing obligations to the Company, including, without limitation, the terms of the amended employment offer letter and of the confidentiality agreement that survive termination of employment with the Company, and (ii) signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to the executive officer by the Company on or about the date of termination of employment.

In the event the Board of Directors (the “Board”) determines in its discretion that Mr. Mooney must relocate his principal place of performance of her duties, the Company shall pay and/or reimburse his expenses in connection with such relocation.

F-43

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 13 – Commitments and Contingencies- Continued

Mr. Torres Declet

Departure as Chief Executive Officer

On January 17, 2022, the Company and Mr. Brandon Torres Declet mutually agreed to Mr. Torres Declet’s resignation as Chief Executive Officer and as a director of the Company. In connection with his departure, and in accordance with his employment agreement with the Company, Mr. Torres Declet will receive base salary continuation equal to six months of his then annual salary, reimbursement of COBRA health insurance premiums for a period of six months at the same rate as if Mr. Torres Declet were an active employee of the Company, and a grant of fully vested restricted shares of Common Stock of the Company with a fair market value of $125,000 on the date of termination of employment, resulting in the issuance of 111,607 RSUs.

Nicole Fernandez-McGovern

Departure as Chief Financial Officer

On August 15, 2023, the Company received notice (the “Notice”) from Ms. Nicole Fernandez-McGovern, the Company’s Chief Financial Officer, which states that she has been terminated for “Good Reason” under her employment offer letter agreement. The Board of Directors has accepted the Notice as a notice of voluntary resignation by Ms. Fernandez-McGovern, and not of termination for Good Reason.

F-44

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 13 – Commitments and Contingencies- Continued

Mark DiSiena

Employment Arrangements for Mark DiSiena, Chief Financial Officer

As previously disclosed in a Current Report on Form 8-K filed on October 19, 2023, as a result of Ms. Nicole Fernandez-McGovern’s departure as Chief Financial Officer of the Company, Mr. Mark DiSiena was appointed as the Company’s principal financial and accounting officer and Interim Chief Financial Officer, effective as of October 13, 2023. On November 30, 2023, the Board of Directors of the Company appointed Mr. DiSiena as Chief Financial Officer of the Company, effective as of December 1, 2023 (the “Commencement Date”). Pursuant to an employment offer letter dated November 28, 2023 (the “Offer Letter”), Mr. DiSiena shall receive an annual base salary of $275,000 and a sign-on bonus in the form of restricted stock units (the “RSUs”) not to exceed $60,000 in total award value, with 50% of the RSUs to vest one year after Commencement Date, and the remainder to vest two years after Commencement Date. Mr. DiSiena will be eligible to receive an annual performance-based bonus comprised of up to $75,000 in cash and RSUs not to exceed $60,000 in total award value, with 34% of the total RSU award to vest at the time of the award date, 33% of the original award amount to vest one year after the award date, and the remainder to vest two years after the award date. The performance bonus amounts each year will be determined at the sole discretion of the Board of Directors of the Company based upon an assessment of a combination of his achievement of designated personal goals and the Company reaching designated corporate goals.

There are no family relationships between Mr. DiSiena and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. DiSiena that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Company has various employment agreements with various employees of the Company which it considers normal and in the ordinary course of business along with agreements for all its directors which it has previously disclosed.

F-45

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 13 – Commitments and Contingencies- Continued

The Company has no other formal employment agreements with our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement, or any other termination of our named executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. However, it is possible that the Company will enter into formal employment agreements with its executive officers in the future.

Purchase Commitments

The Company routinely places orders for manufacturing services and materials. As of December 31, 2023, the Company had purchase commitments of approximately $1,387,303. These purchase commitments are expected to be realized during the year ending December 31, 2024. As of December 31, 2022, the Company had purchase commitments of $3,155,867.

Note 14 – Related Party Transactions

The following reflects the related party transactions during the years ended December 31, 2023 and 2022, respectively:

Ms. Fernandez-McGovern is one of the principals of Premier Financial Filings, a full-service financial printer. Premier Financial Filings provided contracted financial services to the Company for fiscal year 2022. Premier Financial Filings did not provide services during 2023. Accordingly, for the years ended December 31, 2022, the expenses related to services provided by Premier Financial Filings to the Company, was $18,371. These expenses are included within general and administrative expenses in the Company’s consolidated statements of operations and comprehensive loss.

One of the Company’s directors, Mr. Thomas Gardner, is one of the principals of NeuEon, Inc., which provides services to the Company as the Chief Technology Officer. For the years ended December 31, 2023 and 2022, the expenses related to services provided by NeuEon, Inc. to the Company were $42,500 and $153,750, respectively. These expenses are included within the general and administrative expenses in the Company’s consolidated statements of operations and comprehensive loss.

Note 15 – Income Taxes

Prior to April 15, 2015, AgEagle Aerial Inc. was treated as a disregarded entity for income tax purposes. Income taxes, if any, were the responsibility of the sole member. Effective April 22, 2015, the Company elected to be classified as a corporation for income tax purposes. On March 26, 2018, the Company’s predecessor company, EnerJex Resources, Inc. (“EnerJex”), consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated October 19, 2017, pursuant to which AgEagle Merger Sub, Inc., a wholly owned subsidiary of EnerJex, merged with and into AgEagle Aerial Systems Inc., a then privately held company (“AgEagle Sub”), with AgEagle Sub surviving as a wholly owned subsidiary of EnerJex (the “Merger”). In connection with the Merger, EnerJex changed its name to AgEagle Aerial Systems Inc. AgEagle Sub changed its name initially to “Eagle Aerial, Inc. and then to” AgEagle Aerial, Inc. Following the Merger, AgEagle Aerial Inc. became a wholly owned subsidiary of AgEagle Aerial Systems, Inc., and the group files a consolidated U.S. federal income tax return as well as income tax returns in various states.

As of December 31, 2023 and 2022, the total of all net deferred tax assets was $17,794,764 and $11,170,665, respectively. The amount of and ultimate realization of the benefits from the deferred tax assets for income tax purposes is dependent, in part, upon the tax laws in effect, the Company’s future earnings, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the deferred tax assets the Company has established a valuation allowance of $17,794,764 and $11,170,665 as of December 31, 2023 and 2022, respectively. The change in the valuation allowance during the years ended December 31, 2023 and 2022 was $6,624,099 and $2,350,212, respectively.

F-46

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 15 – Income Taxes - Continued

As of December 31, 2023, the Company has a federal and state net operating loss carryforward of approximately $55,288,195 and $20,863,524, respectively. Of those balances, the Company has $6,296,936 of federal net operating losses expiring in 2035-2037 and the remaining amounts have no expiration. The Company has a foreign net operating loss carryforward of $32,403,001 which expire in 2028-2030. The Company has state net operating carryforwards of $15,181,695 which expire between 2024-2041, and the remaining amounts have no expiration.

As of December 31, 2022, the Company has a federal and state net operating loss carryforward of approximately $38,733,732 and $17,975,553, respectively. Of those balances, the Company has $7,661,107 of federal net operating losses expiring in 2035-2037 and the remaining amounts have no expiration. The Company has a foreign net operating loss carryforward of $11,428,419 which expire in 2028-2029. The Company has state net operating carryforwards of $13,113,999 which expire between 2024-2041, and the remaining amounts have no expiration.

The timing and manner in which we can utilize our net operating loss carryforward and future income tax deductions in any year may be limited by provisions of the Internal Revenue Code regarding the change in ownership of corporations. Such limitations may have an impact on the ultimate realization of our carryforwards and future tax deductions. Section 382 of the Internal Revenue Code (“Section 382”) imposes limitations on a corporation’s ability to utilize net operating losses if it experiences an “ownership change.” In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. Any unused annual limitation may be carried over to later years, and the amount of the limitation may under certain circumstances be increased by the built-in gains in assets held by us at the time of the change that are recognized in the five-year period after the change. The Company has not conducted a formal ownership change analysis as required under Section 382; however, we intend to do so if we anticipate recognizing tax benefits associated with the net operating loss carryforwards.

As of December 31, 2023, the Company determined it is more likely than not that it will not realize our temporary deductible differences and net operating loss carryforwards, and as such, has provided a full valuation allowance on our net deferred tax asset.

During the years ended December 31, 2023 and 2022, the Company did not recognize any uncertain tax positions, interest or penalty expense related to income taxes. AgEagle files U.S. federal and state income tax returns, as required by law. The federal return generally has a three-year statute of limitations, and most states have a four-year statute of limitations; however, the taxing authorities can review the tax year in which the net operating loss was generated when the loss is utilized on a tax return. We currently do not have any open income tax audits. The Company is open to federal and state examination on the 2020 through 2022 income tax returns filed.

F-47

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 15 – Income Taxes - Continued

For the years ended December 31, 2023 and 2022, a reconciliation of income tax expense at the federal statutory rate to income tax expense at the Company’s effective rate is as follows:

	2023		2022
	Amount	Rate	Rate	Amount
Computed tax at the expected statutory rate	$(8,931,931)	21.00%	$(12,233,282)	21.00%
State and local income taxes, net of federal	(152,856)	0.36%	(193,910)	0.33%
Goodwill impairment	3,313,121	(7.79)%	8,590,427	(14.75)%
Other permanent items	41,757	(0.10)%	301,687	(0.51)%
Other adjustments	(1,762,090)	4.14%	(57,579)	0.09%
Stock compensation	(12,606)	0.03%	172,056	(0.30)%
Return to provision adjustment	196,163	(0.46)%	369,793	(0.63)%
Foreign tax differential	684,343	(1.61)%	700,596	(1.20)%
Change in valuation allowance	6,624,099	(15.57)%	2,350,212	(4.03)%
Income tax expense (benefit)	$—	0.00%	$—	0.00%

As of December 31, 2023 and 2022, the temporary differences, tax credits and carryforwards that gave rise to the following deferred tax assets (liabilities):

Deferred Tax Assets:	2023	2022
Other current liabilities	$17,806	$—
Equity compensation	1,109,854	1,001,945
Other accrued expenses	16,406	754,211
Net operating loss carry forward	16,889,316	10,396,086
Tax credits	150,351	150,351
Right of Use (ROU) - Liability	147,861	(127,473)
Total Deferred Tax Assets	$18,331,594	$12,175,120

Valuation Allowance	(17,794,764)	(11,170,665)

Deferred Tax Liabilities:
Property and equipment	(1,183)	(100,019)
Intangible assets	(410,463)	(1,036,649)
Right of Use (ROU) - Asset	(125,184)	132,213
Total Deferred Tax Liabilities	$(536,830)	$(1,004,455)
Net Deferred Tax	$—	$—

F-48

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 15 – Income Taxes- Continued

The Company’s provision is primarily driven by the full valuation allowance in 2023 and 2022.

The provision for income taxes consisted of the following for the years ended December 31, 2023 and 2022:

	2023	2022
Current
U.S. Federal	$—	$—
U.S. State	(5,750)	5,750
U.S. Foreign	—	—
Total current provision	(5,750)	5,750
Deferred	—	—
U.S. Federal	—	—
U.S. State	—	—
U.S. Foreign	—	—
Total deferred benefit	—	—
Change in valuation allowance	—	—
Total provision for income taxes	$(5,750)	$5,750

The Company’s loss before provision for incomes taxes consisted of the following amounts:

	For the Years Ended December 31,
	2023	2022
United States	$(32,930,150)	$(48,536,722)
International	(9,491,587)	(9,717,001)
Total net loss before provision for income taxes	$(42,421,737)	$(58,253,723)

Note 16 – Segment Information

The Company conducts the business through the following three operating segments: Drones, Sensors and SaaS.

The accounting policies of the operating segments are the same as those described in Note 2. Non-allocated administrative and other expenses are reflected in Corporate. Corporate assets include cash, prepaid expenses, notes receivable, right of use asset and other assets.

As of December 31, 2023 and 2022 and for the years then ended, operating information about the Company’s reportable segments consisted of the following:

Goodwill and Assets

	Corporate	Drones	Sensors	SaaS	Total
As of December 31, 2023
Goodwill	$—	$—	$7,402,644	$—	$7,402,644
Assets	$1,148,638	$8,666,641	$15,260,263	$80,359	$25,155,901

As of December 31, 2022
Goodwill	$—	$—	$18,972,896	$4,206,515	$23,179,411
Assets	$4,785,643	$14,930,789	$26,081,788	$8,386,654	$54,184,874

F-49

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 16 – Segment Information- Continued

Net (Loss) Income

	Corporate	Drones	Sensors	SaaS	Total
Year ended December 31, 2023
Revenues	$—	$6,197,049	$7,100,419	$443,930	$13,741,398
Cost of sales	—	3,770,886	3,439,350	1,067,922	8,278,158
Loss from operations (1)(2)	$(7,429,783)	$(9,287,814)	$(15,487,428)	$(6,945,087)	$(39,150,112)
Other income (expense), net	(2,060,844)	(211,698)	(998,580)	(503)	(3,271,625)
Net loss	$(9,490,627)	$(9,499,512)	$(16,486,008)	$(6,945,590)	$(42,421,737)

Year ended December 31, 2022
Revenues	$—	$9,840,321	$8,655,434	$598,670	$19,094,425
Cost of sales	—	4,762,888	5,086,993	1,026,427	10,876,308
Loss from operations (3)	$(10,177,362)	$(22,004,223)	$10,958	$(32,106,210)	$(64,276,837)
Other income (expense), net	6,416,717	(356,095)	(30,893)	(6,615)	6,023,114
Net loss	$(3,760,645)	$(22,360,318)	$(19,935)	$(32,112,825)	$(58,253,723)

(1)	Includes goodwill impairment $15,776,767 for the Sensor and SaaS reporting segments.
(2)	Includes intangible impairment $5,899,307 for the Drones and SaaS reporting segments.
(3)	Includes goodwill impairment $41,687,871 for the Drones and SaaS reporting segments.

Revenues by Geographic Area

	Drones	Sensors	SaaS	Total
Year ended December 31, 2023
North America	$2,169,983	$2,655,443	$407,490	$5,232,916
Latin America	1,571,956	256,524	28,671	1,857,151
Europe, Middle East and Africa	2,183,763	2,957,644	1,254	5,142,661
Asia Pacific	271,347	1,117,485	6,515	1,395,347
Other	—	113,323	—	113,323
Total	$6,197,049	$7,100,419	$443,930	$13,741,398

Year ended December 31, 2022
North America	$5,320,034	$3,173,347	$598,670	$9,092,051
Europe, Middle East and Africa	3,537,463	3,309,039	—	6,846,502
Asia Pacific	982,824	1,756,253	—	2,739,077
Other	—	416,795	—	416,795
Total	$9,840,321	$8,655,434	$598,670	$19,094,425

F-50

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 17 – Subsequent Events

On January 18, 2024, the Company filed a S-1 with a purpose related to the resale by the Selling Shareholders (the “Selling Shareholders”), identified of up to 16,319,165 shares of common stock (the “Warrant Shares”), par value $0.001 per share (the “Common Stock”) of AgEagle Aerial Systems Inc., issuable upon the exercise of warrants (the “Warrants”) consisting of (i) 14,835,605 Warrant Shares underlying the Warrants at an initial exercise price of $0.1247 per warrant (which was adjusted to $0.10 per warrant as a result of the Common Stock Offering defined below) issued to the Selling Shareholders in a private placement pursuant to Investor Notices (as defined below) received by the Company from the Selling Shareholders on November 15, 2023, the Assignment, Waiver and Amendment Agreement (the “Assignment Agreement”) among the Company and the Selling Shareholders, dated November 15, 2023, and the Securities Purchase Agreement (the “Series F Agreement”) between the Company and one of its investors, dated June 26, 2022; and (ii) 1,483,560 Warrant Shares underlying the Warrants at the exercise price of $0.1247 per warrant initially issued to Dawson James Securities, Inc. (“Dawson”) in a private placement pursuant to an engagement letter between Dawson and the Company, dated November 15, 2023 (the “Engagement Letter”), of which Warrant for 1,281,796 Warrant Shares were subsequently assigned by Dawson to certain Selling Shareholders.

On February 1, 2024, the Company filed an amendment to the January 18, 2024 S-1 relating to the resale by the Selling Shareholders (the “Selling Shareholders”) of up to 16,319,165 shares of common stock (the “Warrant Shares”), par value $0.001 per share (the “Common Stock”) of AgEagle Aerial Systems Inc., issuable upon the exercise of warrants (the “Warrants”) consisting of (i) 14,835,605 Warrant Shares underlying the Warrants at an initial exercise price of $0.1247 per warrant (which was adjusted to $0.10 per warrant as a result of the Common Stock Offering defined below) issued to the Selling Shareholders in a private placement pursuant to Investor Notices (as defined below) received by the Company from the Selling Shareholders on November 15, 2023, the Assignment, Waiver and Amendment Agreement (the “Assignment Agreement”) among the Company and the Selling Shareholders, dated November 15, 2023, and the Securities Purchase Agreement (the “Series F Agreement”) between the Company and one of its investors, dated June 26, 2022; and (ii) 1,483,560 Warrant Shares underlying the Warrants at the exercise price of $0.1247 per warrant initially issued to Dawson James Securities, Inc. (“Dawson”) in a private placement pursuant to an engagement letter between Dawson and the Company, dated November 15, 2023 (the “Engagement Letter”), of which Warrant for 1,281,796 Warrant Shares were subsequently assigned by Dawson to certain Selling Shareholders.

On January 24, 2024, AgEagle Aerial Systems Inc. entered into an Agreement for the Purchase and Sale of Future Receipts, as amended (the “Future Receipts Agreement”) with a commercial lender (the “Buyer”) pursuant to which the Buyer purchased $1,512,000 (“Purchased Amount”) in future receipts of the Company at the discount price of $1,050,000. The Future Receipts Agreement was effective as of January 23, 2024. The Purchased Amount is remitted in weekly installments in the amount of $54,000 until the Purchased Amount has been satisfied. The Company is not paying an interest rate and there is no specified duration whereby the payment schedule expires. The Company may prepay the Purchased Amount within 30 calendar days by tendering the amount of $1,312,500.

On January 29, 2024, the Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Common Stock by unanimous written consent dated January 22, 2024 (the “Written Consent”) which became effective February 9, 2024.

On February 8, 2024, AgEagle Aerial Systems Inc. entered into a Securities Purchase Agreement (the “SPA”), as subsequently amended, with Alpha Capital Anstalt (“Alpha”), pursuant to which Alpha purchased 10,000 shares of the Company’s Series F 5% Convertible Preferred Stock (the “Series F Convertible Preferred”) and warrants. The SPA provides that Alpha has the right, subject to certain conditions, including shareholder approval, to purchase up to an additional $25,000,000 of shares of Series F Convertible Preferred and Warrants in minimum aggregate subscription tranches of $2,000,000. In addition, the Company and Alpha entered into an Amendment Agreement to the SPA (the “Series F Amendment Agreement”) to lower the minimum aggregate subscription amount from $2,000,000 to $1,000,000.

F-51

AGEAGLE AERIAL SYSTEMS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

Note 17 – Subsequent Events- Continued

In conjunction, the Company and Alpha, entered into a Securities Purchase Agreement, pursuant to which the Company issued to Alpha an 8% original issue discount promissory note (the “Original Note”) in the aggregate principal amount of $3,500,000. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, the Company and Alpha amended the Original Note on August 14, 2023 (the “Note Amendment Agreement”) increasing the principal amount of the Original Note to $4,095,000, and modifying the timing of, and cure periods for, an Event of Default (defined in the Original Note) under the Original Note. As disclosed in a Current Report on Form 8-K filed on October 6, 2023 (the “October 2023 Form 8-K”), the Company and Alpha amended the Original Note on October 5, 2023 (the “Second Amendment”), which among other things, increased the principal amount of the Original Note by $595,000 and deferred payments and amortization payments due pursuant to the Original Note.

Simultaneously, on February 8, 2024, the Company and Alpha entered into a Securities Exchange Agreement (the “Exchange Agreement”), pursuant to which the parties agreed to exchange the Original Note for a Convertible Note due January 8, 2024 in the principal amount of $4,849,491 (the “Convertible Note”), convertible into Common Stock at the initial conversion price of $0.10 per share of Common Stock, subject to adjustment based on the effectiveness of the Company’s anticipated reverse stock split, as described therein.

On February 8, 2024, AgEagle Aerial Systems Inc. filed a Certificate of Amendment to its Articles of Incorporation, as amended to date (the “Charter”), effecting a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Reverse Split Amendment”). The Reverse Split Amendment was approved by the Board of the Directors of the Company (the “Board”) and became effective on February 9, 2024.

On February 9, 2024, after the reverse stock split, the outstanding common stock balance became 7,576,297 from approximately 151.5 million.

On February 15, 2024, AgEagle Aerial Systems Inc. announced the appointment of William (“Bill”) Irby to serve as president of the Company, effective as of February 12, 2024.

On March 6, 2024, AgEagle Aerial Systems Inc. entered into a letter agreement with Dawson James Securities, Inc. (“Dawson”) pursuant to which Dawson has agreed to serve, on an exclusive basis for a period of four months, as the sole placement agent for the Company, in connection with the offering of equity securities and equity-linked securities of the Company, including any restructuring, exercise and/or conversion solicitation and/or renegotiating the terms of any warrants to purchase shares of common stock, par value $0.001 per share (the “Common Stock”) and the solicitation of exercise of any additional investment right with respect to Securities of the Company.

Pursuant to the Engagement Agreement, the Company will pay a cash fee equal to $68,862.04 and issue to Dawson warrants to purchase such number of shares of Common Stock, equal to 10% of the aggregate number of shares of Common Stock issued or issuable in the Offerings. These Placement Agent Warrants will have the same terms as any warrants included in any Offering except that such Placement Agent Warrants will have a five (5) year term, an exercise price equal to 125% of the offering price per share and will not include any anti-dilution protection provisions in connection with a subsequent equity issuance, or otherwise.

Additionally, on March 6, 2024, the Company entered into a warrant exercise agreement with several institutional investors (“Investors”) holding warrants issued to such Investors pursuant a securities purchase agreement, dated as of June 5, 2023 in connection with a private placement (the “Existing Warrants”). The Exercise Agreement provides that for those Investors who exercise their Existing Warrants they will receive a reduction in the Exercise Price (as defined in the Existing Warrants) of $0.60 per share of Common Stock. The shares of Common Stock issuable upon exercise of the Existing Warrants were registered pursuant to a registration statement on Form S-1 File No. 333-273332 and declared effective on July 27, 2023. The Company will receive up to $497,700.60 from the exercise of the Existing Warrants. As a result of the Exercise Agreement, the conversion price of the Series F Convertible Preferred was reduced to $0.60 per share.

On March 6, 2024, in connection with the Assigned Rights, the Company received Investor Notices from Alpha and the Assignees for the aggregate purchase of 1,000 shares of Series F Convertible Preferred convertible into 829,394 shares of Common Stock at a conversion price of $1.2057 and warrants to purchase up to 829,394 shares of Common Stock (the “Warrants”) an exercise price of $1.2057 per share for an aggregate purchase price of $1,000,000. The Warrants will be immediately exercisable upon issuance and have a three-year term.

On March 7, 2024, AgEagle Aerial Systems Inc. announced the appointment of Malcolm Bradley Frost to serve as a Board Director of the Company, effective as of March 1, 2024.

As of March 31, 2024, Alpha has converted 3,130 shares of Preferred Stock Series F into 13,402,052 shares of Common Stock, post reverse split. In addition, on February 16, 2024, Alpha converted $100,000 worth of principle of the Promissory Note into 79,828 shares of Common Stock, post reverse split.

F-52

EXHIBIT 4.1

DESCRIPTION OF SECURITIES

The following summary description is based on the provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), our Amended and Restated Bylaws, (the “Bylaws”), and the applicable provisions of the Nevada Revised Statutes (the “NRS”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Certificate of Incorporation, our Bylaws and the NRS. Our Certificate of Incorporation and our Bylaws are filed as exhibits to our Annual Report on Form 10-K to which this description is filed as Exhibit 4.1.

General

Our authorized capital stock consists of 275,000,000 shares, consisting of 250,000,000 shares of common stock par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share, of which none are currently outstanding. Only our shares of common stock are registered under Section 12 of the Securities Exchange Act of 1934, as amended.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the NRS prescribes a different percentage of votes and/or exercise of voting power.

Dividend Rights

Subject to the rights of the holders of preferred stock, the holders of outstanding common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the Board of Directors may determine.

No Preemptive or Similar Rights

Holders of our common stock do not have preemptive rights and shares of our common stock are not convertible or redeemable.

Right to Receive Liquidation Distributions

Subject to the rights of the holders of preferred stock, as discussed below, upon our dissolution, liquidation or winding-up, our assets legally available for distribution to our stockholders are distributable ratably among the holders of common stock.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control or other corporate action. Our Board of Directors has previously designated (i) no shares have been designated as Series A Preferred Stock, (ii) 1,764 shares have been designated as Series B Preferred Stock, (ii) 10,000 shares have been designated as Series C Preferred Stock and (iii) 2,000 shares have been designated as Series D Preferred Stock and 1,050 shares have been designated as Series E. In June 2022, our board of directors designated a new series of Preferred Stock, the Series F 5% Preferred Convertible Stock (“Series F”), and authorized the sale and issuance of up to 35,000 shares of Series F. In a registered direct offering on June 26, 2022, the Company issued and sold to an existing shareholder 10,000 shares of Series F.

For the twelve months ending December 31, 2022, Alpha converted 4,137 shares of Preferred Stock Series F into Common Stock, with 5,863 shares of Series F remaining outstanding as of year-end 2022.

For the twelve months ending December 31, 2023, Alpha converted an additional 2,938 shares of Preferred Stock Series F into Common Stock, with 2,925 shares of Series F remaining outstanding as of current year-end.

On March 9, 2023, the Company issued and sold to the same shareholder an additional 3,000 shares of Preferred Stock Series F. As of the current year-end, there were no conversions related to these additional shares.

On November 15, 2023, the Company issued and sold an additional 1,850 shares of Preferred Stock Series F to the same shareholder above and three additional shareholders. For the twelve months ending December 31, 2023, 1,700 shares of Preferred Stock were converted into 17,000,000 of Common Stock with a remaining balance of 150 shares of Preferred Stock Series F.

On January 8, 2024, the shareholder converted 200 shares of Series F Preferred into 2,000,000 shares of Common Stock. As of the date hereof, such shareholder holds 5,725 shares of Series F Preferred. Accordingly, as of January 18, 2024, the Company had 5,875 shares of Series F Preferred outstanding.

On March 6, 2024, the Company entered into a letter agreement with Dawson as the sole placement agent for the Company, in connection with the offering of equity securities and equity-linked securities of the Company. The Company paid a cash fee of $68,862.04 and warrants to purchase 136,861 shares of Common Stock at an exercise price of $1.51 per share, will have a five (5) year term, an exercise price equal to 125% of the offering price per share and will not include any anti-dilution protection provisions in connection with a subsequent equity issuance, or otherwise.

On March 6, 2024, the Company received Investor Notices from Alpha and certain assignees for the aggregate purchase of 1,000 shares of Series F Convertible Preferred convertible into 829,394 shares of Common Stock at a conversion price of $1.2057 and warrants to purchase up to 829,394 shares of Common Stock an exercise price of $1.2057 per share for an aggregate purchase price of $1,000,000.

On March 6, 2024, the Company entered into a warrant exercise agreement (the “Exercise Agreement”) with several institutional investors (“Investors”) holding warrants issued to such Investors pursuant to the securities purchase agreement, dated June 5, 2023 (the “Existing Warrants”). The Exercise Agreement provides that for those Investors who exercise their Existing Warrants they will receive a reduction in the Exercise Price (as defined in the Existing Warrants) to $0.60 per share of Common Stock. The shares of Common Stock issuable upon exercise of the Existing Warrants were registered pursuant to a registration statement on Form S-1 File No. 333-273332 and declared effective on July 27, 2023. The Company received $497,700.60 from the exercise of the Existing Warrants.

Listing

Our common stock is listed on The NYSE American LLC under the symbol “UAVS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services. Its address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

Exhibit 21.1

1.	AgEagle Aerial, Inc., a Nevada Corporation
2.	EnerJex Kansas, Inc., a Nevada Corporation
3.	MicaSense, Inc, a Nevada Corporation
4.	Measure Global, Inc, a Nevada Corporation
5.	senseFly Inc., a Delaware Corporation
6.	senseFly S.A., a Swiss Corporation

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-273332 and 333-276592), Form S-3 (File Nos. 333-271304, 333-262414, 333-255940, 333-252801 and 333-273332) and Form S-8 (File No. 333-262225) of AgEagle Aerial Systems Inc. of our report dated April 1, 2024, which includes an explanatory paragraph relating to AgEagle Aerial System, Inc’s ability to continue as a going concern, relating to the consolidated financial statements of the Company as of and for years ended December 31, 2023 and 2022, which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

Orlando, Florida

April 1, 2024

EXHIBIT 31.1

CERTIFICATION

I, Grant Begley, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2023, of AgEagle Aerial Systems Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 1, 2024	/s/ Grant Begley
Grant Begley
Interim Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION

I, Mark DiSiena, certify that:

1.	I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2023, of AgEagle Aerial Systems Inc. (the “registrant”);

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 1, 2024	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AgEagle Aerial Systems, Inc. (the “Company”) on Form 10-K pursuant for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Grant Begley, Chief Executive Officer (Principal Executive Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2024

/s/ Grant Begley
Grant Begley
Interim Chief Executive Officer

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AgEagle Aerial Systems, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mark DiSiena, Chief Financial Officer (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 1, 2024

/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer

Exhibit 97.1

AGEAGLE AERIAL SYSTEMS INC.

CLAWBACK POLICY

Introduction

The Board of Directors (the “Board”) of AGEAGLE AERIAL SYSTEMS INC. (the “Company”) believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the “Policy”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and amendments adopted by the Securities and Exchange Commission (the “SEC”) to implement the aforementioned legislation, and the listing standards of the national securities exchange on which the Company’s securities are listed.

Administration

This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.

Covered Executives

This Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are listed, and such other senior executives/employees who may from time to time be deemed subject to the Policy by the Board (“Covered Executives”).

Recoupment; Accounting Restatement

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, the Board will require reimbursement or forfeiture of any excess Incentive Compensation (as defined below) received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

Incentive Compensation

For purposes of this Policy, Incentive Compensation means any of the following; provided that, such compensation is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure:

●	Annual bonuses and other short- and long-term cash incentives.
●	Stock options.
●	Stock appreciation rights.
●	Restricted stock.
●	Restricted stock units.
●	Performance shares.
●	Performance units.

Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures and may include, among other things, any of the following:

●	Company stock price.
●	Total stockholder return.
●	Revenues.
●	Net income.
●	Earnings before interest, taxes, depreciation, and amortization (EBITDA).
●	Funds from operations.
●	Liquidity measures such as working capital or operating cash flow.
●	Return measures such as return on invested capital or return on assets.
●	Earnings measures such as earnings per share.
●	“Non-GAAP financial measures” for purposes of Exchange Act Regulation G and 17CFR 229.10.

Excess Incentive Compensation: Amount Subject to Recovery

The amount to be recovered will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board.

If the Board cannot determine the amount of excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement on the applicable measure.

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Method of Recoupment

The Board will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder which may include, without limitation:

(a) requiring reimbursement of cash Incentive Compensation previously paid;

(b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;

(c) offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive;

(d)) cancelling outstanding vested or unvested equity awards; and/or

(e) taking any other remedial and recovery action permitted by law, as determined by the Board.

No Indemnification

The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation.

Interpretation

The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s securities are listed.

Effective Date

This Policy shall apply to any excess Incentive Compensation received by Covered Executives during the three immediately completed fiscal years preceding the date on which a company is required to prepare an accounting restatement. Notwithstanding the foregoing, this Policy shall be effective as of October 2, 2023 (the “Effective Date”) and shall apply to Incentive Compensation that is approved, awarded or granted to Covered Executives on or after that date.

Amendment; Termination

The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with any rules or standards adopted by a national securities exchange on which the Company’s securities are listed. The Board may terminate this Policy at any time.

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Other Recoupment Rights

The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

Impracticability

The Board shall recover any excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Board in accordance with Rule 10D-1 of the Exchange Act and the listing standards of the national securities exchange on which the Company’s securities are listed.

Successors

This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

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Exhibit 97.2

Exhibit 97.3

AGEAGLE AERIAL SYSTEMS, INC.

WHISTLEBLOWER POLICY

General

AgEagle Aerial Systems, Inc.’s Code of Ethics (“Code”) requires directors, officers and employees to observe high standards of business and personal ethics in the conduct of their duties and responsibilities. As employees and representatives of the Company, we must practice honesty and integrity in fulfilling our responsibilities and comply with all applicable laws and regulations.

Reporting Responsibility

It is the responsibility of all directors, officers and employees to comply with the Code and to report violations or suspected violations in accordance with the Whistleblower Policy.

No Retaliation

No director, officer or employee who in good faith reports a violation of the Code shall suffer harassment, retaliation or adverse employment consequence. An employee who retaliates against someone who has reported a violation in good faith is subject to discipline up to and including termination of employment. This Whistleblower Policy is intended to encourage and enable employees and others to raise serious concerns within the Company prior to seeking resolution outside of the Company.

Reporting Violations

The Code addresses the Company’s open door policy and suggests that employees share their questions, concerns, suggestions or complaints with someone who can address them properly. In most cases, an employee’s supervisor is in the best position to address an area of concern. However, if you are not comfortable speaking with your supervisor or you are not satisfied with your supervisor’s response, you are encouraged to speak with the Company’s Chief Financial Officer or anyone in management whom you are comfortable approaching. Supervisors and managers are required to report suspected violations of the Code of Conduct to the CFO, who has specific and exclusive responsibility to investigate all reported violations. For suspected fraud, or when you are not satisfied or uncomfortable with following the Company’s open door policy, individuals should contact the CFO directly.

Compliance Officer

The Company’s Chief Financial Officer shall serve as the Compliance Officer, who is charged with the responsibility of investigating and resolving all reported complaints and allegations concerning violations of the Code and, at his discretion, shall advise the Board of Directors.

Accounting and Auditing Matters

The Audit Committee of the Board of Directors shall address all reported concerns or complaints regarding corporate accounting practices, internal controls or auditing. The CFO shall immediately notify the Audit Committee of any such complaint and work with the Committee until the matter is resolved.

Acting in Good Faith

Anyone filing a complaint concerning a violation or suspected violation of the Code must be acting in good faith and have reasonable grounds for believing the information disclosed indicates a violation of the Code. Any allegations that prove not to be substantiated and which prove to have been made maliciously or knowingly to be false will be viewed as a serious disciplinary offense.

Confidentiality

Violations or suspected violations may be submitted on a confidential basis by the complainant or may be submitted anonymously. Reports of violations or suspected violations will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

Handling of Reported Violations

The CFO will notify the sender and acknowledge receipt of the reported violation or suspected violation within five business days. All reports will be promptly investigated, and appropriate corrective action will be taken if warranted by the investigation.

####

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 12, 2024

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 E. 34th Cir N
Wichita, Kansas	67226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Series F Convertible Preferred Stock Securities Purchase Agreement

As previously reported on a Current Report on Form 8-K filed on June 30, 2022, the Company entered into a Securities Purchase Agreement dated June 26, 2022 (the “Original SPA”), as subsequently amended by the Series F SPA Amendment Agreement dated February 8, 2024 (the “Series F Amendment Agreement”, and together with the Original SPA, the “SPA”), with Capital Anstalt (“Alpha”), pursuant to which Alpha purchased 10,000 shares of the Company’s Series F 5% Convertible Preferred Stock (the “Series F Convertible Preferred”) and a warrant to purchase 5,212,510 shares of the Company’s Common Stock. Pursuant to the terms of the SPA, Alpha has the right to purchase up to an aggregate of $25,000,000 stated value of the Series F Convertible Preferred and accompanying warrants (the “Additional Investment Right”), at a purchase price equal to the volume-weighted average prices (“VWAPs”) of the Company’s common stock for three trading days prior to the date Alpha gives notice to the Company that it will exercise its Additional Investment Right (the “Investor Notice”).

On April 12, 2024, the Company received an Investor Notice from Alpha for the aggregate purchase of 1,050 shares of Series F Convertible Preferred convertible into 1,418,919 shares of Common Stock, in the aggregate, at a conversion price of $0.74 and warrants to purchase up to 1,418,919 shares of Common Stock at an exercise price of $0.74 per share (based on the VWAPs of the Company’s common stock for April 9, 2024, April 10, 2024, and April 11,2024) for an aggregate purchase price of $1,050,000 (the “Purchase Price”). The Warrants will be immediately exercisable upon issuance and have a three-year term.

The foregoing descriptions of the Original SPA, and the Series F Amendment Agreement, do not purport to be complete and are qualified in their entirety by references to the Original SPA filed as Exhibit 10.1 to the Current Report on Form 8-K filed on June 30, 2022, and the Series F Amendment Agreement filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 8, 2024, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 3.02. The Series F Convertible Preferred and Warrants are being issued and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a Current Report on Form 8-K filed on December 29, 2023, the Board of Directors (the “Board”) of the Company appointed Mr. Grant Begley, current Chairman of the Board, to serve as the Interim Chief Executive Officer of the Company, effective January 1, 2024, and continuing until such time as a new Chief Executive Officer of the Company is appointed by the Board. Effective as of April 15, 2024, Mr. Grant Begley ceased to serve as the Interim Chief Executive Officer of the Company, and the Company and William (“Bill”) Irby entered into an Executive Employment Agreement (the “Employment Agreement”) setting forth the terms of Bill Irby’s appointment as Chief Executive Officer and Director of the Company effective as of April 15, 2024. As previously announced, Bill Irby had served as President of the Company, since February 12, 2024. Mr. Begley continues as Chairman of the Board of the Company.

Pursuant to the Employment Agreement, Bill Irby will receive an annual base salary of $375,000 per year, subject to annual performance reviews by the Compensation Committee of the Board of Directors (the “Compensation Committee”). In accordance with the 2017 Omnibus Equity Incentive Plan and any related RSU award agreement, and as approved by the Compensation Committee, Mr. Irby will be eligible to receive a sign on bonus of restricted stock units (“RSUs”) with a fair value of up to $60,000 and a sign on performance bonus of RSUs with a fair value of up to $300,000. In addition, Mr. Irby is entitled to receive an annual performance bonus, which will be determined each year by the Compensation Committee. Pursuant to the Employment Agreement, Mr. Irby is also provided with severance benefits in the event of termination without cause.

A copy of the Employment Agreement is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of Bill Irby’s employment is subject to, and qualified in its entirety by the Employment Agreement.

Bill Irby previously served as President of MTI Motion, a Steel Partners company specializing in motors and hardware for aircraft, weapons systems, and commercial equipment from November 2022 until February 2024. He has a long career spanning several executive roles in innovative defense organizations. Bill has served as the Chief Operating Officer at Martin UAV (assisting in its acquisition by Shield AI) from March 2021 to December 2021, President of the Reconnaissance Mission Systems sector of L3Harris Technologies from October 2018 through February 2021, SVP/GM of Textron Systems’ Unmanned Systems business from November 2012 until October 2018, and as VP of two business units at Northrop Grumman in Intelligence, Surveillance, and Reconnaissance (ISR) and Tactical Communications.

Before joining the defense industry, Bill served as a combat engineer in the United States Marine Corps. He holds a Bachelor of Science in Engineering from the US Naval Academy, a Master of Science in Technical Management from Johns Hopkins University, and an Executive Certificate in the General Manager Program at Harvard Business School. As a longtime Uncrewed Vehicle Systems International (AUVSI) board member, since April 2015, Bill continues serves as Chairman after previous roles as Executive Vice Chair, and Treasurer. He also brings his expertise to the advisory boards of Ghost Robotics, Secmation, and LaunchPoint EPS. The Company believes that Bill Irby’s experience in engineering and aviation, in addition to holding executive roles in innovative defense organizations will make him a vital resource to the Company.

There is no family relationship between Bill Irby and any other executive officer or director of the Company. There have been no related transactions that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01. Regulation FD Disclosure.

On April 18, 2024 the Company issued the press release furnished as Exhibit 99.1 hereto.

The information furnished pursuant to Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated April 15, 2024 between AgEagle Aerial Systems, Inc. and William Irby.
99.1	AgEagle Aerial Systems Inc. Press Release dated April 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Mark DiSiena
	Name:	Mark DiSiena
	Title:	Chief Financial Officer
Dated: April 18, 2024

Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (“Agreement”) is entered into by and between AGEAGLE AERIAL SYSTEMS, INC., a Nevada corporation, on behalf of itself, its subsidiaries and other corporate affiliates (collectively referred to herein as the “Company”), and WILLIAM IRBY (“Executive”) (the Company and Executive are collectively referred to herein as the “Parties”) as of ________, 2024 (the “Effective Date”).

WHEREAS the Company is engaged in the business of production and sales of Unmanned Aerial Vehicles and related activities; and

WHEREAS Executive has been employed by the Company as President since February 12, 2024, pursuant to the terms and conditions of the Offer of Employment executed January 25, 2024 (“Offer”) attached as Exhibit A; and

WHEREAS Executive desires to be employed by the Company on the terms and conditions set forth herein and the Company desires to promote and employ Executive on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the agreements, promises, obligations, representations, restrictions and covenants contained herein and in consideration of Executive’s employment by the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Executive, the Company and Executive hereby agree as follows:

1. Incorporation. The foregoing recitals and any exhibits referred to herein and attached hereto are true and correct and are incorporated hereby this reference.

2. Employment. In exchange for the Compensation (as defined in Section 3 hereof) and subject to the other terms and conditions hereinafter set forth, the Company hereby employs Executive as the Chief Executive Officer beginning April 15, 2024 (“CEO Commencement Date”). Notwithstanding the preceding sentence, Company and Executive acknowledge and agree that any employment of the Executive by the Company shall be “at will” and may be terminated by either Party at any time and for any reason or no reason. Executive accepts such employment and agrees to devote Executive’s full time to the Company business, including, but not limited to, the duties set forth in Exhibit B. Additionally, the Executive may have additional duties, assigned, removed or modified from time to time by the Company Board of Directors (the “Board”), but which shall include service on the Board, as a representative of Company’s Executive Team, simultaneously with serving at Chief Executive Officer. The Executive covenants, represents and warrants that Executive will, at all times, honestly and fairly conduct Executive’s duties as set forth in this Section 2 and will at all times maintain the highest of professional standards in representing the interests of the Company. Executive will comply with the Company’s policies, decisions and instructions, which may be changed by the Company over time. Further, the Executive shall keep records as directed by the Company and all records kept by the Executive relating to the Company’s business shall be the sole and absolute property of the Company.

3. Compensation. The compensation package set forth in this Section 3 shall replace the compensation terms set forth in the Offer and are not intended to be in addition to the prior terms. Adjustments have been made with respect to the base salary and to the number of RSUs. The RSU adjustment is intended to true up the total percentage of outstanding shares Executive could earn, under the terms and conditions set forth herein, in alignment with the percentage offered to the Executive pursuant to the Offer.

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a. Base Annual Salary. Beginning with the CEO Commencement Date, Executive will be paid $375,000 per year, in accordance with the Company’s standard payroll procedures, including appropriate federal, state and local withholdings and taxes, as required pursuant to any law or governmental regulation or ruling.

b. Sign On Bonus, Pursuant to the terms of the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”) and any related RSU award agreement, Executive will receive, following approval by the Board, a maximum of 31,004 RSUs, which may be reduced such that the value does not exceed $60,000 total award value, determined at the time of Board approval (the grant/award date), with 50% of the RSUs to cliff vest one year after Commencement Date (as defined in Exhibit A), and the remainder to cliff vest two years after Commencement Date. Vesting requires continued employment through each vesting date.

c. Sign On Performance Bonus RSU: Pursuant to the terms of the Plan and any related RSU award agreement, Executive will receive a maximum of 155,016 RSUs, RSU Performance Bonus component, which may be reduced such that the value does not exceed $300,000, with award value determined at close of business on the day the award is approved by the Board, with 34% of the total RSU award to cliff vest one year after the award date, based on achievement of performance goals as determined by the Board, 33% of the original award amount to cliff vest two years after the award date based on achievement of performance goals as determined by the Board for year two performance, and the remainder to cliff vest three years after the award date based on achievement of performance goals as determined by the Board for year three performance. Vesting requires continued employment through each vesting date.

d. First Year Performance Bonus Potential: Executive will be eligible to receive an annual performance bonus, which will be determined each year by the Compensation Committee and approved by the Board. The Performance Bonus is intended to be made up of cash and RSU awards; however, at the total discretion of the Board, either component may be replaced, in part or in full, by cash or RSUs, provided that the Cash Performance Bonus component awarded shall consist of at least fifty percent (50%) cash as follows: (i) Cash Performance Bonus component will be up to a maximum of $100,000 and (ii) Maximum of 31,004 RSUs, RSU Performance Bonus component, which may be reduced such that the value does not exceed $60,000, with award value determined at close of business on the day the award is approved by the Board, with 50% of the total RSU award to vest at the time of the award date and 50% of the original award amount to vest one year after the award date. Eligibility for the First Year Performance. Bonus will follow completion of the remainder of this (2024) calendar year of employment, with performance evaluated and Performance Bonus determination to occur no later than the end of the first quarter following the calendar year for which performance is being reviewed. The Performance Bonus is subject to continued employment with the Company through the end of the full calendar year for which the Cash Performance Bonus is being awarded and, for RSU Performance Bonus, through the date when the vesting occurs.

i. Timing of Performance Bonus. Except for First Year Performance Bonus, eligibility for the Performance Bonus will follow completion of one full calendar year of employment (January 1- December 31), with performance evaluated and bonus determination to occur no later than the end of the first quarter following the calendar year for which performance is being reviewed. The Performance Bonus is subject to Executive’s continued employment with the Company through the end of the full calendar year for which the cash bonus is being awarded and, for RSUs, through the date when the vesting occurs.

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ii. Assessment of Performance. The actual Performance Bonus amounts each year will be determined at the sole discretion of the Board based upon an assessment of a combination of Executive’s achievement of designated personal goals and the Company reaching designated corporate goals. Goals for a given calendar year will be established by the Board, in consultation with Executive.

The Board, in its sole discretion, may revise Executive’s compensation package, at any time, in accordance with a reasonable business purpose, including, but not limited to, review of Executive’s performance and of company performance. Generally, the Board shall review Executive’s compensation within sixty (60) days of the end of each full calendar year of employment. Furthermore, in the event that the Company shall effect any stock splits, all RSU awards/grants will be adjusted pursuant to Section 15.1 of the Plan.

4. Benefits. During the Term, as defined below, Executive shall be eligible to participate in and receive all benefits plans in effect from time to time for employees of the Company. The Company reserves the right to suspend, amend or terminate any employee benefit plan or program at any time.

5. Paid Time Off and Holidays. Executive shall be entitled to paid time off and holidays in accordance with the Company’s policy in effect for all employees. Executive is expected to take such leave at times as Executive determines in his reasonable discretion not to materially interfere with the Company business. Notwithstanding the preceding sentence, the Company shall have the discretion to modify the policy as appropriate for the business. Executive shall give the company reasonable advance notice of such leave. Executive shall accrue and receive full compensation and benefits during vacation leave periods in accordance with the appliable policies and/or plans of the company. Unused vacation time shall not entitle Executive to any additional compensation.

6. Expense Reimbursement. The Company shall reimburse Executive for reasonable and necessary out-of-pocket business expenses incurred by Executive in the performance of his duties hereunder. Executive shall utilize the expense system (currently “Concur”) and follow the expense reimbursement policy in effect at that time. Executive shall furnish the Company with evidence of such expenses as required to comply with the reporting and reimbursement policies established by the company from time to time.

7. Term and Termination. This Agreement shall commence on the Effective Date and continue in effect (the “Term”) until terminated by either party in accordance with this Section 7. Either party may, at any time, terminate this Agreement, with or without cause, and although Executive’s employment is “at will,” ninety (90) days prior written notice shall be given to the other party. The company may, at its option in lieu of a full ninety (90) day notice, pay Executive for all or any part of such notice period and terminate Executive’s employment hereunder immediately. Termination of this Agreement shall terminate both Executive’s role as CEO and Executive’s service as a member of the Board.

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a. With Cause. In addition, the Company may immediately terminate this Agreement upon any of the following events, with cause, without notice:

i. Executive shall have breached any of his material obligations under this Agreement, any other agreement with the Company or any of the Company’s policies as then in effect;

ii. Executive shall have engaged in harassment of, or other illegal conduct with regard to, Company’s other employees, contractors, representatives, customers or vendors;

iii. Executive’s negligence, neglect or disregard of duties in the performance of the Executive’s Duties or otherwise;

iv. Executive shall have engaged in any illegal conduct or other wrongful conduct with respect to the Company;

v. Executive’s commission of any act involving dishonesty or moral turpitude, including without limitations corporate theft, misappropriation of funds, breach of duty, fraud, self-dealing or other intentional harm against the Company; or

vi. Executive’s conviction of or pleading nolo contendere to any felony crime, other than traffic offenses.

b. Change of Control. Change of Control shall include a sale of the outstanding equity securities or assets of the Company and/or all or substantially all of its Subsidiaries by the holder(s) thereof to any Person (other than the company, any Subsidiary or any Affiliate of any of the foregoing) pursuant to which such Person, together with its Affiliates, directly or indirectly acquires (whether in one or multiple transactions) or otherwise owns, (1) more than fifty-one percent (51%) of the outstanding equity securities of the Company and/or all or substantially all of its Subsidiaries (whether by merger, consolidation, sale, transfer or otherwise), or (2) more than fifty-one percent (51%) of the assets of the Company and/or its Subsidiaries. Change of Control shall allow Executive to qualify for Severance as defined in Section 8 below, provided that Executive is terminated by the Company due to the Change of Control defined herein.

8. Severance. In the event the Company terminates this Agreement for reasons other than those set forth under Section 7(a), Executive shall be eligible to receive “Severance Benefits’ as follows:

a. Salary Component. If termination occurs for reasons qualifying Executive for Severance, under this Section 8, within the first two (2) years of Executive’s employment (from Commencement Date), Executive shall receive three (3) months of Executive’s base salary; if termination occurs for reasons qualifying Executive for Severance, under this Section 8, after two (2) years of Executive’s employment (from Commencement Date), Executive shall receive six (6) months of Executive’s base salary.

b. Health Plan COBRA Reimbursement. If termination occurs for reasons qualifying Executive for Severance, under this Section 8, within the first two (2) years of Executive’s employment, (from Commencement Date) Executive shall receive three (3) months of reimbursement towards the cost of actual COBRA premiums paid by Executive; if termination occurs for reasons qualifying Executive for Severance, under this Section 8, after two (2) years of Executive’s employment (from Commencement Date), Executive shall receive six (6) months of reimbursement towards the cost of actual COBRA premiums paid by Executive. Notwithstanding the preceding sentence, should the Executive be eligible for group health insurance benefits from another employer prior to the expiration of the three (3) or six (6) months reimbursement set forth herein, such reimbursement shall terminate as of the date of Executive’s eligibility for such group health benefits.

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Severance Benefits as outlined in this Section 8 shall be contingent upon Executive signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form provided to Executive by the Company on or about the date of Executive’s termination of employment (the Separation Agreement”). Severance Benefits shall also be contingent upon Executive’s professional cooperation in the timely transfer, to the person(s) identified by the Board, of information/knowledge associated with Executive’s duties.

9. Representations and Acknowledgements. Executive acknowledges and agrees that: (i) among the Company’s most valuable and indispensable assets are its Confidential Information and its close relationships with its Customers (defined below) and Suppliers (defined below, which includes, without limitation, employees), which the Company has devoted and continues to devote a substantial amount of time, money and other resources to develop; (ii) in connection with Executive’s employment with the Company, Executive will be exposed to and acquire the Company’s Confidential Information and develop, at the Company’s expense and support, special and close relationships with the Company’s Customers and Suppliers; (iii) Executive would not be able to engage in the activities restricted by the provisions of Sections 11 through 13 without using or disclosing Confidential Information and trade secrets of the Company; (iv) the Company’s Confidential Information and close relationships with its Customers and Suppliers must be protected; (v) the Company is employing or continuing to employ Executive only because of the promises and acknowledgements that Executive makes in this Agreement; (vi) to the extent required by law, the covenants in this Agreement are reasonable and do not impose a greater restraint on Executive than is necessary to protect the Company’s Confidential Information, close relationships with its Customers and Suppliers, and other legitimate business interests; (vii) Executive’s compliance with such covenants will not inhibit Executive from earning a living or from working in Executive’s chosen profession; and (viii) any breach of such covenants will result in the Company being placed at an unfair competitive disadvantage and cause the Company serious and irreparable harm to its business.

10. Confidentiality and Disclosure of Information. In the course of Executive’s employment hereunder, Executive will receive, contribute to the production of, become privy to the Company’s Confidential Information (as hereinafter defined). Executive further understands and acknowledges that this Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by Executive will cause irreparable harm to the Company, for which remedies at law will not be adequate.

a. Non-Disclosure. Executive agrees that during and in perpetuity after Executive’s employment by Company, Executive shall (i) hold in confidence and treat all Confidential Information as strictly confidential; (ii) not directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever, except as required in the good faith performance of Executive’s duties to the Company or with the prior consent of an authorized officer acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company, except as required in the good faith performance of Executive’s duties to the Company or with the prior consent of an authorized officer acting on behalf of the Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. To the extent permitted by applicable law, Executive shall promptly provide written notice of any such order to an authorized officer of the Company after receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company’s sole discretion. Executive agrees that during Executive’s employment by Company and in perpetuity thereafter, Executive shall hold in confidence and shall not directly or indirectly reveal report, publish, copy, duplicate, disclose, transfer or otherwise misappropriate any Confidential Information to any person or entity, or utilize such Confidential Information for any purpose, except within the course of Executive’s employment with Company.

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b. No Right to Retain. All notes, data, reference materials, sketches, drawings, memoranda, documentation and records in any form or media in any way incorporating or reflecting any Confidential Information of Company shall belong exclusively to Company. Upon termination of his employment for any reason, or at any time Company may request prior thereto, Executive shall immediately surrender and turn over to Company any of Company’s property whatsoever and all Confidential Information of Company, whether the same be in writing, print, copy, audio or video tape, computer program or disc, picture, or any other medium whatsoever, and whether appearing in original documents, summaries, excerpts, abstracts or other formats, and shall provide Company with all information necessary to access and use said Confidential Information. Executive shall have no right to retain any originals or copies of the foregoing for any reason whatsoever after termination of his employment hereunder without the express prior written consent of Company and, upon termination, Executive shall certify in writing that he no longer possesses and has not distributed or retained any Confidential Information of Company or any of Company’s property whatsoever.

c. Exceptions. Notwithstanding the terms of this Agreement, the obligation of Executive to protect the confidentiality of any Confidential Information shall terminate as to any information or materials which: (i) are, or become, public knowledge through no act or failure to act of Executive in violation of Executive’s obligations to the Company; (ii) are publicly disclosed by the proprietor thereof; (iii) are lawfully obtained without obligations of confidentiality by Executive from a third party after reasonable inquiry regarding the authority of such third party to possess and divulge the same; (iv) are independently developed by Executive from sources or through persons that Executive can demonstrate had no access to Confidential Information; or (v) are lawfully known by Executive at the time of disclosure other than by reason of discussions with or disclosures by Company. Executive’s confidentiality obligations set forth herein shall not be interpreted or applied in a manner that would conflict with Executive’s rights, if any, under the NLRA, as defined and further described in Section 18.

d. Confidential Information Defined. As used in this Agreement, “Confidential Information” means information or material, whether oral or written, that is proprietary to Company or designated (either expressly or by virtue of the manner in which such information or material is traditionally treated in business settings) as confidential information by Company and not generally known by non-Company personnel, which Executive may develop or which Executive may receive, obtain knowledge of or become privy to through or as a result of Executive’s relationship with Company (including information conceived, originated, discovered or developed in whole or in part by Executive). “Confidential Information” includes, but is not limited to, the following types of information and other information of a similar nature (whether or not reduced to writing): trade secrets, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flow charts, research, development, processes, procedures, “know-how”, marketing techniques and materials, marketing and development plans, names of employees and information related to them, customer names, contacts, and other information related to customers, price lists, pricing policies, and financial data, information and projections. “Confidential Information” also includes any information described above which Company obtains from another party and which Company treats as proprietary or designates as “Confidential Information,” whether or not owned or developed by Company. Information that is publicly known and that is generally employed by the trade or generic information or knowledge which Executive would have learned in the course of similar work elsewhere in the trade is not intended to and shall be deemed not to be a part of the “Confidential Information.”

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e. Non-Exhaustive. Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

f. Disclosure of Trade Secrets Exception. Executive acknowledges that Executive has been notified in accordance with the federal Uniform Trade Secrets Act (18 U.S. Code § 1839) that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive also acknowledges that nothing in this Agreement shall be construed to prohibit Executive from reporting possible violations of law or regulation to any governmental agency or regulatory body or making other disclosures that are protected under any law or regulation, or from filing a charge with or participating in any investigation or proceeding conducted by any governmental agency or regulatory body.

11. Agreement Not to Solicit Customers. Executive agrees that during his employment by Company and for a period of eighteen (18) months following termination of such employment for any reason whatsoever, Executive shall not, either directly or indirectly, on his own behalf or in the service of or on behalf of others, actually or attempt to, (i) solicit, initiate contact with, call upon, or otherwise enter into a relationship with any customers or actively sought prospective customers of Company with whom Executive had material contact during his employment with Company or about which Executive obtained Confidential Information (collectively, “Customers”), for the purpose of soliciting, selling, diverting to or otherwise providing products or services that are the same or similar to, or otherwise compete with, those of the Company (collectively, “Competitive Activities”), including, without limitation, engaging in the business of design, manufacture or sale of unmanned aerial aircraft technologies, unless agreed to in writing by both parties; or (ii) solicit, induce, or cause any Customer to terminate, reduce or refrain from renewing or extending its contractual or other business relationship with the Company. For purposes of this Agreement, “material contact” exists between Executive and each Customer with whom Executive personally interacts on behalf of Company, whether such interaction is conducted in person, in writing, by telephone or by other form of communication.

12. Agreement Not to Solicit Employees and Independent Contractors. Executive agrees that during Executive’s employment by Company and for a period of eighteen (18) months following termination of such employment for any reason, Executive will not, either directly or indirectly, on Executive’s own behalf or in the service of, or on behalf of others, actively encourage or induce the voluntary termination of, or recruit or hire, or attempt to recruit or hire, any person(s) then employed by or associated with Company as an employee or, on an exclusive basis, an independent contractor, consultant or other supplier of goods or services to the Company (collectively, “Suppliers”), whether or not such recruit or hire is a full-time, part-time or temporary employee, independent contractor or consultant, and whether or not such employment or other engagement is for a determined period or is at-will, for the purpose of employment, consultancy, or serving as an independent contractor for, directly or indirectly, any business entity which engages in the business of design, manufacture and sale of unmanned aerial aircraft technologies.

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13. Agreement Not to Compete. Executive agrees that during Executive’s employment by Company and for a period of eighteen (18) months following termination of such employment for any reason, Executive will not, either directly or indirectly, on Executive’s own behalf or in the service of, or on behalf of others, actually or attempt to, engage in the business of providing products or services that are the same or similar to, or otherwise compete with, those of the Company, including, without limitation, engaging in the business of design, manufacture or sale of unmanned aerial aircraft technologies, within the Territory (as defined below). As used herein, “Territory” means any state in the United States or any foreign country in which the Company is doing business or in which it is contemplating to do business pursuant to a then current business plan.

14. Proprietary Rights.

a. Work Product. Executive agrees that all inventions, ideas, writings, works of authorship, technology, discoveries, copyrightable or patentable subject matter, and other work product of any nature whatsoever that, in whole or in part, that are made, conceived, created, prepared, produced, authored, edited or amended (i) through the use of any of the Company’s Confidential Information or any of the Company’s equipment or facilities or (ii) by Executive, individually or jointly with others, during the period of Executive’s employment by the Company and relating in any way to the business or contemplated business, research or development of the Company (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), mask works, patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall belong exclusively to Company and shall be considered part of Confidential Information (as the case may be) for purposes of this Agreement. For purposes of this Agreement, Work Product includes, but is not limited to, Company information, including plans, publications, research, strategies, techniques, agreements, documents, negotiations, know-how, computer programs, computer applications, software design, web design, work in process, databases, manuals, developments, reports, graphics, drawings, sketches, market studies, formulae, notes, communications, algorithms, product plans, product designs, styles, models, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, specifications, customer information, customer lists, manufacturing information, marketing and advertising information, and sales information.

b. Work Product Protections. Company, its designees, and its assigns shall have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Work Product in any and all countries. Executive shall provide reasonable assistance to Company (at Company’s expense) to obtain and from time to time enforce patents, copyrights, and other statutory or common law Intellectual Property Rights for such Work Product in any and all countries. To that end, Executive shall execute, during and after his employment with Company, all documents reasonably related to the application, procurement, and enforcement of patents, copyrights, and other statutory or common law protections, as the Company or its counsel may request, together with any assignments thereof to Company or its designee.

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c. Work Made for Hire; Assignment. Executive acknowledges that, by reason of being engaged by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, Executive hereby irrevocably assigns to the Company, for no additional consideration, Executive’s entire right, title and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement.

d. Further Assurances; Power of Attorney. During and after Executive’s employment by the Company, Executive agrees to reasonably cooperate with the Company to (i) apply for, obtain, perfect and transfer to the Company the Work Product and Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (ii) maintain, protect and enforce the same, including, without limitation, executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by the Company. Executive hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on Executive’s behalf in Executive’s name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if Executive does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by Executive’s subsequent incapacity.

e. Moral Rights. To the extent any copyrights are assigned under this Agreement, Executive hereby irrevocably waives, to the extent permitted by applicable law, all claims Executive may now or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” with respect to all Work Product and all Intellectual Property Rights therein.

f. No License. Executive understands that this Agreement does not, and shall not be construed to, grant Executive any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software or other tools made available to Executive by the Company.

g. No infringement. Executive represents and warrants to the Company that all Work Product Executive delivers to the Company shall be original and shall not infringe upon or violate any patent, copyright or proprietary right of any person or third party.

h. License to Prior Invention. If Executive in the course of Executive’s employment for the Company incorporates into a Company product Work Product that Executive has, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of Executive’s employment with the Company in which Executive has a property right (each, a “Prior Invention”), Executive hereby grants to the Company a perpetual, nonexclusive, royalty-free, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use and sell such Prior Invention. Executive hereby represents and warrants that all Prior Inventions have been listed by Executive on Exhibit B hereto or, if no such list is attached, that there are no Prior Inventions. Executive will not incorporate any Work Product owned by any third party into any Company Work Product without the Company’s prior written permission.

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i. License to Information and Likeness. The Company shall have the right, but not the obligations, to use Executive’s name, photograph, likeness and approved biographical data for the purpose of advertising, marketing, promoting, publicizing and exploiting any matter related to the Company, its products and services and/or Executive’s duties performed hereunder.

j. Severability. To the extent this Agreement is required to be construed in accordance with laws of any state which precludes as a requirement in an Executive agreement the assignment of certain classes of inventions made by an Executive, this Section 14 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes.

15. Conflicts of Interest. During the term of his employment Executive shall not engage in activities or practices involving any possible conflict of interest. These activities or practices may subject Executive to disciplinary action, up to and including termination of employment. Executive should avoid at all times the appearance of, as well as an actual, conflict of interest.

a. Conflicts Defined. Conflicts of interest activities or practices include, but are not limited to: engaging in business conduct that is damaging to the reputation of the Company, accepting outside employment in any organization that does business with the Company or is a competitor of the Company, investing or having a financial interest in a private company which does business with the Company or having stock ownership in a publicly traded company which does business with the Company if the relationship(s) may influence Executive’s business decisions (this applies to Executive and to close relatives and is applicable at the time of hire and at any time during the course of employment). If an individual does own stock in a company that does business with the Company, the relationship should be disclosed upon employment and all significant business dealings with that company will be reviewed.

b. Gifts. Executive may not accept gifts from any person or company doing or seeking to do business with the Company. Executives are allowed to accept advertising novelties and other gifts of nominal value.

c. Offers of Items of Value. Executive may not give, offer, or promise, directly or indirectly, anything of value to any representative of any company doing business with the Company.

d. Selection of Vendors. Executive may not select vendors on the basis of anything other than the merit of their products or services or prices for such products or services.

e. Media Contact. Discussing company information, with the press, that a reasonable person could determine will be detrimental to the Company or its reputation, without prior authorization from management is also a conflict of interest.

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16. Security and Access. Executive agrees and covenants (i) to comply with all Company security policies and procedures as in force from time to time including without limitation those regarding computer equipment, telephone systems, voicemail systems, facilities access, monitoring, key cards, access codes, Company intranet, internet, social media and instant messaging systems, computer systems, e-mail systems, computer networks, document storage systems, software, data security, encryption, firewalls, passwords and any and all other Company facilities, IT resources and communication technologies (“Facilities and Information Technology Resources”); (ii) not to access or use any Facilities and Information Technology Resources except as authorized by Company; and (iii) not to access or use any Facilities and Information Technology Resources in any manner after the termination of Executive’s employment by the Company, whether termination is voluntary or involuntary. Executive agrees to notify the Company promptly in the event Executive learns of any violation of the foregoing by others, or of any other misappropriation or unauthorized access, use, reproduction or reverse engineering of, or tampering with any Facilities and Information Technology Resources or other Company property or materials by others.

a. Company Property. Executive acknowledges and agrees that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets, other work areas and other Facilities and Information Technology Resources, is subject to inspection by personnel of the Company at any time with or without notice. Executive acknowledges and agrees that Executive has no expectation of privacy with respect to the Company’s Facilities and Information Technology Resources and that Executive’s activity and any files or messages on or using any of such Facilities and Information Technology Resources may be monitored at any time without notice.

b. Exit Obligations. Upon (i) voluntary or involuntary termination of Executive’s employment or (ii) the Company’s request at any time during Executive’s employment, Executive shall (a) provide or return to the Company any and all Company property, including keys, key cards, access cards, identification cards, security devices, Company credit cards, network access devices, computers, cell phones, smartphones, equipment, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives and data and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or Work Product, that are in the possession or control of Executive, whether they were provided to Executive by the Company or any of its business associates or created by Executive in connection with Executive’s employment by the Company; and (b) delete or destroy all copies of any such documents and materials following return to the Company that remain in Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in Executive’s possession or control.

17. Non-disparagement. Executive agrees and covenants that Executive will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, statements or gestures concerning the Company’s products or services, and existing and prospective customers, suppliers, investors and other associated third parties, or make any maliciously false statements about the Company’s employees and officers. Notwithstanding the foregoing, this Section 17 shall not be interpreted or applied in a manner that would conflict with Executive’s rights, if any, under the NLRA, as defined and described in Section 18 below. Further, this Section does not apply to (i) truthful statements made in connection with legal proceedings, governmental and regulatory investigations and actions; (ii) any other truthful statement or disclosure required by law; or (iii) good faith intra-Company communications made for legitimate business reasons.

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18. NLRA Compliance. It is the policy of the Company to comply with the National Labor Relations Act (“NLRA”), including without limitation, Section 7 thereof. Thus, to the extent Executive is covered by the NLRA, nothing herein, or in any other the agreement between Executive and the Company or Company policy, shall prohibit Executive together with other Company employees from (i) self-organizing, forming joining or assisting labor organizations; (ii) bargaining collectively through representatives of their own choosing; (iii) discussing wages, hours, working conditions, other labor policies or unionism or for the purpose of collective bargaining or other mutual aid or protection; or (iv) posting pictures or videos of employees engaged in such activities or other activities involving collective bargaining or other mutual aid or protection. However, the Company has an “open door” policy and encourages employees to address such matters instead with their supervisors or a member of management.

19. Remedies. Executive acknowledges that the Company’s Confidential Information and the Company’s ability to reserve it for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by Executive, or any other material breach of Executive’s promises and covenants herein, will cause irreparable harm to the Company, for which remedies at law will not be adequate. In the event of a breach or threatened breach by Executive of any of the provisions of this Agreement, Executive hereby consents and agrees that the Company shall be entitled to, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that monetary damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief. Additionally, each of the covenants and restrictions to which Executive is subject under this Agreement, including, without limitation those in Sections 11 through 13, shall each be construed as independent of any other provision in this Agreement or any other agreement between Executive and the Company, and the existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and restrictions.

20. Goodwill, Loyalty and No Conflict.

a. Goodwill. The Executive acknowledges and agrees that the Company provides the opportunities and the resources for the Executive to initiate, establish, develop and/or enhance contacts and relationships within the business of the Company. Further, the Executive acknowledges and agrees that the Company will provide immediate and continuing access to Confidential Information as may be appropriate. All goodwill and other benefits (collectively, the “Goodwill”) derived from such efforts described in this paragraph shall inure solely to the benefit of the Company. The Executive recognizes that the Goodwill is a valuable asset of the Company. The Executive acknowledges that, in exchange for the covenant and considerations described herein (including, without limitation, the disclosure and access to Confidential Information described in this Agreement), the Executive agrees to comply with the Restrictive Covenants and to refrain from using the Goodwill for the benefit of any other person or entity other than for the benefit of the Company and in furtherance of the Executive’s employment duties.

b. Duty of Loyalty. The Executive acknowledges that the Executive is a fiduciary of the Company and owes a duty of loyalty to the Company. The Executive hereby acknowledges that such duty of loyalty is a contractual duty, the breach of which will subject the Executive to liability to the Company, including without limitation, the Company’s attorney’s fees and costs, if the company pursues any claim arising from such breach.

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c. No Conflict. Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, beach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which the Executive is bound, (ii) Executive is not a party to or bound by an employment agreement or non-compete which would be breached by the Executive’s execution of this Agreement or performance of the obligations of the Executive set forth herein, and (iii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

21. Successors and Assigns.

a. Assignment by the Company. The Company may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

b. No Assignment by Executive. Executive may not assign this Agreement or any part hereof. Any purported assignment by Executive shall be null and void from the initial date of purported assignment.

22. Governing Law; Jurisdiction and Venue; Jury Waiver. This Agreement, for all purposes, shall be construed in accordance with the laws of the State of Texas without regard to conflicts-of-law principles. Any action or proceeding by either Party against the other Party, including, without limitation, to enforce this Agreement or otherwise relating to or arising out of Executive’s employment with the Company (or the termination thereof), shall be brought only in any state or federal court located in or closest to Collin County. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. Executive and the Company each hereby waive the right to trial by jury in any such court action or proceeding between them, regardless of the subject matter, including, without limitation, any action or proceeding based upon, arising out of, or in any way relating to this Agreement and all matters concerning Executive’s employment (or the termination thereof) with the Company.

23. Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

24. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by Executive and by a duly authorized officer of the Company (other than Executive). No waiver by either of the Parties of any breach by the other Party hereto of any condition or provision of this Agreement to be performed by the other Party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

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25. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law. The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

26. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

27. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Photographic copies, electronically scanned copies and other facsimiles of this Agreement (including such signed counterparts) may be used in lieu of the originals for any purpose.

28. At-Will Employment; No Oral Agreements. As previously set forth in Section 2, the Company and Executive acknowledge and agree that this Agreement does not affect the ability of either party to terminate their employment relationship, which relationship, unless otherwise agreed to in writing signed by an officer of the Company, may be terminated at any time, for any or no reason. No supervisor, manager or other Company representative has the authority to make any verbal promises, commitments, or statements of any kind regarding the Company’s policies, procedures or any other issues that are legally binding on the Company.

EXECUTIVE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THESE TERMS AND CONDITIONS OF EMPLOYMENT AND AGREES THAT THESE TERMS AND CONDITIONS ARE NECESSARY FOR THE REASONABLE AND PROPER PROTECTION OF THE COMPANY’S BUSINESS. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS ADVISED HIM THAT HE IS ENTITLED TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY OF HIS SELECTION PRIOR TO SIGNING, AND HE HAS EITHER DONE SO OR ELECTED TO FOREGO THAT RIGHT.

Signatures on Next Page

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date above.

COMPANY: AGEAGLE AERIAL SYSTEMS, INC.

By:

Name:

Title:

EXECUTIVE: WILLIAM IRBY

Signature:

Print Name:

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EXHIBIT A

OFFER LETTER BETWEEN COMPANY AND WILLIAM IRBY

EXECUTED JANUARY 25, 2024

EXHIBIT B

EXECUTIVE’S DUTIES

EXHIBIT C

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

Exhibit 99.1

AgEagle Aerial Systems eBee VISION Drones Impress at Global Government and Military Events

Company President Bill Irby Promoted to CEO Effective April 15, 2024

WICHITA, Kan., April 18, 2024 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, today announces the Company’s recent eBee VISION UAS showcase events conducted in collaboration with various trusted partners across the globe.

The Company showcased the eBee VISION UAS for the following government and military entities.

-	Florida Public Safety and Power Department: In collaboration with partner Drone Works, AgEagle demonstrated the product to senior public safety officials as well as the power department to provide monitoring of remote power line areas.

-	North Carolina National Guard: In collaboration with Company partner Tough Stump Technologies, the NC National Guard Special Forces Command previewed the eBee VISION’s ability to enhance the military end user’s operational capacity.

-	European and Brazilian Military Forces: Various events and meetings held in Europe and Brazil composed of representatives from military forces in Switzerland, Estonia, Latvia, Lithuania, Slovenia, Slovakia, Poland, Malta, Germania, Turkey and Brazil.

-	Guatemala: In collaboration with its partner in Guatemala, Global Agroservice, AgEagle conducted various demos and meetings with the Guatemala City Hall, intelligence and public security agencies, and other government representatives. The demos included day and night mapping (RGB and thermal capabilities), urban applications in the city of Guatemala, monitoring of traffic, and surveillance of high-risk zones with difficult access for the police. All missions delivered real-time video transmission from the drone to the City Hall and other authorities.

Bill Irby, recently promoted CEO of AgEagle, commented, “We are grateful for such high caliber opportunities to exhibit our trailblazing eBee VISION product, where we’re demonstrating the execution of our defense and security strategy. Events of this nature help AgEagle further solidify its competitive differentiation and value proposition while shaping new relationships with potential customers and strategic counterparts. As we continue to grow our sales pipeline, we remain committed to building revenue growth and long-term shareholder value.”

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock price. Factors that could cause actual results to differ materially from management’s current expectations include those risks and uncertainties relating to our competitive position, the industry environment, potential growth opportunities, and the effects of regulation and events outside of our control, such as natural disasters, wars, or health epidemics. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions, or circumstances on which any such statement is based, except as required by law.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com